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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039

March 13, 2013

Dear Stockholder:

        You are cordially invited to attend the Fluor Corporation 2013 annual meeting of stockholders. The meeting will be held on Thursday, May 2, 2013, beginning at 9:00 a.m. Central Daylight Time, at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Information about the meeting is presented on the following pages. In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and respond to stockholder questions. A map showing the meeting location is included for your convenience on the back page of this booklet.

        We hope that you will be able to attend the meeting. However, whether or not you plan to attend the meeting, we encourage you to review our proxy materials and promptly cast your vote over the Internet or by telephone. Alternatively, if you request or receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Voting in one of these ways will ensure that your shares are represented at the meeting.

        Thank you for your continued support of Fluor Corporation. I look forward to seeing you on May 2nd.

Sincerely,

David T. Seaton Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 2, 2013

        The annual meeting of stockholders of Fluor Corporation will be held at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, on Thursday, May 2, 2013, at 9:00 a.m. Central Daylight Time. At the meeting, our stockholders will consider and vote on the following matters:

  1.
  The election of the nine Class I and Class II directors named in the proxy statement to serve until the 2014 annual meeting of stockholders and until their respective successors are elected and qualified.

  2.
  An advisory vote to approve the company's executive compensation.

  3.
  The approval of our Amended and Restated 2008 Executive Performance Incentive Plan.

  4.
  The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013.

  5.
  Such other matters as may be properly presented at the meeting or any adjournment thereof.

        All stockholders of record at the close of business on March 8, 2013 are entitled to receive notice of, and to vote at, the annual meeting. Stockholders are cordially invited to attend the meeting in person; however, regardless of whether you plan to attend the meeting in person, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials (the "Notice"), by either voting your shares over the Internet or by phone, as promptly as possible. Alternatively, if you wish to receive paper copies of your proxy materials, including the proxy card, please follow the instructions in the Notice. Once you receive paper copies of your proxy materials, please complete, sign, date and promptly return the proxy card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card to authorize the voting of your shares over the Internet or by telephone. Your prompt response is necessary to ensure that your shares are represented at the meeting.

By Order of the Board of Directors,

Carlos M. Hernandez Senior Vice President, Chief Legal Officer and Secretary

March 13, 2013
Irving, Texas

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 2, 2013: This proxy statement and the company's 2012 Annual Report to Stockholders are available at www.proxyvote.com.

PROXY STATEMENT

March 13, 2013

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation (the "company" or "Fluor") of your proxy for use at the annual meeting of stockholders to be held at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, on Thursday, May 2, 2013, at 9:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement is first being mailed or made available to stockholders on or about March 13, 2013.

        The current mailing address of the principal executive offices of Fluor Corporation is 6700 Las Colinas Boulevard, Irving, Texas 75039. Please direct any communications to this mailing address.

PROPOSAL 1—ELECTION OF DIRECTORS

        At the 2011 annual meeting, the company's stockholders voted to phase out the classification of the Board and to provide instead for the annual election of directors, commencing with the 2012 annual meeting. Directors elected to three-year terms prior to or at the 2011 annual meeting are entitled to serve the remainder of such terms before standing for re-election. All directors will stand for annual election beginning with the 2014 annual meeting of stockholders.

        Nine directors, including four Class I directors and five Class II directors, have terms expiring at the 2013 Annual Meeting. Each of Peter K. Barker, Alan M. Bennett, Rosemary T. Berkery, James T. Hackett, Kent Kresa, Dean R. O'Hare, Armando J. Olivera, David T. Seaton and Nader H. Sultan has been nominated for election at the Annual Meeting to serve a one-year term expiring at the annual meeting in 2014 and until their respective successors are elected and qualified.

        Each of the nominees listed above has agreed to serve as a director of the company if elected. The company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees decline or are unable to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

        Under the standard applicable to the company's director elections, a director must receive the affirmative vote of a majority of the votes cast; except that directors shall be elected by a plurality of the votes cast if as of the record date for such meeting the number of director nominees exceeds the number of directors to be elected (a situation we do not anticipate). A majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee. If an incumbent director is not re-elected, the Governance Committee will consider his or her contingent resignation given prior to the meeting and make a recommendation to the Board on whether to accept or reject the resignation. The Board will then publicly announce its decision regarding whether to accept the resignation and, if not, the reasons why.

Biographical Information, including Experience, Qualifications, Attributes and Skills

        The following biographical information is furnished with respect to each of the nominees for election at the Annual Meeting and each of the other directors whose terms will continue after the Annual Meeting. The information presented includes information each director has given us about his or her age, all positions he or she holds with the company, his or her principal occupation and business experience for at least the past five years, and the names of other public companies of which he or she currently serves or has served as a director in the last five years. Directors are shown as serving from the dates of their original elections to the Board of Directors of Fluor prior to its reverse spin-off transaction in November 2000.

        As discussed further below under "Corporate Governance—Consideration of Director Nominees," the Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of members of the Board in the context of the current make-up of the Board. The company's directors have experience with businesses that operate in industries in which the company operates, such as oil and gas, power and government contracting, or have particular skills that are beneficial to the company's business, such as knowledge of financial matters, risk oversight or compliance and familiarity with non-U.S. markets. The following information highlights the specific experience, qualifications, attributes and skills that our individual directors possess which have led the Governance Committee to conclude that each such individual should continue to serve on the company's Board.

Class I Director Nominees

Director Since: 2007 Board Committees: Audit and Governance Independent: Yes	PETER K. BARKER, age 64
 Position and Business Experience:
 California Chairman of JPMorgan Chase & Co., a global financial services firm, from September 2009 until his retirement in January 2013; former Partner at Goldman Sachs & Co. until his retirement in May 2002; joined Goldman Sachs & Co. in November 1971.
 Key Attributes, Experience and Skills:
 Mr. Barker's vast experience in international financial and banking matters at JPMorgan Chase and Goldman Sachs makes him a valued member of our Board and Audit Committee. His more than 40 years of experience allow him to share insights with the Board on matters such as capital structure, mergers, acquisitions, financings and strategic planning as well as with regard to general business trends and accounting and financial matters.
 Other Board Service:

•

Director, Avery Dennison Corporation (Pasadena, California)

•

Former director, GSC Investment Corp. (New York, New York)

Director Since: 2011 Board Committee: Audit Independent: Yes	ALAN M. BENNETT, age 62
 Position and Business Experience:
 President and Chief Executive Officer of H&R Block, Inc., a publicly traded entity providing tax, banking and business and consulting services, from July 2010 until his retirement in May 2011; former Interim Chief Executive Officer of H&R Block, Inc. from November 2007 to August 2008; Senior Vice President and Chief Financial Officer of Aetna, Inc., a provider of health care benefits, from September 2001 to February 2007.
 Key Attributes, Experience and Skills:
 Mr. Bennett brings to the Board a deep understanding of business administration, business operations, finance and sales and marketing, developed through his experience as a former Chief Executive Officer, Chief Financial Officer and Vice President of Sales and Marketing. His leadership roles at H&R Block and Aetna provide the Board with valuable public company insights into business strategy and financial planning. In addition, he brings almost 40 years of experience in accounting and financial matters to our Audit Committee.
 Other Board Service:

•

Director, Halliburton Company (Houston, Texas)

•

Director, The TJX Companies, Inc. (Framingham, Massachusetts)

•

Former director, H&R Block, Inc. (Kansas City, Missouri)

•

Former director, Bausch & Lomb (Rochester, New York)

Director Since: 1997 Board Committees: Executive, Governance (Chair) and Organization and Compensation Independent: Yes	DEAN R. O'HARE, age 70
 Position and Business Experience:
 Chairman and Chief Executive Officer of The Chubb Corporation, the holding company for the Chubb Group of Insurance Companies, from June 1988 until his retirement in December 2002; joined The Chubb Corporation in 1963.
 Key Attributes, Experience and Skills:
 Mr. O'Hare's experience as the Chief Executive Officer of Chubb, a global insurance company in the Fortune 500, contributes significantly to our Board's oversight of risk, financial matters and international operations. His 40 years of experience with products that assist clients in managing exposure and minimizing risks allow him to provide insight to the Board on risk management, strategy and global operations. Additionally, his role as a director of other global companies brings diverse knowledge to our Board.
 Other Board Service:

•

Director, H.J. Heinz Company (Pittsburgh, Pennsylvania)

•

Director, AGL Resources, Inc. (Atlanta, Georgia)

Chairman of the Board Director Since: 2011 Board Committee: Executive (Chair) Independent: No	DAVID T. SEATON, age 51
 Position and Business Experience:
 Chairman (since February 2012) and Chief Executive Officer (since February 2011) of Fluor; Chief Operating Officer from November 2009 to February 2011; Senior Group President, Energy and Chemicals, Power and Government from March 2009 to November 2009; Group President, Energy & Chemicals from March 2007 to March 2009; joined Fluor in 1985.
 Key Attributes, Experience and Skills:
 Mr. Seaton, the company's Chief Executive Officer, brings to the Board extensive leadership experience with, and knowledge of, the company's business and strategy, particularly in the energy and chemicals markets. He has worked (and lived) in many Fluor locations, including the Middle East, and provides insight to the Board on the company's global operations. Additionally, his more than 25 years of service with the company provide the Board with a historical perspective on the company's growth and operations.
 Other Board Service:

•

Director, The Mosaic Company (Plymouth, Minnesota)

Class II Director Nominees

Director Since: 2010 Board Committee: Governance Independent: Yes	ROSEMARY T. BERKERY, age 59
 Position and Business Experience:
 Vice Chairman of UBS Wealth Management Americas and Chairman of UBS Bank USA, each a wealth management banking business, since March 2010. Former Vice Chairman, Executive Vice President and General Counsel of Merrill Lynch & Co., Inc., a global securities and financial services business, from October 2001 to December 2008; joined Merrill Lynch & Co., Inc. in 1983.
 Key Attributes, Experience and Skills:
Ms. Berkery's broad range of experience in financial, business and legal matters makes her a valued member of the company's Board. Her experience leading a $40 billion wealth management bank allows her to provide valued counsel on matters such as finance, banking arrangements, global business strategies, marketing and market risks. In addition, her 35 years in the legal field, both in private practice and in-house, with prior experience managing more than 900 members of a legal and compliance team for a global operation, make her an excellent resource to the Board and the Governance Committee on legal and compliance matters.

Director Since: 2001 Board Committees: Audit and Organization and Compensation Independent: Yes	JAMES T. HACKETT, age 59
 Position and Business Experience:
 Executive Chairman of Anadarko Petroleum Corporation, an independent oil and gas exploration and production company, since May 2012. Former Chief Executive Officer of Anadarko from December 2003 to May 2012.
 Key Attributes, Experience and Skills:
 Mr. Hackett has extensive knowledge of the global oil and gas industry based on his experience as Executive Chairman and former Chief Executive Officer of Anadarko Petroleum Corporation, former Chairman and Chief Executive Officer of Ocean Energy and former President and Chief Operating Officer of Devon Energy. His several decades of executive experience, as well as his experience serving on other public company boards and as Chairman of the Board of the Federal Reserve Bank of Dallas, enable him to provide respected financial guidance, as well as perspective about the ever-evolving energy market from which we derive a substantial portion of our revenues.
 Other Board Service:

•

Director, Anadarko Petroleum Corporation (The Woodlands, Texas)

•

Director, Bunge Limited (White Plains, New York)

•

Director, Cameron International Corporation (Houston, Texas)

•

Former director, Halliburton Company (Houston, Texas)

Director Since: 2003 Board Committees: Audit (Chair), Executive and Organization and Compensation Independent: Yes	KENT KRESA, age 74
 Position and Business Experience:
 Chairman Emeritus of Northrop Grumman Corporation, a global defense company, since September 2003. Former Chairman and Chief Executive Officer of Northrop Grumman Corporation from 1990 until April 2003.
 Key Attributes, Experience and Skills:
 Mr. Kresa's experience as the former Chairman and Chief Executive Officer of a major defense contractor, Northrop Grumman Corporation, provides him with extensive knowledge of financial and accounting matters for complex global organizations, as well as a thorough understanding of the intricacies of U.S. government contracting. Additionally, his role as a director of other global companies brings diverse knowledge to our Board. These skills provide our Board with special insight on matters relating to our financial reporting requirements, as well as those affecting our Government business. In light of his experience, the Board determined that his continued service beyond the year in which he reached 72 years of age was appropriate. Pursuant to our Corporate Governance Guidelines, no director may stand for election after the year in which he reaches 75 years of age.
 Other Board Service:

•

Director, MannKind Corporation (Valencia, California)

•

Former director, Avery Dennison Corporation (Pasadena, California)

•

Former director, General Motors Corporation (Detroit, Michigan)

Director Since: 2012 Board Committee: Audit Independent: Yes	ARMANDO J. OLIVERA, age 63
 Position and Business Experience:
 President (from June 2003) and Chief Executive Officer (from July 2008) of Florida Power & Light Company, an electric utility that is a subsidiary of a publicly traded energy company, until his retirement in May 2012; joined Florida Power & Light Company in 1972.
 Key Attributes, Experience and Skills:
 Mr. Olivera's tenure as the former President and CEO of one of the largest electric utilities in the United States provides him with extensive knowledge of financial and accounting matters, as well as a keen understanding of the power industry and its related regulations. His experience in the power industry provides valuable insight into one of our five business segments. Additionally, his role as a director of other public companies gives him the experience to provide valuable advice to our Board and its committees from a governance and risk perspective.
 Other Board Service:

•

Director, AGL Resources,  Inc. (Atlanta, Georgia)

•

Former director, Florida Power & Light Company (Juno Beach, Florida)

•

Former director, Nicor Inc. (Naperville, Illinois)

Director Since: 2009 Board Committees: Audit and Governance Independent: Yes	NADER H. SULTAN, age 64
 Position and Business Experience:
 Senior Partner in F&N Consultancy, a firm specializing in high level strategic advice related to the energy industry, since September 2004. Former Chief Executive Officer of Kuwait Petroleum Corporation.
 Key Attributes, Experience and Skills:
 Mr. Sultan brings great insight and high-level strategic contributions to the Board as a result of his more than 40 years of experience in the international energy business, most recently as a chief executive officer running a national oil company in the Middle East. He provides a valued global perspective with regard to national oil companies and the Middle East in terms of business operations, politics and culture. His opinions and understanding of the Middle East region are important since it is an area in which we are expanding our business presence and from which we have derived, and are continuing to derive, a portion of our revenues.
 Other Board Service:

•

Non-executive chairman of Ikarus Petroleum Industries Company (Kuwait)

Class III Directors—Term Expires 2014

Lead Independent Director Director Since: 1984 Board Committees: Executive, Governance and Organization and Compensation (Chair) Independent: Yes	PETER J. FLUOR, age 65
 Position and Business Experience:
 Chairman and Chief Executive Officer of Texas Crude Energy, LLC, an international oil and gas exploration and production company, since 2001; President and Chief Executive Officer of Texas Crude Energy from 1980-2001; joined Texas Crude Energy in 1972.
 Key Attributes, Experience and Skills:
 Mr. Fluor has 40 years of experience in the energy industry, most recently as Chairman and Chief Executive Officer of Texas Crude Energy, LLC. His vast knowledge of the global oil and gas industry and his experience managing international businesses, together with his unique heritage and understanding of our company's legacy, make him an invaluable asset to our Board. Mr. Fluor is our longest serving board member, providing 29 consecutive years of board experience, with extensive knowledge of our business operations, clients and executives.
 Other Board Service:

•

Director, Anadarko Petroleum Corporation (The Woodlands, Texas)

•

Director, Cameron International Corporation (Houston, Texas)

Director Since: 2003 Board Committees: Governance and Organization and Compensation Independent: Yes	JOSEPH W. PRUEHER, age 70
 Position and Business Experience:
 Former Schlesinger Professor, University of Virginia, from 2009 to August 2011; Former Consulting Professor and Senior Advisor, Stanford University, from 2001 to 2008; U.S. Ambassador to the People's Republic of China from 1999 to 2001; Admiral, U.S. Navy (Retired), Commander-in-Chief of U.S. Pacific Command from 1996 to 1999.
 Key Attributes, Experience and Skills:
 Admiral Prueher has more than 40 years of experience in dealing with military, security, foreign policy and global business matters. He brings to the Board an international, informed and seasoned set of perspectives, a well-developed engineering background, and extensive expertise and insights on Asia and the Pacific and business dealings with the U.S. government. Admiral Prueher strengthens our Board's ability to provide meaningful oversight and strategic guidance with regard to global operations, especially in relation to our Government business.
 Other Board Service:

•

Director, Emerson Electric Co. (St. Louis, Missouri)

•

Former director, Amerigroup Corporation (Virginia Beach, Virginia)

•

Former director, DynCorp International Inc. (Falls Church, Virginia)

•

Former director, Merrill Lynch & Co., Inc. (New York, New York)

•

Former director, Bank of America Corporation (Charlotte, North Carolina)

Director Since: 2004 Board Committees: Audit and Governance Independent: Yes	SUZANNE H. WOOLSEY, age 71
 Position and Business Experience:
 Chief Executive Officer of Woolsey Partners, LLC, a consulting firm specializing in alternative and renewable energy, since 2009. Former Chief Communications Officer (from 2000 to 2003) and Chief Operating Officer (from 1993 to 2000) of The National Academies, an independent, federally chartered policy institution that acts as an advisor to the nation on science, engineering and medicine.
 Key Attributes, Experience and Skills:
 Dr. Woolsey's broad range of experience in public policy, corporate and not-for-profit governance, operations and communications brings an informed perspective to the Board. Her years of working in the U.S. government (where, among other things, as a senior staff member of the Office of Management and Budget, she oversaw a significant portion of the Federal budget), as a consulting partner for Coopers & Lybrand and as Chief Operating Officer of The National Academies of Sciences and Engineering give her a deep understanding of financial management, organizational governance and project management that allows her to provide valued contributions to the Board.
 Other Board Service:

•

Director, Invesco Van Kampen closed-end funds (thirteen funds)

Board Recommendation

        The Board of Directors recommends a vote FOR the election of all nine director nominees.

CORPORATE GOVERNANCE

Corporate Governance Highlights

        The company has long believed that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will help manage the company for the long-term benefit of its stockholders. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various commentators on corporate governance and the practices of other public companies.

The following list highlights some of our more recent corporate governance initiatives and core governance values:
♦ Transitioning to Declassified Board. We have begun the process of declassifying our Board, which will be completely declassified, with all members elected on an annual basis, in 2014.

♦ Granted Stockholders the Right to Call a Special Meeting. In 2012, our Board (with the approval of stockholders) amended our Certificate of Incorporation to grant holders of at least 25% of our outstanding shares of common stock the right to call a special meeting of stockholders.
♦ Removed Supermajority Provisions. We have removed supermajority voting provisions from our corporate governance documents and replaced them with majority voting provisions.

♦ Maintaining Director Independence. All directors, with the exception of our Chairman and CEO, are independent. We also have a Lead Independent Director who presides over executive sessions of the independent directors of the Board and approves agendas and schedules.

        In late 2012, our Board reviewed all committee charters and amended the charters for our Audit, Governance and Organization and Compensation Committees. The Board also updated the company's Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors. You can access our current committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics for Members of the Board of Directors, as well as other information regarding our corporate governance practices, on our website at www.fluor.com under "Sustainability"—"Governance"—"Corporate Governance Documents." Our Code of Business Conduct and Ethics for Fluor employees can be found on our website at www.fluor.com under "Sustainability"—"Ethics and Compliance"—"The Code."

Board Independence

        In accordance with the New York Stock Exchange listing standards and our Corporate Governance Guidelines, our Board determines annually which directors are independent and, through the Governance Committee, oversees the independence of directors throughout the year. In addition to meeting the minimum standards of independence adopted by the New York Stock Exchange, a director qualifies as "independent" only if the Board affirmatively determines that the director has no material relationship with the company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the company). A relationship is "material" if, in the judgment of the Board, the relationship would interfere with the director's independent judgment.

        Our Board has adopted director independence standards for assessing the independence of our directors. These criteria include restrictions on the nature and extent of any affiliations the directors and their immediate family members may have with us, our independent accountants, organizations with which we do business, other companies where our executive officers serve as compensation committee members and non-profit entities with which we have a relationship. Our independence standards are included in our Corporate Governance Guidelines, which are available on our website at www.fluor.com under the "Sustainability"—"Governance" section.

        The Board, as recommended by the Governance Committee, has determined that the following directors, including each of those directors standing for election at the Annual Meeting (except Mr. Seaton), are independent of the company and its management under New York Stock Exchange listing standards and the standards set forth in the Corporate Governance Guidelines: Mr. Barker, Ms. Berkery, Mr. Bennett, Mr. Fluor, Mr. Hackett, Mr. Kresa, Mr. O'Hare, Mr. Olivera, Admiral Prueher, Mr. Sultan and Dr. Woolsey. The Board also determined that each of the members of the Audit, Governance and Organization and Compensation Committees has no material relationship with Fluor and is independent within the meaning of Fluor's director independence standards and New York Stock Exchange listing standards for such committee.

        The Board determined that Mr. Seaton is not independent under the New York Stock Exchange listing standards and our Corporate Governance Guidelines because of his employment as the Chief Executive Officer of the company. Our Board previously made the same determination with respect to our former chairman, Alan L. Boeckmann, who retired from our Board in 2012, because he was the prior chief executive officer of the company. In making its determination, the Board also considered that Ms. Berkery is an employee (but not an executive officer) of UBS Wealth Management Americas and UBS Bank USA and that the payments made by the company to UBS for bank account fees, lending fees, brokerage services and other non-advisory services were less than $1.0 million in each of the last three years. In addition, the Board reviewed (i) payments to Fragomen, Del Rey, Bernsen and Loewy, LLP ("Fragomen"), a global immigration law firm at which Mr. Barker's brother is a partner, and (ii) payments to PricewaterhouseCoopers ("PWC"), where Ms. Berkery's brother is a partner. With regard to Fragomen: (i) payments made in each of the last three years were under $1.0 million; (ii) the services Fragomen provides to the company are primarily related to the preparation and filing of visas, work permits and other immigration forms that support our global operations, and do not relate to business strategies; (iii) Mr. Barker's brother does not personally provide services to the company; (iv) Mr. Barker's brother receives no economic benefit from the Fragomen relationship with Fluor; and (v) the company hired Fragomen prior to Mr. Barker joining the Board. With regard to PWC: (i) the fees paid to PWC in each of the last three years were less than .01% of such firm's revenues; (ii) Ms. Berkery's brother does not personally provide services to the company; and (iii) the company hired PWC prior to Ms. Berkery joining the Board. In addition, it is important to note that Fluor, as a global corporation, and due to various securities regulations, utilizes multiple accounting firms for different kinds of services and, in fact, has retained each of the four major public accounting firms to provide various services during 2012. Finally, the Board considered that certain directors (Mr. Barker, Mr. Bennett, Mr. Fluor, Mr. Hackett, Admiral Prueher, Mr. Sultan and Dr. Woolsey) are board members of entities that did business with the company in 2012, 2011 and/or 2010. In each case noted above, the payments to or from any of the foregoing entities did not exceed the greater of $1 million or 2% of such other entity's consolidated gross revenues for any one of the last three fiscal years, and therefore fell below the thresholds of the company's independence standards.

        In addition, the Board reviewed charitable contributions made to non-profit organizations for which Board members (or their respective spouses) serve as an employee or on the board of directors. Specifically, the Board considered that certain directors and/or their family members (Mr. Barker, Mr. Bennett, Ms. Berkery, Mr. Fluor, Mr. Hackett, Mr. Kresa, Mr. O'Hare, Admiral Prueher and Dr. Woolsey) are affiliated with non-profit organizations that received contributions from the company in 2012, 2011 and/or 2010. No organization received contributions in a single year which exceeded the greater of 2% of such charitable organization's consolidated gross revenues or $100,000; and therefore these contributions fell below the thresholds of the company's independence standards.

        Finally, the Board noted the prior employment of J. Robert Fluor, II, the brother of Mr. Peter Fluor. J. Robert Fluor II was employed by a subsidiary of the company to provide community relations support through the end of 2012. He did not have policy-making authority and was, therefore, not an executive officer for purposes of our independence standards. J. Robert Fluor II is no longer an employee of the company or any of its subsidiaries.

Risk Management Oversight

        As part of its oversight function, the Board monitors how management operates the company. When granting authority to management, approving strategies and receiving management reports, the Board considers, among other things, the risks and vulnerabilities the company faces. In addition, the Board discusses risks related to the company's business strategy at the Board's annual strategic planning meeting every June. The Board also delegates responsibility for the oversight of certain risks to the Board's committees.

        Under the Audit Committee charter, the Audit Committee is responsible for reviewing and discussing with management the company's most significant risks, methods of risk assessment, risk mitigation strategies, and the overall effectiveness of the company's guidelines, policies and systems with respect to risk assessment and management. In particular, the Audit Committee considers risk issues associated with our overall financial reporting, disclosure process, legal matters, regulatory compliance and information technology, as well as accounting risk exposure and other operational and strategic risks. The Audit Committee is provided quarterly reports on enterprise risk management, including the geographic, operational and market risks facing our company. In carrying out its responsibilities related to risk oversight, the Audit Committee meets in executive sessions, at least quarterly, with the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the Chief Accounting Officer, the Chief Compliance Officer, the head of internal audit and the independent registered public accounting firm, to discuss particular risks facing the company.

        The Organization and Compensation Committee is also tasked with certain elements of risk oversight. The Organization and Compensation Committee annually reviews the company's compensation policies and programs, as well as the mix and design of short-term and long-term compensation, to confirm that our compensation programs do not encourage unnecessary and excessive risk taking.

        Finally, the Governance Committee is responsible for overseeing governance issues that may create governance risks, such as board composition, director selection and the other governance policies and practices that are critical to the success of the company. Each of the Audit, Governance and Organization and Compensation Committees report quarterly to the Board regarding the areas of risk they oversee.

Board Leadership

        The Chairman of the company's Board is elected by the Board on an annual basis. The Board, together with the Governance Committee, annually reviews the structure of the Board, and, as set forth in the company's Amended and Restated Bylaws and Corporate Governance Guidelines, the Board is empowered to choose any one of its members as Chairman of the Board. The Board has chosen Mr. Seaton, the company's Chief Executive Officer, to serve as the Chairman of the Board. The Board has determined that Mr. Seaton, the individual with primary responsibility for managing the company's day-to-day operations, is best positioned to chair regular Board meetings and to lead and facilitate discussions of key business and strategic issues. In his role as Chairman, Mr. Seaton presides over Board meetings, provides input on the agenda for each Board meeting and performs such other duties as the Board may request from time to time. However, the Board has also established a Lead Independent Director position, as it believes that the role of Lead Independent Director is useful for promoting good Board governance when the company has a non-independent Chairman. As discussed below, the Lead Independent Director is elected every three years, and his or her duties are closely aligned with the role of an independent, non-executive chairman. The Board believes that its current leadership structure provides independent Board leadership and engagement while also offering the benefits described above of having our Chief Executive Officer serve as Chairman.

        In addition, each of the Audit, Governance and Organization and Compensation Committees is composed entirely of independent directors. Consequently, independent directors directly oversee critical matters such as the compensation policy for executive officers, succession planning, our corporate governance guidelines, policies and practices, the director nominations process, our corporate finance strategies and initiatives, and the integrity of our financial statements and internal controls over financial reporting.

Lead Independent Director

        To provide for independent leadership, the Board has appointed a Lead Independent Director, whose primary responsibility is to preside over and set the agenda for all executive sessions of the independent directors of the Board. The Lead Independent Director also approves agendas and schedules for meetings of the Board and information sent to the Board, chairs Board meetings in the Chairman's absence, acts as a liaison between the independent directors and the Chairman, provides guidance on the director orientation process for new Board members, consults and communicates with stockholders, as appropriate, and monitors communications to the Board from stockholders and other interested parties. In 2012, the independent members of the Board designated Mr. Peter J. Fluor to serve in this position for a three-year term that expires in February 2015.

Board of Directors Meetings and Committees

        During 2012, the Board held five meetings, one of which was an extensive two-day strategic planning session. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which he or she served, with the exception of Mr. Olivera, a new director who attended two of the three meetings of the Board and Audit Committee held during his tenure. Mr. Olivera notified the Board of a conflict for one of the meetings prior to his election; and the Board excused his absence from the one meeting he missed.

        As discussed earlier, the Lead Independent Director presides over all executive sessions of the independent directors. Executive sessions of independent directors must take place at least quarterly according to our Corporate Governance Guidelines. During 2012, five executive sessions of the independent directors were held.

        A Board meeting immediately follows the annual meeting. The Board has a policy that directors attend the annual meeting of stockholders each year. All directors serving on the Board at that time attended the 2012 annual meeting of stockholders.

        Our Board has four standing committees:

  •
  Audit;

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  Executive;

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  Governance; and

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  Organization and Compensation.

        Each committee has a charter that has been approved by the Board. With the exception of the Executive Committee, each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Any recommended changes to the charters are then submitted to the Board for approval.

Audit Committee
Members: • Kent Kresa, Chair* • Peter K. Barker* • Alan M. Bennett* • James T. Hackett* • Armando J. Olivera* • Nader H. Sultan • Suzanne H. Woolsey
Each of the directors who serves on the Audit Committee is independent within the meaning set forth in the Securities and Exchange Commission (SEC) regulations, New York Stock Exchange listing standards and our Corporate Governance Guidelines.

None of the Audit Committee members serve on the audit committees of more than two other public companies.

*Audit Committee Financial Expert, as determined by the Board.

Meetings During Fiscal 2012: Five, including one to review the company's 2011 Annual Report, Form 10-K and proxy materials for the 2012 annual meeting. At the end of each of the four regular meetings of the committee, the members of the Audit Committee met privately with the company's independent registered public accounting firm, and also met with the company's head of internal audit and other members of management.
Key Responsibilities: The responsibilities of the Audit Committee and its activities during 2012 are described in the "Report of the Audit Committee" section of this proxy statement on pages 80-81.

Executive Committee
Members: • David T. Seaton, Chair • Peter J. Fluor • Kent Kresa • Dean R. O'Hare	The Executive Committee consists of the Chairman of the Board and the Chairs of each of the Board committees.
Meetings During Fiscal 2012: Two
Key Responsibilities: When the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and listing standards of the New York Stock Exchange.

Governance Committee
Members: • Dean R. O'Hare, Chair • Peter K. Barker • Rosemary T. Berkery • Peter J. Fluor • Joseph W. Prueher • Nader H. Sultan • Suzanne H. Woolsey	Each of the members of the Governance Committee is independent within the meaning set forth in the NYSE listing standards and our Corporate Governance Guidelines.
Meetings During Fiscal 2012: Four
Key Responsibilities: The Governance Committee's primary responsibilities, which are discussed in detail within its charter, are to:
• identify qualified candidates to be nominated for election to the Board and directors qualified to serve on the Board's committees;

•

develop, review and evaluate background information for any candidates for the Board, including those recommended by stockholders, and make recommendations to the Board regarding such candidates. For information relating to nominations of directors by our stockholders, see "—Consideration of Director Nominees" below;

• oversee the independence of directors;

•

develop, implement, monitor and oversee policies and practices relating to corporate governance, including the company's Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors; and

• oversee the annual evaluation of the Board and the committees of the Board.
The Governance Committee has the authority, under its charter, to engage, retain and terminate the services of outside legal counsel, search firms and other advisors.

Organization and Compensation Committee
Members: • Peter J. Fluor, Chair • James T. Hackett • Kent Kresa • Dean R. O'Hare • Joseph W. Prueher	Each of the members of the Organization and Compensation Committee is independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.
Meetings During Fiscal 2012: Five. Each of the four in-person meetings included an executive session attended by the committee members and the committee's independent compensation advisor.
Key Responsibilities: The Organization and Compensation Committee's primary responsibilities, which are discussed in detail within its charter, are to:

•

review and monitor the company's top level organizational structure and senior management succession planning and recommend the appointment of corporate officers and group executive officers of the company's principal operating units;

•

review and approve compensation strategy, set corporate goals and objectives relevant to the Chief Executive Officer, corporate officers and group executive officers, evaluate the achievement of these goals and set or, in the case of the Chief Executive Officer recommend, compensation levels;

•

establish the base salary, incentive compensation and other compensation for the company's named executive officers other than the Chief Executive Officer, and review and recommend to the Board the compensation of the Chief Executive Officer; and

• review the compensation for non-management directors.

The responsibilities of our Organization and Compensation Committee and its activities during 2012 are further described in the "Compensation Discussion and Analysis" section of this proxy statement. The Organization and Compensation Committee has the authority under its charter to delegate any portion of its responsibilities to a subcommittee denominated by it when appropriate, but did not do so in 2012.
Compensation Consultant: The Organization and Compensation Committee has the authority under its charter to engage, retain and terminate the services of outside legal counsel, compensation consultants and other advisors. In 2012, the Organization and Compensation Committee again engaged Frederic W. Cook & Co., Inc. to serve as its independent compensation consultant to advise the committee on all matters related to executive and director compensation. The compensation consultant conducts an annual review of the total compensation program for the Chief Executive Officer and other senior management reporting to him and, in doing so, completes a report benchmarking the senior executives against other executives with similar responsibilities in order to assist the Organization and Compensation Committee in making compensation decisions. The 2012 compensation review provided the committee with relevant market data and alternatives to consider when making compensation decisions in 2012 for the Chief Executive Officer and other senior management reporting to him. In addition, in 2012, the compensation consultant conducted a review of non-management director compensation and provided recommendations to the committee, which were subsequently recommended by the committee to the Board for approval.

Organization and Compensation Committee, Cont.
In early 2013, as part of the committee's oversight of certain aspects of risk, the compensation consultant conducted a broad-based review of the company's compensation programs and policies and discussed its findings with the committee, indicating that the company's compensation programs do not encourage behaviors that would create material risk for the company. Frederic W. Cook & Co., Inc. also provided verbal advice to the Organization and Compensation Committee at the meetings, attended executive sessions of the committee to respond to questions, and had individual calls and meetings with the Chair of the committee to provide advice and perspective on executive compensation issues. Frederic W. Cook & Co., Inc. was engaged by, and reports directly to, the committee and does not perform any other services for the company. None of the work of the compensation consultant has raised any conflicts of interest.

Consideration of Director Nominees

  Director Qualifications and Diversity

        The Board of Directors believes that the Board, as a whole, should include individuals with a diverse range of backgrounds and experience to give the Board both depth and breadth in the mix of skills represented for the benefit of our stockholders. As provided in our Corporate Governance Guidelines, while all directors should possess business acumen and must exercise sound judgment in their oversight of our operations, the Board endeavors to include in its overall composition an array of targeted skills that complement one another rather than requiring each director to possess the same skills, perspective and interests. Accordingly, the Board and Governance Committee consider the qualifications of directors and director nominees both individually and in the broader context of the Board's overall composition and the company's current and future needs.

        Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as nominees for director. The Governance Committee is responsible for reviewing with the Board on an annual basis (and as needed) the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This annual review takes into consideration issues of diversity of thought and background (including gender, race, ethnicity and age), experience, qualifications, attributes and skills. Certain criteria that our Board looks for in a candidate include, among other things, an individual's business experience and skills, judgment, independence, integrity, reputation and international background, the individual's understanding of such areas as finance, marketing, information technology, regulation and public policy, whether the individual has the ability to commit sufficient time and attention to the activities of the Board and the absence of any potential conflicts with the company's interests. The Board assesses its effectiveness in achieving these goals in the course of assessing director candidates, which is an ongoing process.

  Identifying and Evaluating Nominees for Director

        The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through various means, including current Board members, professional search firms, stockholders or other persons. Candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year. As described below, the Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. If a stockholder properly recommends an individual to the Governance Committee to serve as a director, all recommendations are aggregated and considered by the Governance Committee at a meeting prior to the issuance of the proxy statement for our Annual Meeting. Any materials provided by a stockholder in connection with the recommendation of a director candidate are forwarded to the Governance Committee, which will consider the recommended candidate in light of the director qualifications discussed above and the Board's existing composition. The Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a stockholder. In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

        In 2012, Mr. Olivera was recommended for nomination as a board member by one of the Board's independent directors.

  Stockholder Recommendations

        The policy of the Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described above under "—Identifying and Evaluating Nominees for Director." In evaluating those recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "—Director Qualifications and Diversity" above. Any stockholder wishing to recommend a candidate for consideration by the Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. This information should be addressed to Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for election. See "Additional Information—Advance Notice Procedures" on page 85 of this proxy statement, and Section 2.04 of our Amended and Restated Bylaws, which are included on our website at www.fluor.com under "Sustainability"—"Governance."

Certain Relationships and Related Transactions

        Peter J. Fluor, a member of our Board, is the brother of J. Robert Fluor, II, who was employed throughout 2012 by a Fluor subsidiary to assist with ongoing community relations efforts. J. Robert Fluor, II is no longer employed by Fluor and did not perform a policy-making function during his tenure (and was, therefore, not an executive officer). During 2012, J. Robert Fluor, II earned total compensation of approximately $260,000 from the company. The Organization and Compensation Committee, of which Peter J. Fluor is the Chair, did not individually review or approve J. Robert Fluor, II's compensation.

        In May 2012, the company entered into an agreement with its former Chief Financial Officer, D. Michael Steuert, pursuant to which he agreed to provide advisory and consultation services to the company as and when requested by the company for up to one year. Mr. Steuert was paid approximately $210,000 under the consulting agreement in 2012.

Review and Approval of Transactions with Related Persons

        The company has adopted a written policy for the approval of transactions to which the company is a party and the aggregate amount involved in the transaction will or may be expected to exceed $100,000 in any calendar year if any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members have or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

        The policy provides that the Governance Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. In addition, the Board has delegated authority to the Chair of the Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1,000,000. A summary of any new transactions pre-approved by the Chair is provided to the full Governance Committee for its review in connection with each regularly scheduled Governance Committee meeting.

        The Governance Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include, but are not limited to:

  •
  employment of immediate family members of directors, director nominees, executive officers and greater-than-5% beneficial owners in non-executive positions with the company;

  •
  business transactions with other companies at which a related person's only relationship is as an employee (other than an executive officer) if the amount of business falls below the thresholds in the New York Stock Exchange's listing standards and the company's director independence standards; and

  •
  contributions to non-profit organizations at which a related person's only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization's consolidated gross annual revenues.

        At least annually, a summary of new transactions covered by the standing pre-approvals described above is provided to the Governance Committee for its review.

Communications with the Board

        Individuals may communicate with the Board and individual directors by writing directly to the Board of Directors c/o Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group may do so by writing directly to the Lead Independent Director c/o the Chief Legal Officer and Secretary at the above address. The Lead Independent Director will, with the assistance of Fluor's internal legal counsel, be primarily responsible for monitoring any such communications from stockholders and other interested parties to the Board, individual directors, the Lead Independent Director or the independent directors as a group, and provide copies or summaries of such communications to the other directors as he considers appropriate.

        Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to know. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2012, Mr. Fluor, Mr. Hackett, Mr. Kresa, Mr. O'Hare and Admiral Prueher served on the Organization and Compensation Committee. As discussed above under "Certain Relationships and Related Transactions," Mr. Fluor's brother was an employee of a subsidiary of the company during 2012 but is no longer employed by the company. There are no compensation committee interlocks between the company and other entities involving the company's executive officers and directors.

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are asking stockholders to vote on an advisory resolution to approve the company's executive compensation as reported in this proxy statement. As described below in the "Compensation Discussion and Analysis" section of this proxy statement, the Organization and Compensation Committee has structured our executive compensation program to achieve the following key objectives that contribute to the company's long-term success:

Key Objective	Achievement of the Objective
Align Named Executives with Stockholders	•	Annual and long-term incentive programs reward named executives for achievement of short- and long-term goals that enhance stockholder value.
	•	Between 51% and 73% of named executive target direct compensation is equity-based.
	•	Named executives are expected to hold company shares or units with a value between two and six times their base salary and are prohibited from hedging or pledging company securities.
Pay for Performance	•	85% to 90% of annual incentive for named executives is tied to company performance, including corporate measures such as net earnings, return on assets employed and business segment performance.
	•	Long-term incentive payouts under our Value Driver Incentive Program are tied to the company's new awards and related margins, a key driver for stockholder returns.
Attract and Retain Top Talent	•	Total compensation for named executives is targeted at the 50th percentile of the peer group.

        We urge stockholders to read the "Compensation Discussion and Analysis" beginning on page 21, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 40 through 58, which provide detailed information on the compensation of our named executives. The Organization and Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our named executives reported in this proxy statement has supported and contributed to the company's success.

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

        RESOLVED, that the stockholders of Fluor Corporation (the "Company") approve, on an advisory basis, the compensation of the Company's named executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2013 Annual Meeting of Stockholders.

        This advisory resolution, commonly referred to as a "say on pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Organization and Compensation Committee will review and consider the voting results when evaluating our executive compensation program. An advisory stockholder vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. The company last held an advisory vote on frequency in 2011. After consideration of the vote of stockholders at the 2011 annual meeting of stockholders and other factors, the Board has decided to hold advisory votes to approve executive compensation annually until the next advisory vote on frequency occurs. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve executive compensation will be held at the 2014 annual meeting of stockholders.

Board Recommendation

        The Board of Directors recommends a vote FOR the approval of the advisory resolution to approve executive compensation.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

  Factors Influencing Named Executive Compensation

        To assist our stockholders in evaluating our "say on pay" proposal, the following is an overview of the key factors that influence the design of our executive compensation program:

  •
  Appropriate Peer Group.  To establish compensation for our named executives that aligns with the market, we benchmark our compensation and performance against the companies in our peer group. Since there are only six publicly-traded engineering and construction companies with revenues over $5.0 billion, the largest of which has revenues less than half our revenues, we must look beyond our industry to find an appropriate peer group. We believe the correct peer group consists of U.S. companies in the same Standard & Poor's Global Industry Classification Standard (GICS) codes as the company, our direct competitors and our key customers—and that are also generally comparable in revenues, number of employees and market capitalization. As a result, we are able to set compensation at levels that are not only appropriate for a company of our size, but also allow us to attract and retain key talent.

  •
  Target Total Direct Compensation at 50th Percentile.  Using our peer group, we perform an annual proxy analysis to identify the 50th percentile base pay, bonus targets and long-term incentive grant values. In 2012, the target total direct compensation for our CEO was below the peer group median, and aggregate target total direct compensation for other named executives approximated the Compensation Peer Group median.

  •
  Performance Measures That Drive Business Goals and Stockholder Return.  Our compensation programs reward achievement of a variety of measures, including corporate financial performance (e.g., net earnings and return on assets employed), safety, new awards gross margin and individual performance goals. This variety provides the company a means to drive multiple short- and long-term goals, including goals that are tied to stock price growth, and to provide a balanced compensation package for the executives that encourages them to focus on the overall health of the company and not any one measure.

  •
  Performance-Driven Long-Term Incentive Awards.  Awards granted under our Value Driver Incentive ("VDI") program are increased or decreased at the end of the performance period based on the achievement of targets related to new awards gross margin. In addition, awards are designated as performance units, the value of which fluctuates with the stock price over the performance period and subsequent vesting periods. Approximately 25% of our Chief Executive Officer's compensation is driven by new awards gross margin, which historically has been a key contributor to stockholder return.

  •
  Substantial Stock-Based Compensation.  Since stock price performance in the long term is one of the best indicators of the performance of our company, we deliver most of our executive compensation in the form of stock incentives (e.g., approximately 75% of our Chief Executive Officer's target total direct compensation is stock-based). As such, when our stock price declines, the value of stock incentives held by executives declines as well.

  •
  Company Performance.  In 2012, the company experienced significant revenue growth, with consolidated revenue totaling a record $27.6 billion, up 18% from a year ago. New awards and backlog remained strong; and the company delivered a total shareholder return of approximately 18% for 2012. Unfortunately, the strong underlying profits in 2012 were impacted by the charge arising from the unexpected adverse arbitration ruling relating to the Greater Gabbard offshore wind farm project ("Greater Gabbard"), which was the primary cause of a decline in 2012 net earnings and return on assets employed ("ROAE") compared to the prior period. The chart below summarizes some of the key company financial results for fiscal 2012 compared to 2011. For a full description of the company's results, including the Greater Gabbard charge, please see the company's Form 10-K filed on February 20, 2013.

Financial Measure	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2011
	(dollars in millions)
Revenue	$27,577	$23,381
New Awards	$27,129	$26,896
Backlog	$38,199	$39,484
Net Earnings Attributable to Fluor	$456.3	$593.7
Return on Operating Assets Employed	16.6%	23.4%

  Pay for Performance and CEO Compensation

        As noted above, our compensation programs reward achievement of a variety of measures. In 2012, annual incentive payments were substantially impacted by the lower net earnings and ROAE performance, with annual incentive payments for 2012 being substantially lower than those made for 2011 performance. However, long-term business prospects, as measured by new awards, remain promising and our named executives received above-target VDI payments for their efforts in obtaining higher gross margins on new awards obtained during the performance period. VDI payments for 2012 were lower than those made for 2011, which were at the maximum payout.

        In light of these results, cash payments to named executives, including our CEO, under both our annual and long-term incentive programs were lower than those made for 2011. Further, total direct compensation for our CEO declined from the prior year, with his total compensation being approximately 7% below the peer group median ("PGM") for target total direct compensation. Cash compensation and total direct compensation for our CEO for 2012, as compared to (i) his target compensation for 2012, (ii) his actual compensation for 2011 and (iii) the target peer group medians, are illustrated below.

  How Named Executive Compensation is Tied to Performance

        We use a balanced approach to compensation, with total direct compensation ("TDC") consisting of a variety of pay elements designed with different links to performance as described in the table below:

Component	Primary Purpose	Linkage to Performance	Percent of CEO Target TDC
Base Salary	Provides a market competitive, stable level of income to attract and retain highly qualified executives	> Based on individual experience, performance, organizational responsibility and overall salary movements in the industry, the Board or Committee, as applicable, determines an appropriate salary adjustment each year	12%
Annual Incentive Award	Provides annual cash compensation for performance of measures that drive long-term company value: • Earnings • Return on Operating Assets Employed • Safety • Strategic Operating Objectives	> Annual forecasts on earnings and other factors are made at the beginning of each fiscal year, and are used as the target achievement levels in the bonus plan > The annual incentive is completely at risk, depending on the level of performance of the criteria	15%
Long-Term Incentives	† Value Driver Incentive Performance Units
	Provide a long-term retention vehicle that is linked to gross margins associated with new awards, which contributes to backlog, a factor considered to have a high correlation with stockholder value creation	> Forecasts for new awards gross margin are made at the beginning of each year, and performance units are earned based on the extent to which those expectations are met > The performance units vest over three years, with the value increasing or decreasing with the stock price over both the performance period and vesting periods > The incentive is completely at risk, depending on the performance of the relevant measures (and the stock price)	25%
	† Stock Options
	Provide a long-term retention vehicle that is directly linked to stockholder value creation over time	> Stock options attain value only if the stock price grows over the initial grant price	24%
	† Restricted Stock Units
	Provide a long-term retention vehicle that is directly linked to stock price	> Restricted stock units vest over time, and as such the value to the executive increases or decreases with the stock price performance over the vesting period	24%

  Compensation Actions for 2012

        The Organization and Compensation Committee (the "Committee") took the following actions with respect to executive compensation for 2012:

  •
  Recommended raising target compensation levels for Mr. Seaton, to bring him closer to median compensation for chief executive officers in our peer group;

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  Established compensation levels for Mr. Porter, who became our Chief Financial Officer in May 2012 upon the retirement of Mr. Steuert, our former chief financial officer;

  •
  Increased base salary levels for the named executives by 7.7% to 15.9% to compensate them for their experience and organizational responsibility and in order to bring salary levels closer to median base salaries for similarly situated executives in our peer group;

  •
  Approved annual incentive award cash payouts that were lower than 2011, based upon 2012 performance that failed to meet target financial and certain other operational goals; and

  •
  Approved VDI payouts to reflect above-target company performance of the relevant margin measures in 2012.

        In addition, the Committee has taken the following actions in 2013:

  •
  Revised our insider trading policy to include an absolute restriction on executive officer and non-management director pledging, including holding company securities in a margin account, to align our policy with best practices; and

  •
  Instituted procedures for assessing compensation consultant conflicts of interest, if any.

  Corporate Governance Highlights

        Our policies regarding executive compensation reflect our strong focus on sound corporate governance. In particular, (1) we do not permit tax gross-ups, other than with respect to approved business-related spousal travel, relocation expenses and retirement gifts; (2) our change in control agreements are governed by double trigger arrangements; (3) we have robust stock ownership guidelines and require named executives to retain 100% of the net shares received from equity awards to the extent the guidelines are not met; (4) we have a clawback policy for performance-based compensation; (5) repricing of stock options is not allowed without stockholder approval; (6) our policies prohibit hedging, pledging and short-term trading of company common stock; (7) payment of dividends or dividend equivalents on unearned performance awards is prohibited; (8) we use an outside independent consultant to advise on all executive compensation matters as noted earlier on pages 15-16; and (9) we conduct and consider the results of compensation risk management assessments on an annual basis.

Components of 2012 Named Executive Compensation

  Base Salary

        The company provides named executives with base salaries that provide a competitive, stable level of income, since most other elements of their compensation are at risk based on company or stock performance. In determining base salaries for positions held by named executives, the Committee generally targets the 50th percentile for similar types of executives within the peer group of publicly-traded companies selected by the Committee (the "Compensation Peer Group"). Base salaries may deviate from the 50th percentile to attract key talent and for named executives with varying levels of experience or specialized duties or skill sets. The Committee reviews base salaries for named executives annually and upon a change in responsibilities.

        In evaluating the Chief Executive Officer's base salary and his recommendations for the base salaries of the other named executives, the Committee considered the following factors during its 2012 annual review:

  •
  the Compensation Peer Group data and other general industry survey data for comparable positions;

  •
  individual level of responsibility, performance and contributions to the company;

  •
  internal pay equity based on relative duties and responsibilities;

  •
  the company's 2012 salary budget; and

  •
  the Board's evaluation of the Chief Executive Officer's performance and the Chief Executive Officer's feedback on the other named executives' performance.

        Based on these considerations, the Committee increased base salaries for 2012 by 7.7% to 15.9%, with a particular focus on providing salaries closer to the 50th percentile of base pay for similarly situated executives in the Compensation Peer Group. Following the salary increases, the base salaries for most named executives still remained below the median, as shown below:

Named Executive	2012 Base Salary	Compensation Peer Group Median Salary(1)	Variance from Peer Group
David T. Seaton	$1,125,000	$1,254,000	-10%
Biggs C. Porter	$770,000	$618,000	+25%
Peter W. Oosterveer	$525,000	$546,000	-4%
Bruce A. Stanski	$525,000	$546,000	-4%
Carlos M. Hernandez	$560,000	$588,000	-5%

(1)
Information is as of our latest compensation review in August 2012 and is based on public filings up to and including June 30, 2012.

        For 2012, the base salaries for Mr. Oosterveer, Mr. Stanski and Mr. Hernandez were at approximately the 50th percentile of the Compensation Peer Group. Mr. Seaton's base salary for 2012 was between the bottom quartile and the median of chief executive officers within the Compensation Peer Group, reflecting his relatively recent promotion to the position in 2011. Mr. Porter's base salary was within the top quartile of chief financial officers within the Compensation Peer Group, reflecting his years of experience in various finance positions (including chief financial officer) and our efforts to attract him to the company.

  Annual Incentive Awards

        Cash-based annual incentives are provided to reward named executives for performance during the year. Each named executive participates in the Fluor Corporation 2008 Executive Performance Incentive Plan (the "2008 Plan") and is provided with a target annual incentive amount, based on a percentage of his annual base salary. This percentage reflects the executive's respective organizational level, position and responsibility for achievement of the company's strategic goals. For 2012, all named executives were provided an annual incentive target percentage of base salary that approximated the 50th percentile of target award percentages for executives with similar job responsibilities within the Compensation Peer Group.

        The target annual incentives for 2012 for each named executive, other than Mr. Steuert (who stepped down as Chief Financial Officer in May 2012), were as follows:

Named Executive	Percentage of Base Salary	Target Annual Incentive Amount
David T. Seaton	130%	$1,462,500
Biggs C. Porter	85%	$654,500
Peter W. Oosterveer	85%	$446,300
Bruce A. Stanski	85%	$446,300
Carlos M. Hernandez	85%	$476,000

        A named executive may receive more or less than the target annual incentive amount, depending on whether he meets, fails to meet or exceeds certain performance measures relating to overall company performance, the individual's own performance and, for certain named executives, the performance of his group or function during the year. The types of measures and relative weight of those measures are determined by the Committee each year and are tailored to the named executive's position and organizational responsibility. The performance measures have remained fairly consistent over the past five years, but the Committee has adjusted their relative weightings from time to time to reflect the Committee's emphasis on particular goals. For example, in 2012, we added an additional component to the safety measure, while maintaining the overall weighting of that measure at 10% of the annual incentive, in order to reward the implementation of processes that lead to a successful Health, Safety & Environmental ("HSE") program.

        When making its determination regarding performance measures, the Committee considers the company's annual operating plan and strategic priorities, as well as the company's performance in the previous year. The discretionary individual performance measure is subjective; and no targets are set for this measure. The other measures for each named executive are objective. The use of multiple financial goals prevents an overemphasis on any one financial metric; and the other metrics assist in focusing executives on key areas of importance to the company. The measures, along with their respective weightings, for each named executive who received an annual bonus for 2012 were as follows:

2012 Measure	David T. Seaton	Biggs C. Porter	Peter W. Oosterveer	Bruce A. Stanski	Carlos M. Hernandez
Corporate Net Earnings	50%	45%	35%	35%	45%
Corporate Return on Operating Assets Employed (ROAE)	30%	30%	20%	20%	30%
Corporate Safety
Days Away from Work Incidence Rate	3%	3%	3%	3%	3%
Total Recordable Case Incidence Rate	3%	3%	3%	3%	3%
HSE Corporate Audit Score	4%	4%	4%	4%	4%
Oil and Gas Group Segment Profit	—	—	20%	—	—
Government Group Segment Profit	—	—	—	20%	—
Discretionary Individual Performance	10%	15%	15%	15%	15%

        Corporate net earnings ties to the amount set forth in our financial statements but may be adjusted at the discretion of the Committee for extraordinary non-operating events. Corporate ROAE is calculated by dividing full year corporate net earnings (excluding interest expense) by net assets employed. Net assets employed is defined as total assets (excluding excess cash and current and non-current marketable securities) minus current liabilities (excluding non-recourse debt) and is calculated based on average net assets reported for the previous five quarters. No adjustments were made to these measures for purposes of 2012 compensation decisions.

        Corporate safety includes three distinct measures: Fluor's days away from work incidence rate, Fluor's total recordable case incidence rate and Fluor's health, safety and environmental (HSE) corporate audit score. Fluor's days away from work incidence rate is defined as a work-related injury or illness that involves days away from work beyond the day of injury or onset of the illness. Fluor's total recordable case incidence rate is defined as a work-related injury or illness that results in one or more of the following: days away from work, restricted work or transfer to another job, medical treatment beyond first aid, loss of consciousness, a significant injury or illness diagnosed by a physician or other licensed health care professional, or death. Incidence rates for both measures represent the number of recordable cases per 100 full-time workers (working 40 hours per week, 50 weeks per year), and are calculated using the following equation:

Fluor's HSE corporate audit score measures Fluor's performance of approximately 80 leading indicators in the critical areas that drive performance and safety on our projects. Each indicator is given a score by the HSE corporate audit team based on project performance, with the overall score being the average of the scores for all indicators across audited projects.

        Group segment profit is reported in our financial statements on page F-44 of our annual report on Form 10-K as filed with the Securities and Exchange Commission on February 20, 2013. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate administrative and general expense; interest expense; interest income; domestic and foreign income taxes; and other non-operating income and expense items. Each group's segment profit measure can be adjusted at the discretion of the Committee for extraordinary non-operating events. No adjustments were made to this measure in 2012 for purposes of compensation decisions.

        For all named executives other than the Chief Executive Officer, the discretionary individual measure is given a rating based on subjective evaluations and recommendations by the Chief Executive Officer. In the case of the Chief Executive Officer, individual performance is assessed by the independent directors of the Board.

        The 2012 performance ranges established in February 2012 for each of the measures applicable to our named executives, together with the actual achievement amounts for such measures, are presented below. In setting the 2012 performance ranges for each measure, the Committee took into account our business strategy as well as the economic outlook at the beginning of the fiscal year, in order to provide meaningful targets for the named executives. The company's performance for 2012 varied with respect to each corporate measure: corporate net earnings and ROAE fell between minimum and target performance, reflecting among other things charges from the adverse arbitration decision relating to Greater Gabbard. With respect to the corporate safety measures, the days away from work incidence rate achieved minimum performance while the total recordable case incidence rate and HSE corporate audit score were between upper target and maximum performance. Oil and Gas group segment profit was slightly above target while Government group segment profit was below target. The overall level of achievement of the targets in 2012 was lower than last year; and the actual performance of each measure was below 2011 performance, with the exception of Government group segment profit, performance of which was slightly higher in 2012, but fell below the higher target performance goal set in 2012.

Measure (dollars in millions)	2012 Actual Achievement	Minimum	Target	Upper Target	Maximum
		(.50 rating)(1)	(1.0 rating)	(1.5 rating)	(2.0 rating)
Net Earnings Attributable to Fluor	$456.3	$415.1	$593.0(2)	$646.4	$682.0
Corporate ROAE	16.6%	14.6%	20.8%(2)	22.7%	23.9%
Corporate Safety
Days Away from Work Incidence Rate	.07	.07	.05	.04	.03
Total Recordable Case Incidence Rate	.31	.55	.45	.35	.25
HSE Corporate Audit Scores	89	70	80	85	90
Oil & Gas Group Segment Profit	$334.7	$231.0	$330.0	$359.7	$379.5
Government Group Segment Profit	$149.7	$112.0	$160.0	$174.4	$184.0

(1)
The minimum rating for Net Earnings Attributable to Fluor and Corporate ROAE is .25. The minimum level for each goal is required to be satisfied before there is any payout for the performance measure.

(2)
Actual achievement must be between 95% and 105% of the target amount for the target to be met.

        Achievement of the discretionary individual performance measure varied among the named executives because of the difference in responsibilities and the accomplishments of each individual. The Committee determined the achievement of the discretionary individual performance measure for the named executives other than the Chief Executive Officer, after taking into account the Chief Executive Officer's recommendations with regard to those named executives, and also recommended to the Board the achievement of this measure for the Chief Executive Officer. Subjective evaluations made by the Chief Executive Officer were based on each named executive's leadership and group accomplishments. Individual performance was not a significant factor in determining compensation, and no named executive's compensation was materially affected by his level of achievement of this measure.

        Once the achievement amounts are determined and compared to the various targets, each named executive's overall performance rating is calculated by multiplying each measure's rating (which can range from 0% to 200% achievement, measured on a proportional basis between each of minimum and target, target and upper target, and upper target and maximum) by its relative weighting, and then aggregating those amounts. The aggregate amount (the overall performance rating) is then multiplied by the individual's target annual incentive amount to determine the annual incentive payment for each named executive.

        The annual incentive amounts for 2012 performance for each named executive, other than Mr. Steuert (who retired from the company in May 2012), were determined as follows.

Named Executive	Target Annual Incentive Amount	x	Overall Performance Rating	=	Annual Incentive Amount
David T. Seaton	$1,462,500	x	0.64	=	$936,000
Biggs C. Porter	$654,500	x	0.69	=	$451,700
Peter W. Oosterveer	$446,300	x	0.87	=	$388,300
Bruce A. Stanski	$446,300	x	0.74	=	$330,300
Carlos M. Hernandez	$476,000	x	0.63	=	$299,900

        For 2012, the average annual incentive payment for all named executives receiving an annual incentive payment was between minimum and target achievement based on company, group and individual performance. The annual incentive payment for each named executive was significantly lower than his 2011 payment (other than for Mr. Porter who became the company's Chief Financial Officer in May 2012 and thus received no annual incentive payment for 2011), primarily due to the lower achievement levels of the corporate performance measures as noted above. Annual incentive payments were in line with those paid in 2010, when financial performance was similar to 2012 performance. Historically, annual incentive payments have been close to target levels. Payments for 2012 were below this historical trend. Mr. Steuert did not receive an annual incentive payment for 2012 in light of his retirement from the company in May 2012.

  Long-Term Incentive Program

        In 2012, the company's long-term incentives were awarded by the Committee under the 2008 Plan. The plan is designed to allow for awards that create increased value for our stockholders, reward the achievement of superior operating results, facilitate the attraction and retention of key management personnel and align the interests of management and stockholders through equity ownership. The total dollar award value for the 2012 long-term awards was targeted and granted at approximately the 50th percentile of the Compensation Peer Group.

        In 2012, the long-term incentive awards for named executives included three components:

Component	Percentage of LTI Grant Value	Objectives and Benefits of Component
2012 Value Driver Incentive ("VDI") Awards	34%

>

Provide stock-based compensation (payable in either cash or stock) for the achievement of the new awards gross margin performance measures established annually by the Committee (which measures have historically been a key contributor to stockholder return)

		> Incentivize named executives to grow the business and create stockholder value during the current year
		> Deferred payments (i.e. three-year vesting) promote retention and incentivize holders to create stockholder value that will be realized upon vesting (which aligns named executives with stockholders)
Restricted Stock Units	33%	> Incentivize holders to create stockholder value that will be realized upon vesting (which aligns named executives with stockholders)
		> Promote retention over the vesting period since RSUs have value even if the stock price declines or stays flat
		> Balance our compensation program design, as RSUs take into account both upside and downside risk in our stock price
Non-Qualified Stock Options	33%	> Provide actual economic value to the holder only if the price of Fluor stock has increased from the grant date at the time the option is exercised
		> Motivate executive officers by providing more potential upside
		> Promote retention over the vesting period

        The Committee believes that the mix of the three components aligns the interests of named executives with those of stockholders by encouraging named executives to focus on both short- and long-term growth of the company, while also providing named executives with a balanced pay package similar to many of our peers. VDI grants were valued at the target dollar value (and converted into performance units based on the closing stock price on the date of grant), restricted stock units were valued at the fair market value (closing stock price) on the date of grant, and stock options were valued using the Black-Scholes option pricing model.

        The Committee determines the dollar value of long-term incentive awards for named executives at the first regularly scheduled meeting of the Committee each year, which is typically held in February. The determinations are made at that time because it coincides with the annual performance review and compensation adjustment cycle, which are addressed at that same meeting. The long-term incentive awards are granted after the meeting on the third business day following the publication of our annual results, based on the closing price on that date.

Value Driver Incentive Awards

        In 2012, the Committee granted stock-based VDI awards to named executives. VDI awards are designated as a number of performance units, calculated by dividing the target value of the grant by the closing trading value of our common stock on the date of grant. The 2012 awards have a one-year performance period, which started on January 1, 2012 and ended on December 31, 2012.

        The Committee established the following performance criteria and relative weightings for the 2012 VDI awards for named executives:

  •
  60% of the total award is based on new awards gross margin dollars; and

  •
  40% of the total award is based on new awards gross margin percentage.

        The calculation of the target number of units, as well as the eventual determination of the payout of VDI awards, is illustrated below:

        New awards gross margin dollars measures the total amount of project gross margin that the company expects to receive as a result of projects awarded within the performance period. New awards gross margin percentage is the total amount of gross margin the company expects to receive as a result of projects awarded within the performance period as a percentage of expected revenue from these projects. The Committee selected these performance criteria because, although measured over a relatively short period, they relate to contracts that typically will extend a number of years into the future and thus will generate, and position the company for, increased future earnings. The Committee believes the inclusion of the two different measures is appropriate given the diversified nature of our business. The relative weightings are determined based on the company's relative business priorities and may be changed from time to time. These measures are not reported in our financial statements, as disclosure of the new awards gross margin targets would result in competitive harm to the company, but are set at levels intended to challenge our executives to achieve business goals established as part of the annual strategic plan. In the past five years, VDI payouts have ranged from 14% to 198% of the target payout and have averaged around 113% of target payout.

        Generally, in the first quarter of a year, the Committee sets minimum threshold (paid at 50% of target), target (paid at 100% of target), upper target (paid at 150% of target) and maximum (paid at 200% of target) levels for both objectives of the VDI awards for the performance period. When setting these performance goals, the Committee considers the company's past performance, current business outlook and other corporate financial measures. When determining whether the performance goals have been met, the Committee takes into account any scope changes or project cancellations that occurred during the year with respect to new awards obtained during the performance period.

        In the first quarter following the performance period, the Committee determines the actual achievement of the performance measures and adjusts the number of performance units by multiplying the number of performance units by the performance rating (ranging from 0.00 to 2.00). The 2011 and 2012 performance units, as adjusted following the performance period, vested half on the one year anniversary of the date of grant and will vest half on the three year anniversary of the date of grant. Beginning in 2013, the performance units will vest approximately three years following the grant date. The performance units are settled in cash or stock, as elected by the named executive, provided that any award for a named executive not meeting company stock ownership guidelines will be settled in stock.

        As noted above, the payment schedule is intended to facilitate retention of the participating executives and to link long-term value of the awards to stock price. Each installment of a named executive's award is subject to risk of forfeiture if, prior to payment, the named executive's employment with the company is terminated for any reason other than retirement, death, disability or a qualifying termination within two years after a change in control of the company.

VDI Achievement for 2012

        The actual achievement for the 2012 VDI awards was 147% of the target payout level, based on performance from January 1, 2012 to December 31, 2012. The first half of the award was paid to named executives in 2013 based on the closing stock price on February 28, 2013; and the remainder will vest in February 2015. The number of performance units granted in connection with the 2012 VDI awards, as adjusted for actual performance, is shown below and is included in the Outstanding Equity Awards at 2012 Fiscal Year End table on page 47.

Named Executive	2012 Grant Amount	Number of Units Granted(1)	Earned Units(2)
David T. Seaton	$2,371,438	37,943	55,778
Biggs C. Porter	$668,020	11,815	17,370
Peter W. Oosterveer	$367,438	5,879	8,644
Bruce A. Stanski	$334,000	5,344	7,856
Carlos M. Hernandez	$467,625	7,482	11,000

(1)
Based on the closing stock price on the date of grant ($62.50 for all named executives, other than Mr. Porter, whose grant occurred on a different date when the closing price was $56.54).

(2)
Calculated using a performance rating of 1.47, which units vested 1/2 on February 28, 2013 and will vest 1/2 on February 28, 2015.

Other Compensation Decisions

        We pay hiring bonuses and grant cash or equity retention awards when necessary or appropriate to attract top executive talent from other companies or to retain our current highly qualified executives. Executives we recruit must often forfeit unrealized value in the form of unvested equity and other forgone compensation opportunities provided by their former employers. We provide hiring bonuses to compensate them for this lost opportunity; but we also include service requirements in order to retain the executive. For example, in 2011 and 2012, Mr. Stanski received a payout under a grant he received at hiring in 2009 to compensate him for stock and other awards he forfeited when he left his prior employer. Similarly, in 2012, Mr. Porter received a hiring bonus in the form of restricted stock units that will vest in equal thirds over three years from his date of hire, provided Mr. Porter remains employed through the vesting dates or his employment is terminated due to death, permanent and total disability, termination without cause or a company-initiated termination following a change in control. We may provide retention awards to other named executives to retain their services during periods of transition or in connection with succession planning.

Other Elements of Named Executive Compensation

  Perquisites

        The Committee evaluates perquisites based on their cost efficiency, motivational value and benefits to the company. Perquisites, which are relatively small in relation to total direct compensation, are targeted at the 50th percentile of the Compensation Peer Group. In 2012, named executives were paid a taxable monthly allowance as a substitute for the company reimbursing or paying for the following perquisites: an automobile allowance, tax and financial planning, and company-owned country club membership dues. In addition, named executives are required to have a physical examination each year that is paid for by the company. Named executives may have spousal travel paid for by the company only when it is for an approved business purpose, in which case a related tax gross-up is provided. In 2012, in recognition of his long and distinguished service to the company, Mr. Steuert received a retirement gift and related tax gross-up payment. The company did not provide any other tax gross-ups. Named executives can make personal use of charter aircraft in conjunction with a business purpose, but the named executive is required to reimburse the company for the incremental operational cost. None of the named executives used charter aircraft in 2012 for personal reasons. The taxable monthly allowance in substitution for perquisites is provided so that overall compensation for named executives is competitive.

  Executive Deferred Compensation Program

        The named executives are eligible to participate in Fluor's Executive Deferred Compensation Program. The company offers this program to provide individuals retirement and tax planning flexibility and to remain competitive with other companies within our Compensation Peer Group and general industry. Please refer to the discussion in the Nonqualified Deferred Compensation table on pages 51-52 for a more detailed discussion of these arrangements.

  Severance and Change in Control Benefits

        The company provides each of the named executives with cash severance in the event of a termination of employment by the company without cause. The company believes its severance policy assists in attracting and retaining qualified candidates. The level of any cash severance payment is based upon base salary and years of service. In addition, each named executive has a change in control agreement that provides additional payments and other benefits if we terminate his employment without cause or if the named executive terminates employment for good reason within two years following a change in control of the company. The change in control agreements are designed to reinforce and encourage the continued attention and dedication of the executives without distraction in the face of potentially disruptive circumstances arising from the possibility of the change in control and to serve as an incentive to their continued commitment to and employment with the company. No gross-up for excise taxes, if any, is payable under the change in control agreements. The company will, however, automatically reduce any payments under the agreement to the extent necessary to prevent payments from being subject to the excise tax, but only if by reason of the reduction, the executive's after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.

        The employment letter extended to Mr. Steuert also provided certain severance benefits upon his retirement. Please refer to the discussion under "Potential Payments Upon Termination or Change in Control" below for a more detailed discussion of these arrangements. Severance and change in control benefits are provided to be competitive within the Compensation Peer Group.

Establishing Executive Compensation

  Compensation Philosophy and Objectives and Risk Assessment

        The Committee has responsibility for establishing and implementing the company's executive compensation philosophy. The Committee reviews and determines all components of named executives' compensation (other than with respect to our Chief Executive Officer's compensation, which the Committee reviews and recommends for approval by our independent directors), including making individual compensation decisions, and reviewing and revising the company's compensation plans, programs and other arrangements.

        The Committee has established the following compensation philosophy and objectives for the company's named executives:

  •
  Align the interests of named executives with those of the stockholders.  The Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the company's stock in order to closely align the interests of named executives with the interests of our stockholders. The Committee also believes that executives should have a meaningful ownership interest in the company and has established and regularly reviews executive stock ownership guidelines.

  •
  Have a significant portion of pay that is performance-based.  Fluor expects superior performance. Our executive compensation programs are designed to reward executives when performance results for the company and the executive meet or exceed stated objectives. The Committee believes that compensation paid to executives should be closely aligned with the performance of the company relative to expectations.

  •
  Provide competitive compensation.  The company's executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving Fluor's strategic objectives and building stockholder value.

        The Committee reviews the company's compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the company's strategic goals or other relevant factors. In each of the last five years, the Committee determined that no revisions to the executive compensation philosophy and objectives were necessary, although the Committee has adjusted the elements of compensation used to implement its philosophy as compensation practices have evolved.

        In addition, the Committee reviewed the incentive compensation we provide to our named executives, including evaluating the mix of programs and performance criteria, the Committee's ability to exercise discretion over certain components of compensation and our risk management practices generally. Based on this review, the Committee believes that our executive compensation programs are designed to appropriately align compensation with our business strategy and not to encourage behaviors that could create material adverse risks to our business.

  Peer Group Comparisons

        In making compensation decisions, the Committee looks at the practices of our Compensation Peer Group. While it is the Committee's intent to keep the Compensation Peer Group the same each year, the Committee annually reviews the composition of the Compensation Peer Group and makes refinements if necessary based on the criteria established by the Committee.

        In 2009, the Committee requested that the compensation consultant conduct a holistic review of the Compensation Peer Group. Potential peer companies were identified by applying the following objective selection criteria:

  •
  Standard & Poor's Global Industry Classification Standard (GICS) codes for the company, our direct competitors and key customers (2010—capital goods, 101010—energy equipment and services, and 101020—oil, gas and consumable fuels);

  •
  Companies commonly identified as peers of direct engineering and construction peers (based on disclosures in their most recent proxy statements);

  •
  Companies with generally comparable pay models; and

  •
  Companies with generally comparable revenues, number of employees and market capitalization value (with a guideline of 0.25x to 4.0x on all three measures, subject to exception for direct competitors and other engineering and construction peers).

        In August 2010, the Committee agreed that it would review the Compensation Peer Group annually, but generally make changes as deemed appropriate every two years. In August 2011, the Committee reviewed the Compensation Peer Group and determined that the peer group and its selection criteria should remain unchanged. The companies comprising Fluor's Compensation Peer Group for purposes of establishing 2012 compensation were:

• AECOM Technology Corporation*	• Jacobs Engineering Group Inc.*
• Caterpillar Inc.	• KBR, Inc.*
• CH2M Hill Companies, Ltd.*	• L-3 Communications Corporation
• Danaher Corporation	• Lockheed Martin Corporation
• Deere & Company	• Marathon Oil Corporation
• Dover Corporation	• Northrop Grumman Corporation
• Eaton Corporation	• PACCAR Inc.
• Emerson Electric Co.	• Parker-Hannifin Corporation
• Foster Wheeler AG*	• Quanta Services, Inc.*
• General Dynamics Corporation	• Raytheon Company
• Goodrich Corporation	• Shaw Group Inc.*
• Halliburton Company	• URS Corporation*
• Hess Corporation	• Valero Energy Corporation
• Honeywell International Inc.	• W.W. Grainger, Inc.
• Illinois Tool Works Inc.

*
Direct competitors and other engineering and construction peers.

        The table below illustrates how we compare to our Compensation Peer Group in relative size:

	Peer Group

Measure	Fluor	25th %ile	Median	75th %ile	Fluor Rank
Market Capitalization(1)	$8,344	$4,885	$13,413	$23,786	20 of 29(2)
Revenue(1)	$24,614	$8,388	$15,156	$24,061	8 of 30
Employee Size(1)	43,087	27,000	52,000	68,000	19 of 30

(1)
All information is as of our latest compensation review in August 2012 and is based on public filings up to and including June 30, 2012. Dollar amounts shown are in millions.

(2)
CH2M Hill does not have publicly-traded stock.

        The Committee reviews benchmarking comparisons for each named executive based on a job title comparison among the Compensation Peer Group. All job titles that appear to contain similar responsibilities are included in the benchmarking comparisons for each of the named executives.

        The Committee sets target compensation levels for the named executives as follows:

  •
  Base salary compensation is targeted at the 50th percentile for similar job titles, experience and tenure of executives within the Compensation Peer Group. The Committee believes targeting compensation at this level helps the company attract and retain executives. However, from time to time, the Committee may approve compensation at levels outside the 50th percentile depending on a number of factors, including the named executive's experience, skill sets, industry knowledge and other similar attributes.

  •
  Base salary plus annual incentive (i.e., cash) compensation is similarly targeted at the 50th percentile of the Compensation Peer Group for attainment of target-level company and individual performance objectives applicable to annual incentive awards. Annual incentive payments may be made above the 50th percentile if above-target company and individual performance is attained. If company and individual objectives are not met, annual incentive compensation may be below the 50th percentile or not paid at all.

  •
  Total direct compensation, or base salary plus annual and long-term incentive grants, is also targeted at the 50th percentile of the Compensation Peer Group for attainment of target-level company performance. Achievement of superior company performance and continued stock price appreciation will result in growth of actual total direct compensation over time. Below-target company performance and diminishing stock price appreciation will decrease actual total direct compensation.

        A significant portion of total direct compensation is allocated to annual and long-term incentives in accordance with the company's compensation philosophy. The Committee reviews the Compensation Peer Group data each year to determine the appropriate level and mix of incentive compensation including cash-based and equity-based incentives. For 2012, the target allocation between base salary and all other types of incentive compensation as a percentage of the total compensation for the Chief Executive Officer was approximately 12% in base salary and 88% in target annual incentive compensation and long-term incentive award value. The target allocation mix for all other named executives was approximately 22% to 27% in base salary and 73% to 78% in target annual incentive compensation and long-term incentive award value. The differences in the proportion of compensation that is at-risk among the named executives reflects the Committee's policy of providing greater at-risk compensation for executives with the highest amount of responsibility and impact on company results.

        In 2012, Mr. Seaton participated in the same compensation programs with similar metrics as other named executives. His compensation is higher than other named executives because his incentive targets reflect his additional responsibilities as Chief Executive Officer and the target compensation of the peer group, therefore yielding higher payment opportunities. Although his 2012 target compensation increased from the prior year, it remains between the bottom quartile and median compensation of other chief executive officers in our peer group. The table below illustrates how Mr. Seaton's annualized pay is positioned relative to our peer group for other chief executive officers (as of our latest compensation review in August 2012):

	David T. Seaton	Peer Group Median
Base Salary	$1,125,000	$1,254,000
Bonus Target	130%	125%
Total Cash Compensation at Target	$2,587,500	$2,894,000
Long-Term Incentive Value at Target	$7,100,000	$8,206,000
Total Direct Compensation at Target	$9,687,500	$10,469,000

  Role of Company Management in Compensation Decisions

        Before the Committee makes decisions on base salary and annual and long-term incentives, the Chief Executive Officer reviews compensation for the other named executives and makes recommendations to the Committee based on their individual and group performance. At the beginning of the year, he proposes to the Committee base salary adjustments for the current year, annual incentive award payments for the previous year and current-year long-term incentive grants for each of the other named executives. The Committee reviews and approves the compensation actually paid to the named executives after consideration of the recommendations made by the Chief Executive Officer. The Committee may exercise discretion to modify named executives' compensation from that recommended by the Chief Executive Officer, but did not exercise that discretion for the named executives with respect to 2012 compensation.

Other Aspects of Our Executive Compensation Programs

  2012 "Say on Pay" Advisory Vote on Executive Compensation

        In 2012, we provided stockholders a "say on pay" advisory vote to approve our executive compensation. At our 2012 Annual Meeting of Stockholders, stockholders approved the compensation of our named executives, with approximately 86% of the votes cast for approval of the company's executive compensation. The Committee evaluated the results of the 2012 advisory vote at its August meeting and then again in February 2013 when determining executive compensation. The Committee also considered many other factors in evaluating our executive compensation program, including the Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our program by our compensation consultant, including with respect to "best practices," and a review of data of our Compensation Peer Group. Taking all of this information into account, the Committee did not make any changes to our executive compensation program and policies as a result of the 2012 "say on pay" advisory vote. As requested by the Committee, management continues to engage with stockholders on executive compensation questions or concerns, as needed.

  Clawback Policy

        Pursuant to the company's clawback policy, if the Board determines that any key executive or employee, including any named executive, has engaged in fraud or willful misconduct that caused or otherwise contributed to a need for a material restatement of the company's financial results, the Board will review all performance-based compensation earned by that employee during the fiscal periods materially affected by the restatement. If the Board determines that any performance-based compensation would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment of performance-based compensation as it deems appropriate. To date, the Board has not encountered a situation where a review of compensation pursuant to the policy was necessary.

  Stock Ownership Guidelines

        Executive officers are encouraged to hold Fluor common stock to align their financial interests with those of the stockholders. The company has established ownership guidelines for executive officers as follows:

Role	Value of Shares or Share Units to be Owned
Chief Executive Officer	6 times base salary
Chief Financial Officer	3.5 times base salary
Other Senior Executives	2 to 2.5 times base salary

        A named executive is required to settle VDI awards in stock and to retain all company common stock, including 100% of the net shares acquired from the exercise of stock options or the vesting of restricted stock, to the extent he has not satisfied the guidelines. As of the date of this report, all named executives were in compliance with these stock ownership guidelines.

  Restrictions on Certain Trading Activities

        Our insider trading policy for executive officers and non-management directors prohibits transactions involving short term or speculative trading in, or any hedging or monetization transactions involving, company securities. In addition, while our policy previously allowed the company's chief legal officer to approve the pledging of company securities or holding of company securities in a margin account if certain requirements were met, in 2013, the Committee revised this policy to provide for an absolute prohibition on such activities.

  Employment Contracts

        The company does not generally enter into employment agreements. The company did extend an employment letter to Mr. Steuert when he was hired in 2001. As noted previously, Mr. Steuert retired from the company in May 2012. In addition, the company extended employment letters to Mr. Stanski in 2009 and Mr. Porter in 2012, which letters included hiring bonuses. In addition, from time to time, the company may make multi-year retention awards to promote the continued service of key executives or to compensate new employees for stock and other awards forfeited upon their departure from their previous employer. These arrangements are discussed in more detail under "New Hire and Retention Agreements" in the compensation tables below.

  Tax Implications

        The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the "IRC"), which generally prohibits the company from deducting compensation in excess of $1,000,000 that is paid to named executives other than the Chief Financial Officer. In February of each year, the Committee sets and approves performance hurdles designed to allow named executives' long-term incentive awards to qualify as "performance based compensation" as defined under Section 162(m) of the IRC. Stock options are deductible under the provisions of the stock plans and the structure of the related grant agreements. For 2012, the company believes that 99% of the Chief Executive Officer's taxable income qualified as deductible for federal income tax purposes and that the compensation of all other named executives was fully deductible. However, because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters, it is possible that our deductions may be challenged or disallowed. Accordingly, there is no certainty that elements of compensation discussed in this proxy statement will in fact be deductible by the company.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

        Management of the company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the company's 2013 Annual Meeting of Stockholders.

The Organization and Compensation Committee
Peter J. Fluor, Chairman James T. Hackett Kent Kresa Dean R. O'Hare Joseph W. Prueher

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of the named executives in 2012.

        The 2012 named executives include the principal executive officer, two executives who held the position of principal financial officer in 2012 and the three other highest paid executives. The positions listed below reflect the positions held as of December 31, 2012. Effective May 4, 2012, Mr. Steuert stepped down from the position as Chief Financial Officer and Mr. Porter was appointed to the position.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
David T. Seaton	2012	$1,105,798	—	$4,735,813	$2,364,343	$936,000	$20,673	$183,562	$9,346,189

Chief Executive Officer	2011	$962,524	—	$4,187,576	$2,062,560	$2,306,000	$22,257	$200,140	$9,741,057

	2010	$695,216	—	$1,350,088	$1,350,001	$343,000	$13,563	$147,889	$3,899,757
Biggs C. Porter	2012	$533,088	—	$4,934,243	$666,001	$451,700	—	$37,125	$6,622,157

Senior Vice President &	2011	—	—	—	—	—	—	—	—

Chief Financial Officer (effective May 4, 2012)	2010	—	—	—	—	—	—	—	—
D. Michael Steuert	2012	$570,760	$815,600 (8)	—	—	—	$153,673	$80,102	$1,620,135

Senior Vice President &	2011	$811,054	—	$1,334,180	$666,049	$1,254,900	$126,182	$182,934	$4,375,299

Chief Financial Officer (through May 3, 2012)	2010	$791,835	—	$1,375,101	$1,000,041	$410,180	$131,965	$147,882	$3,857,004
Peter W. Oosterveer	2012	$511,169	$200,000 (9)	$733,813	$366,338	$388,300	$402,036	$47,728	$2,649,384

Group President,	2011	$444,388	$380,000 (10)	$633,868	$316,447	$604,700	—	$61,370	$2,440,773

Energy & Chemicals	2010	$403,673	$693,001 (11)	$400,012	$400,016	$204,700	$38,153	$120,313	$2,259,868
Bruce A. Stanski	2012	$515,881	$500,000 (12)	$667,000	$333,051	$330,300	$2,273	$69,933	$2,418,438

Group President,	2011	$474,834	$500,000 (12)	$633,868	$316,447	$673,800	$7,746	$86,647	$2,693,342

Government	2010	—	—	—	—	—	—	—	—
Carlos M. Hernandez	2012	$552,367	—	$933,938	$466,259	$299,900	$3,267	$76,243	$2,331,974

Senior Vice President &	2011	$517,305	—	$800,578	$399,615	$800,400	$10,906	$80,012	$2,608,816

Chief Legal Officer	2010	$502,236	$1,021,738 (13)	$600,082	$600,025	$231,400	$8,809	$78,021	$3,042,311

(1)
The amounts in column (c) include base salary and any time off with pay utilized during the year. For Mr. Steuert, this amount includes $210,000 he received in relation to a consulting agreement entered into with the company after his retirement.

(2)
The amounts in column (e) represent: the aggregate grant date fair value of the restricted stock units (RSUs) granted in each year and, for 2012 and 2011, also include the grant date fair value of the long-term Value Driver Incentive (VDI) awards. The fair value of the RSUs is based on the fair market value on the date of grant, calculated as the closing price of the company's common stock on the New York Stock Exchange on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). The VDI awards were converted from a dollar grant value and tracked as performance units on the date of grant based on the closing price of the company's common stock on the date of grant. Fifty percent of the 2011 VDI awards vested on February 28, 2012 and the remaining 50% will vest on February 28, 2014. Fifty percent of the 2012 VDI awards vested on February 28, 2013 and the remaining 50% will vest on February 28, 2015. The grant date fair value of the 2012 VDI awards, assuming the highest level of performance is achieved, is two times the target value, or: $4,742,876 for Mr. Seaton; $1,336,040 for Mr. Porter; $734,876 for Mr. Oosterveer; $668,000 for Mr. Stanski; and $935,250 for Mr. Hernandez. For Mr. Porter, the amount also includes a $3,600,000 hiring bonus included in his employment offer further described on page 46. The RSUs granted as part of the hiring bonus vest in equal thirds on April 9, 2013, April 9, 2014 and April 9, 2015. The chart below details the amounts of each type of award granted in 2012:

	David T. Seaton	Biggs C. Porter	D. Michael Steuert	Peter W. Oosterveer	Bruce A. Stanski	Carlos M. Hernandez
RSUs	$2,364,375	$4,266,223	$0	$366,375	$333,000	$466,313
VDI	$2,371,438	$668,020	$0	$367,438	$334,000	$467,625
TOTAL	$4,735,813	$4,934,243	$0	$733,813	$667,000	$933,938
(3)
The amounts in column (f) represent the aggregate grant date fair value of options granted in each year. The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the "Stock-Based Plans" footnote to the company's audited financial statements for the fiscal years ended December 31, 2012, 2011 and 2010, included in the company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission on February 20, 2013, February 22, 2012 and February 23, 2011 respectively.

(4)
The amounts in column (g) represent amounts earned as annual incentive in each year, and for 2010 also include amounts earned under the cash-based long-term Value Driver Incentive program.

(5)
The amounts in column (h) represent the actuarial increase in the present value of the named executive's benefits under the company's pension plan and, in addition, for Mr. Steuert, the company's supplemental benefit plan, further described on page 50. The increase was calculated using the interest rate, discount rate and form of payment assumptions consistent with those used in the company's audited financial statements. The calculation assumes benefit commencement is at normal retirement age (age 65), and was computed without respect to pre-retirement death, termination or disability. Earnings on deferred compensation are not reflected in this column because the company does not provide above-market or guaranteed returns on nonqualified deferred compensation. For Mr. Oosterveer, the increase is primarily due to the Netherlands discount rate decreasing from 5.80% in 2011 to 3.60% in 2012 in the valuation of his Netherlands Pension Plan, further described on page 49.

(6)
The amounts in column (i) are detailed in a separate All Other Compensation table below.

(7)
The amounts in column (j) represent the total of columns (c) through (i).

(8)
This amount represents the payment of one year's base salary due upon retirement, as stipulated in Mr. Steuert's employment agreement, further described on page 46.

(9)
This amount represents payment of a cash retention award granted to Mr. Oosterveer. The award was effective on December 11, 2009, with a three-year retention period. The award had a total value at grant of $600,000, and vested in equal thirds ($200,000) on each of March 30, 2010, March 30, 2011 and March 30, 2012. The amount included in the summary compensation table represents the final one third ($200,000) of the award, paid on March 30, 2012.

(10)
This amount represents: the second one third ($200,000), paid on March 30, 2011, of the retention award granted on December 11, 2009 and described in footnote (9); and payment of a cash retention award granted effective January 31, 2008. This award had a total value at grant of $150,000 with a 6% interest rate to be compounded annually through March 15, 2011, the end of the retention period. Final payment under this award was $180,000.

(11)
This amount represents: the first one third ($200,000), paid on March 30, 2010, of the retention award granted on December 11, 2009 and described in footnote (9); payment of a relocation bonus in the amount of $153,050 awarded to Mr. Oosterveer as a result of his transfer from The Netherlands to the United States in 2010; and an additional cash retention award effective November 19, 2007, vesting over a three-year retention period. This award had a total value at grant of €250,000 and vested in full on November 18, 2010, at which point the award was converted to U.S. dollars ($339,951) and paid.

(12)
This amount represents a cash payment under the hiring and retention award granted as part of Mr. Stanski's offer of employment in order to cover the loss of unvested compensation he was forfeiting with his prior employer. The award was effective on his hiring date, March 30, 2009, and had a three-year retention period. The award had a total value of $1,500,000, with $500,000 vesting on each of March 30, 2010, March 30, 2011 and March 30, 2012.

(13)
This amount represents a cash hiring award granted as part of Mr. Hernandez's offer of employment in order to cover the loss of unvested compensation he was forfeiting with his prior employer. The award was effective on his hiring date, October 15, 2007, and had a three-year retention period. The award had a total value at grant of $1,000,000 and was credited to a special deferred compensation account at the time of grant, which accrued earnings throughout the vesting period. The award vested in full as of October 15, 2010, and the balance of the award, adjusted for any gains or losses, ($1,021,738) was credited to his deferred compensation account.

 ALL OTHER COMPENSATION

        The following table and related footnotes describe each component of the All Other Compensation column (i) of the Summary Compensation Table for 2012.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Company Contributions to Qualified and Nonqualified Defined Contribution Plans ($)(1)	Life Insurance Premiums ($)(2)	Tax Gross-ups ($)(3)	Perquisite Allowances ($)(4)	Other Perquisites ($)(5)	Total All Other Compensation ($)(6)
David T. Seaton	$74,540	$0	$12,763	$71,100	$25,159	$183,562
Biggs C. Porter	$0	$0	$0	$37,125	$0	$37,125
D. Michael Steuert	$34,259	$20,820	$1,434	$20,625	$2,964	$80,102
Peter W. Oosterveer	$15,328	$0	$0	$32,400	$0	$47,728
Bruce A. Stanski	$35,170	$0	$1,056	$32,400	$1,307	$69,933
Carlos M. Hernandez	$37,964	$0	$2,143	$32,400	$3,736	$76,243

(1)
The amounts in column (b) represent amounts deposited by the company into each named executive's account in the 401(k) plan, pursuant to the company's 5% match, and amounts contributed by the company into each named executive's account in the non-qualified deferred compensation plan for (i) matching or discretionary contributions that would have been credited to each named executive's account in the 401(k)plan and (ii) accruals that would have been credited to each named executive's pension plan account, in each case for the portion of base salary or contributions in excess of IRC limitations.

(2)
The amount in column (c) represents premiums paid on behalf of Mr. Steuert by the company for split-dollar life insurance provided under a supplemental benefit plan described on page 50.

(3)
The amounts in column (d) represent the tax gross-up provided for business-related spousal travel and business-related spousal air charter usage, and for Mr. Steuert, also includes $1,434 related to a gift provided to him in recognition of his retirement as Chief Financial Officer in 2012.

(4)
The amounts in column (e) represent the aggregate perquisite allowance paid monthly as a substitute for the company reimbursing or paying for perquisites such as an automobile allowance, tax and financial planning, and company-owned country club membership dues. Not more than $25,000 of the allowance was used by any named executive for any single type of perquisite.

(5)
The amounts in column (f) represent the incremental cost for business-related spousal travel and business-related spousal air charter usage, each of which was less than $25,000, and for Mr. Steuert, also includes $2,500 related to a gift provided to him in recognition of his retirement as Chief Financial Officer in 2012.

(6)
The amounts in column (g) represent the totals of columns (b) through (f).

GRANTS OF PLAN-BASED AWARDS IN 2012

        The table below provides information about equity and non-equity awards granted to the named executives in 2012. Mr. Steuert, who held the position of Chief Financial Officer until May 4, 2012, did not receive any grants of plan-based awards in 2012.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (4)
									All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#) (6)
Name	Type of Award (1)	Grant Date (2)	Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)			Exercise or Base Price of Option Awards Per Share ($/sh) (7)	Grant Date Fair Value of Stock and Option Awards ($)
David T. Seaton	RSU	2/27/2012	—	—	—	—	—	—	37,830	—	—	$2,364,375	(8)
	SO	2/27/2012	—	—	—	—	—	—	—	118,476	$62.50	$2,364,343	(9)
	VDI	2/27/2012	0	37,943	75,886	—	—	—	—	—	—	$2,371,438	(10)
	AI	N/A	—	—	—	$0	$1,462,500	$2,925,000	—	—	—	—
Biggs C. Porter	RSU	4/9/2012	—	—	—	—	—	—	61,185	—	—	$3,600,125	(11)
	RSU	5/3/2012	—	—	—	—	—	—	11,781	—	—	$666,098	(12)
	SO	5/3/2012	—	—	—	—	—	—	—	36,891	$56.54	$666,001	(13)
	VDI	5/3/2012	0	11,815	23,630	—	—	—	—	—	—	$668,020	(14)
	AI	N/A	—	—	—	$0	$654,500	$1,309,000	—	—	—	—
Peter W. Oosterveer	RSU	2/27/2012	—	—	—	—	—	—	5,862	—	—	$366,375	(8)
	SO	2/27/2012	—	—	—	—	—	—	—	18,357	$62.50	$366,338	(9)
	VDI	2/27/2012	0	5,879	11,758	—	—	—	—	—	—	$367,438	(10)
	AI	N/A	—	—	—	$0	$446,300	$892,600	—	—	—	—
Bruce A. Stanski	RSU	2/27/2012	—	—	—	—	—	—	5,328	—	—	$333,000	(8)
	SO	2/27/2012	—	—	—	—	—	—	—	16,689	$62.50	$333,051	(9)
	VDI	2/27/2012	0	5,344	10,688	—	—	—	—	—	—	$334,000	(10)
	AI	N/A	—	—	—	$0	$446,300	$892,600	—	—	—	—
Carlos M. Hernandez	RSU	2/27/2012	—	—	—	—	—	—	7,461	—	—	$466,313	(8)
	SO	2/27/2012	—	—	—	—	—	—	—	23,364	$62.50	$466,259	(9)
	VDI	2/27/2012	0	7,482	14,964	—	—	—	—	—	—	$467,625	(10)
	AI	N/A	—	—	—	$0	$476,000	$952,000	—	—	—	—

(1)
The types of awards that were granted in 2012 are as follows: Restricted Stock Units (RSU), Stock Options (SO), Value Driver Incentive (VDI) and Annual Incentive (AI).

(2)
Grants made to Mr. Oosterveer, Mr. Stanski and Mr. Hernandez on February 27, 2012 were approved by the Committee on February 1, 2012. Mr. Seaton's grant was approved by the Board on February 2, 2012. Mr. Porter's grant made on April 9, 2012 was approved by the Committee on March 12, 2012, and his grant made on May 3, 2012 was approved by the Committee on May 2, 2012.

(3)
Columns (d), (e) and (f) show the potential number of units for each named executive of his 2012 Value Driver Incentive award if the threshold, target and maximum performance goals are satisfied. All potential payouts are performance-driven and therefore completely at risk. The performance goals are described in the Compensation Discussion and Analysis on page 31. The performance units vest in equal halves, 50% one year from the date of grant and 50% three years from the date of grant.

(4)
Columns (g), (h) and (i) show the potential value of the payout for each named executive of his 2012 annual incentive award if the threshold, target and maximum performance goals are satisfied. All potential payouts are performance-driven and therefore completely at risk. The performance goals are described in the Compensation Discussion and Analysis on pages 26-27.

(5)
The amounts in column (j) represent the number of restricted stock units granted on February 27, 2012 as part of the 2012 long-term incentive awards. For Mr. Porter, these amounts represent the number of restricted stock units granted on April 9, 2012 as a hiring bonus in order to cover the loss of unvested compensation he was forfeiting with his prior employer and the number of restricted stock units granted on May 3, 2012 as part of his 2012 long-term incentive award. The restricted stock units vest in equal thirds over three years from the date of grant.

(6)
The amounts in column (k) represent the number of nonqualified stock options granted on February 27, 2012 and, for Mr. Porter, on May 3, 2012, as part of the 2012 long-term incentive awards. The options vest in equal thirds over three years from the date of grant.

(7)
The amounts in column (l) represent the exercise price of the nonqualified stock options, which was the closing price of the company's common stock on the New York Stock Exchange on the date of grant.

(8)
This amount represents the fair value of the restricted stock units granted on February 27, 2012 as part of the 2012 long-term incentive awards. The value is computed in accordance with ASC 718, using the grant price of $62.50 per share, which was the closing price of the company's common stock on the New York Stock Exchange on the date of grant.

(9)
This amount represents the grant date fair value of the nonqualified stock options granted on February 27, 2012 as part of the 2012 long-term incentive awards. The value is computed in accordance with ASC 718, using a Black-Scholes option pricing model value of $19.9563 per option.

(10)
This amount represents the grant date fair value of the 2012 VDI performance units granted on February 27, 2012 as part of the 2012 long-term incentive awards, using the grant price of $62.50 per unit, which was the closing price of the company's common stock on the New York Stock Exchange on the date of the grant.

(11)
This amount represents the fair value of the restricted stock units granted on April 9, 2012 as a hiring bonus. The value is computed in accordance with ASC 718, using the grant price of $58.84 per share, which was the closing price of the company's common stock on the New York Stock Exchange on the date of grant.

(12)
This amount represents the fair value of the restricted stock units granted on May 3, 2012 as part of the 2012 long-term incentive awards. The value is computed in accordance with ASC 718, using the grant price of $56.54 per share, which was the closing price of the company's common stock on the New York Stock Exchange on the date of grant.

(13)
This amount represents the grant date fair value of the nonqualified stock options granted on May 3, 2012 as part of the 2012 long-term incentive awards. The value is computed in accordance with ASC 718, using a Black-Scholes option pricing model value of $18.0532 per option.

(14)
This amount represents the grant date fair value of the 2012 VDI performance units granted on May 3, 2012 as part of the 2012 long-term incentive awards, using the grant price of $56.54 per unit, which was the closing price of the company's common stock on the New York Stock Exchange on the date of the grant.

 NEW HIRE AND RETENTION AGREEMENTS

        The company extended an employment letter to Mr. Steuert in 2001 in conjunction with him joining the company. The company agreed to provide him with one year's pay at his current base salary upon involuntary separation for any reason other than for cause or change in control or upon his early or normal retirement. When he retired from the company on May 26, 2012, he received one year's pay, at his then-current base salary of $815,600, as a supplemental retirement benefit.

        In January 2008, the company entered into a retention agreement with Mr. Seaton to ensure his services were retained for continued growth of the company and as part of the Chief Executive Officer succession planning process. Pursuant to the terms and conditions of the retention agreement, which included a requirement of continuous employment with the company, he received an award consisting of two components. First, upon continued employment at each vesting date, the 32,928 restricted stock units granted under the retention agreement vested in equal thirds on January 31, 2011, January 31, 2012 and January 31, 2013. Second, on January 31, 2008, Mr. Seaton received a sum of $1,000,000 credited to his special deferred compensation program account that vests, together with any accrued gains or losses, on March 31, 2013 if he remains employed by the company through that date.

        In March 2009, the company entered into an employment letter with Mr. Stanski, in which he was granted a hiring bonus in order to cover the loss of unvested compensation he was forfeiting with his prior employer and in order to ensure his services were retained. The award was granted in the amount of $1,500,000, and the award vested in equal thirds on March 30, 2010, March 30, 2011 and March 30, 2012.

        In December 2009, the company entered into a retention agreement with Mr. Oosterveer to ensure his continued service. Mr. Oosterveer satisfied the terms and conditions of the retention agreement, which included without limitation, continuous employment with the company at each vesting date, and he received a cash payment of $600,000, which vested in equal thirds (or $200,000 each) on each of March 30, 2010, March 30, 2011 and March 30, 2012.

        In August 2010, the company granted a retention award to Mr. Steuert to ensure his services and expertise were retained through the recruiting, hiring and transition of a new Chief Financial Officer. As per the terms of that agreement, 7,619 restricted stock units granted under the retention agreement vested on June 1, 2012.

        In March 2012, the company entered into an employment letter with Mr. Porter, in which he was granted a hiring bonus in order to cover the loss of unvested compensation he was forfeiting with his prior employer. The award was granted in the amount of $3,600,000, and the award vests in equal thirds on April 9, 2013, April 9, 2014 and April 9, 2015 in order to ensure his services are retained.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END

        The following table provides information on the holdings of stock options and restricted stock shares and units by the named executives as of December 31, 2012.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards (1)					Stock Awards (2)		Equity Incentive Plan Awards (3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($) (4)
David T. Seaton	2,772	—	$42.11	02/09/2006	02/09/2016	81,051	$4,760,936	85,510	$5,022,857
	10,464	—	$44.71	03/06/2007	03/06/2017	—	—	—	—
	12,066	—	$68.36	03/04/2008	03/04/2018	—	—	—	—
	7,515	—	$30.46	03/02/2009	03/02/2019	—	—	—	—
	31,042	31,042	$42.75	03/02/2010	03/02/2020	—	—	—	—
	29,363	58,726	$70.76	02/28/2011	02/28/2021	—	—	—	—
	—	118,476	$62.50	02/27/2012	02/27/2022	—	—	—	—
Biggs C. Porter	—	36,891	$56.54	05/03/2012	05/03/2022	72,966	$4,286,023	17,370	$1,020,314
D. Michael Steuert	19,932	—	$44.71	03/06/2007	05/26/2015	14,074	$826,707	9,347	$549,043
	30,204	—	$68.36	03/04/2008	05/26/2015	—	—	—	—
	16,682	—	$30.46	03/02/2009	05/26/2015	—	—	—	—
	22,995	22,995	$42.75	03/02/2010	03/06/2016	—	—	—	—
	9,482	18,964	$70.76	02/28/2011	03/06/2017	—	—	—	—
Peter W. Oosterveer	1,208	—	$42.11	02/09/2006	02/09/2016	13,147	$772,255	13,085	$768,613
	18,396	9,198	$42.75	03/02/2010	03/02/2020	—	—	—	—
	4,505	9,010	$70.76	02/28/2011	02/28/2021	—	—	—	—
	—	18,357	$62.50	02/27/2012	02/27/2022	—	—	—	—
Bruce A. Stanski	4,859	—	$41.77	05/06/2009	05/06/2019	11,429	$671,339	12,297	$722,326
	9,198	9,198	$42.75	03/02/2010	03/02/2020	—	—	—	—
	4,505	9,010	$70.76	02/28/2011	02/28/2021	—	—	—	—
	—	16,689	$62.50	02/27/2012	02/27/2022	—	—	—	—
Carlos M. Hernandez	13,608	—	$68.36	03/04/2008	03/04/2018	15,906	$934,318	16,609	$975,613
	7,515	—	$30.46	03/02/2009	03/02/2019	—	—	—	—
	27,594	13,797	$42.75	03/02/2010	03/02/2020	—	—	—	—
	5,689	11,378	$70.76	02/28/2011	02/28/2021	—	—	—	—
	—	23,364	$62.50	02/27/2012	02/27/2022	—	—	—	—

(1)
The option expiration date is ten years after grant date. For Mr. Steuert, who retired as an employee in 2012, the expiration date for options granted prior to 2009, which were fully vested as of his retirement date, is three years from his retirement date; and the expiration date for options granted in 2009 and later, which continue to vest on the dates originally outlined in the agreements, is three years from the final vesting date. Options vest as follows:

Award Year	Vesting Period	Vesting Date
2007	20% per year over 5 years	March 6
2008 and later	One-third per year for 3 years	March 6
(2)
The vesting dates for the restricted stock shares and units are as follows:

Award Year	Type of Award	Vesting Period	Vesting Date
2005 and earlier	RSS	100% after 10 years	February 5
2008 and later	RSU	One-third per year for 3 years	March 6

Beginning in 2008, restricted stock units were granted instead of restricted stock shares. Upon vesting, named executives will receive a cash payment equal to the amount of dividends that would have otherwise been paid from the date of grant on an equivalent number of shares.

  The following table provides the number of unvested restricted stock shares or units by vesting date for each named executive as of December 31, 2012.

Vesting Date	David T. Seaton	Biggs C. Porter	D. Michael Steuert	Peter W. Oosterveer	Bruce A. Stanski	Carlos M. Hernandez
January 31, 2013	10,980	—	—	—	—	—
February 4, 2013	520	—	—	320	—	—
March 6, 2013	32,853	—	10,936	6,564	6,386	9,049
April 9, 2013	—	20,395	—	—	—	—
May 7, 2013	—	3,927	—	—	—	—
February 5, 2014	1,000	—	—	490	—	—
March 6, 2014	22,326	—	3,138	3,445	3,267	4,370
April 9, 2014	—	20,395	—	—	—	—
May 7, 2014	—	3,927	—	—	—	—
February 5, 2015	762	—	—	374	—	—
March 6, 2015	12,610	—	—	1,954	1,776	2,487
April 9, 2015	—	20,395	—	—	—	—
May 7, 2015	—	3,927	—	—	—	—
Total	81,051	72,966	14,074	13,147	11,429	15,906
(3)
The amounts in column (i) represent the unvested performance units granted under the 2011 and 2012 VDI programs. These units have been adjusted for actual performance at the end of the performance period (December 31, 2011 and December 31, 2012, respectively). The vesting dates for VDI awards are as follows:

Award Year	Vesting Period	Vesting Date
2011	50% 1 year from grant and 50% 3 years from grant date	February 28
2012	50% 1 year from grant and 50% 3 years from grant date	February 28

  Beginning in 2013, VDI awards will vest 100% on a date approximately 3 years from the date of grant.

(4)
The market value in the Market Value of Shares or Units of Stock That Have Not Vested columns (h) and (j) is determined by multiplying the number of shares by the closing price ($58.74) of the company's common stock on the New York Stock Exchange on December 31, 2012, the last trading day of the fiscal year.

 OPTION EXERCISES AND STOCK VESTED IN 2012

        The following table provides information on the restricted stock shares, restricted stock units and VDI award vestings for the named executives in 2012. No options were exercised by named executives in 2012.

(a)	(b)	(c)
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David T. Seaton	65,276	$3,894,221
Biggs C. Porter	—	—
D. Michael Steuert	62,314	$3,371,087
Peter W. Oosterveer	9,051	$544,336
Bruce A. Stanski	11,174	$664,094
Carlos M. Hernandez	15,454	$922,214

        A portion of the shares reported under Number of Shares Acquired on Vesting are withheld or sold on behalf of the named executive upon vesting to satisfy exercise costs and tax withholding obligations, and are included in the Value Realized on Vesting columns.

PENSION BENEFITS

        The company provides a pension plan, which is a cash balance qualified defined benefit plan, generally available to most U.S. salaried employees employed prior to December 31, 2009, including all named executives (other than Mr. Porter who is not a participant in the plan because he was not employed prior to December 31, 2009). On September 2, 2011, the Board of Directors approved an amendment to the plan to freeze the accrual of future company contributions to eligible participants on December 31, 2011. Interest credits on accumulated benefits as of December 31, 2011 continue to accrue in accordance with the terms of the plan. In addition to the pension plan, Mr. Steuert is a participant in a supplemental benefit plan, granted on a discretionary basis by the Committee as a supplemental retirement plan.

        In addition to the U.S. pension plan described above, Mr. Oosterveer, who transferred to the United States in 2009, holds an accumulated benefit in a defined benefit plan for employees in the Netherlands. Payments from this plan begin upon retirement and reaching age 65. The plan additionally offers accrual of a "Partner Pension," which pays to the participant's partner 70% of the participant's accrued benefit upon death of the participant during active service. The present value of this plan as of December 31, 2012, as detailed in the chart below, was $996,788, calculated using a discount rate of 3.60%. Upon transfer to the United States, this plan was frozen for Mr. Oosterveer, and he is no longer accruing benefits under this plan. Mr. Oosterveer has been eligible for, and accruing benefits under, the U.S. pension plan since his transfer to the United States in 2009.

        The amounts in the Present Value of Accumulated Benefit column (d) represent the present value of accumulated benefits as of the fiscal year ended December 31, 2012. The actuarial values were calculated using a discount rate of 4.05% for the pension plan and a discount rate of 2.50% for the supplemental benefit plan, a future annual interest credit rate of 3.00%, assumed benefit commencement age of 65, and a lump sum form of payment for the pension plan and, as elected, a lump sum form of payment for the supplemental benefit plan for Mr. Steuert.

(a)	(b)	(c)	(d)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
David T. Seaton	Pension Plan	26	$126,531
Biggs C. Porter	Pension Plan	0	$0
D. Michael Steuert	Pension Plan	10	$117,398
	Supplemental Benefit Plan	—	$910,908
Peter W. Oosterveer	Pension Plan	22	$19,659
	Netherlands Pension Plan	22	$996,788
Bruce A. Stanski	Pension Plan	3	$14,449
Carlos M. Hernandez	Pension Plan	4	$30,769

        No amounts were credited to the pension plan accounts of any of the named executives until after the pension plan became effective on January 1, 1999. Effective December 31, 2011, no further company contributions were credited to any of the named executives' pension plan accounts, and as of January 1, 2012, a new company contribution was introduced to their defined contribution plan benefit, generally available to most U.S. salaried employees.

        The normal form of payment from the pension plan is a 50% Joint & Survivor Annuity for married participants and a Single Life Annuity for unmarried participants. A lump sum payment option is also available. Payments are permitted upon retirement at age 65 or upon retirement with the service and age combination as defined in the chart below.

Age	Years of Accumulated Service Immediately Preceding Retirement
60 - 64	5
59	8
58	11
57	13
56	14
55	15
Any Age	30

        The supplemental benefit plan provides a pre-retirement death benefit through a split-dollar life insurance policy and, upon retirement, provides a choice of a post-retirement death benefit, a lump sum cash payment or 120 monthly salary continuation payments. In addition, any time prior to retirement, the participant has the option of irrevocably opting out of the supplemental benefit plan and instead receiving a benefit under a joint and survivor split-dollar life insurance plan. The death benefit for Mr. Steuert is $2,000,000, and he has elected to receive a lump sum cash payment, which he will receive upon reaching age 65.

 NONQUALIFIED DEFERRED COMPENSATION

        All U.S. executives, including named executives, are eligible to defer compensation into the Executive Deferred Compensation Program ("EDCP"), which has a number of components. Executives may defer up to 100% of base salary, annual incentive awards and VDI payments elected to be paid in cash. The EDCP also allows executives to contribute to the Excess 401(k) portion of the plan (between 1% and 20% of base salary) in excess of the IRC maximum annual before-tax contribution for qualified retirement plans.

        In addition, the company contributes to the EDCP any amounts that would have been contributed by the company to the 401(k) plan as matching or discretionary retirement contributions or credited to the pension plan as an accrual, that are in excess of the IRC compensation limit on contributions or were lessened by an election to defer base salary (Excess 401(k) Plan). In 2012, the company matched the first 5% of salary deferred to the 401(k) Plan or Excess 401(k) Plan and made a discretionary contribution of 2% of base salary. Most U.S. salaried employees were eligible for the 5% match and most received the 2% discretionary retirement contribution in 2012. Annual enrollment for the EDCP is in December, and elections are made with respect to compensation to be earned in the following year.

        The table below shows the deemed investment choices available to the executives in the EDCP and their annual rate of return for the calendar year ended December 31, 2012, as reported by the administrator of the EDCP. The company does not guarantee the rates of return. The executives are provided the opportunity to make changes to their deemed investments on a daily basis.

Fund	Rate of Return	Fund	Rate of Return
Fidelity Spartan Money Market	0.00%	Hartford Mid-Cap Value HLS—IA Shares	24.89%
Federated U.S. Treasury Cash Reserves—Instl Service Shares	0.00%	Vanguard Mid-Cap Index—Investor Shares	15.80%
PIMCO Real Return—Institutional Class	9.38%	JPMorgan U.S. Small Company—Select Shares	21.41%
Hartford Total Return Bond HLS—IA Shares	7.53%	Northern Small Cap Index	16.20%
MFS High Income—A Shares	14.13%	MFS New Discovery—I Shares	21.23%
Vanguard Wellington—Admiral Shares	12.67%	American Funds New Perspective—Class A	20.77%
Hartford Value HLS—IA Shares	17.01%	Vanguard International Growth—Admiral Shares	20.18%
Hartford Capital Appreciation HLS—IA Shares	18.32%	Delaware Emerging Markets—Instl Shares	16.72%
Vanguard 500 Index—Admiral Shares	15.96%	Vanguard REIT Index—Admiral Shares	17.69%
Vanguard PRIMECAP—Admiral Shares	15.38%

        For amounts deferred on or after January 1, 2005, distribution elections are made in conjunction with the plan year deferral elections. Distributions can be elected as a lump sum payment or in up to ten annual installments. Distribution payments are made in the month following retirement or termination, with the exception of officers of the company, for whom no distributions will be made prior to six months after retirement or termination. In addition, executives can elect to receive a scheduled in-service distribution as a lump sum or in up to ten annual installments, with the payments commencing no sooner than one year following the end of the plan year.

        Distributions related to amounts deferred prior to January 1, 2005 are made at the time of retirement or termination and can be elected as a lump sum payment or in up to twenty annual installments. Executives can elect to have their distributions commence either in the year of their retirement or termination or the January following their retirement or termination.

        The table below shows executive and company contributions made to the EDCP for each named executive as well as the aggregate earnings and aggregate balance at 2012 year-end in the EDCP.

(a)	(b)	(c)	(d)	(e)		(f)
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings (Loss) in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at December 31, 2012 ($) (4)
David T. Seaton	$142,215	$52,943	$234,920	$0		$2,179,742
Biggs C. Porter	$0	$0	$0	$0		$0
D. Michael Steuert	$7,058	$15,744	$175,738	$3,079,084	(5)	$95,416
Peter W. Oosterveer	$0	$0	$0	$0		$1,296
Bruce A. Stanski	$13,125	$14,882	$1	$0		$92,243
Carlos M. Hernandez	$82,855	$17,462	$190,031	$0		$2,291,222

(1)
The amounts in column (b) represent contributions by each named executive in 2012. Contributions were made as follows to the Excess 401(k) portion of the EDCP and are included in the Summary Compensation Table on page 40 in the Salary column (c) for 2012: Mr. Seaton, $142,215; Mr. Steuert, $7,058; Mr. Stanski, $13,125; and Mr. Hernandez, $82,855.

(2)
The amounts in column (c) represent contributions by the company in 2012 for the named executives and include matching and discretionary contributions into the Excess 401(k) portion of the plan for the portion of base salary that was in excess of the IRC compensation limit on contributions. All amounts in column (c) are reported in the All Other Compensation column (i) of the Summary Compensation Table on page 40 and in the Company Contributions to Qualified and Nonqualified Defined Contribution Plans column (b) of the All Other Compensation table on page 43.

(3)
None of the deemed investment earnings on vested deferred compensation, represented in column (d), are reflected in the Summary Compensation Table because the company does not provide above market or guaranteed returns on nonqualified deferred compensation.

(4)
The amounts in column (f) represent the fully vested EDCP balance as of December 31, 2012 for each named executive and include amounts deferred in previous years. These amounts include contributions reported in the summary compensation tables from 2010 and 2011 as follows: Mr. Seaton, $216,929; Mr. Steuert, $86,556; Mr. Stanski, $15,611 and Mr. Hernandez, $1,117,349.

(5)
This amount represents distributions made to Mr. Steuert as a result of his retirement and per his election.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        For all named executives other than Mr. Steuert, the tables below reflect the amount of compensation that would become payable to each of the named executives under existing plans and arrangements if the named executive's employment had terminated on December 31, 2012, given their compensation and service levels as of such date and, if applicable, based on the company's closing stock price on that date. These benefits are in addition to amounts previously earned and to which they are entitled, regardless of the occurrence of any termination of employment, including then-exercisable stock options, and vested amounts contributed or credited under the Executive Deferred Compensation Program, as well as benefits generally available to all salaried employees, such as amounts accrued and vested through the company's retirement plans and payout of any accrued time off with pay (collectively, the "Pre-Termination Benefits"). Named executives are entitled to receive the Pre-Termination Benefits regardless of the manner in which their employment is terminated. As described under the scenarios set forth below, additional amounts may be received upon termination, with the exception of termination for cause, in which case, no additional amounts would be received.

        The actual amounts that would be paid upon a named executive's termination of employment can only be determined at the time of such executive's separation from the company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company's stock price and the executive's age. In addition, in connection with any actual termination of employment, the company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or to alter the terms of benefits described below, as the Committee determines appropriate.

        For Mr. Steuert, who retired as an employee of the company effective May 26, 2012, the payments in the table below reflect the actual payments received related to his retirement. In the case of the Supplemental Benefit Plan, the payment reflects the actuarial valuation as of December 31, 2012 of the lump sum payment he will receive under that plan once he reaches age 65. In addition, Mr. Steuert remains entitled to a death benefit of $2,000,000 under the plan until he reaches the age of 65.

Payments Made Upon Voluntary Termination/Retirement

        As of December 31, 2012, Mr. Oosterveer was the only named executive eligible for retirement as defined in the Pension Benefits table on page 50. For Mr. Oosterveer, it is assumed that in the case of voluntary termination, he would elect retirement from the company. Named executives not eligible for retirement would receive no additional compensation upon voluntary termination, other than their Pre-Termination Benefits.

        In the event of the voluntary termination of a named executive who is eligible for retirement as defined in the Pension Benefits table on page 50, in addition to the Pre-Termination Benefits:

  •
  upon proper approval, restrictions will lapse on unvested restricted stock shares granted prior to 2008;

  •
  upon the named executive signing a non-competition agreement and assuming the named executive has held the award for at least one year from the date of grant, restrictions will continue to lapse on the dates set forth in the award agreements on unvested restricted stock units granted in 2008 and later, and the unvested options and VDI units granted in 2008 and later will continue to vest on the dates set forth in the agreements; and

  •
  upon Board approval, amounts accrued and vested through the company's supplemental benefit plan will be paid in accordance with the named executive's distribution election.

        Amounts reported in the tables below assume that the above approvals have been obtained and requirements met.

        In addition, for Mr. Steuert, upon his retirement, he received a payment of one year's base salary, as guaranteed in his employment letter.

Payments Made Upon Not for Cause Termination

        In the event of the termination without cause of a named executive, in addition to the Pre-Termination Benefits and, for retirement eligible named executives, the items identified above under the heading "Payments Made Upon Voluntary Termination/Retirement," the named executive will receive a cash severance benefit calculated as two weeks of base pay per year of service, with a minimum severance benefit of eight weeks and a maximum severance benefit of fifty-two weeks. In addition:

  •
  any outstanding retention awards will become immediately vested; and

  •
  upon Committee approval, the named executive may receive any annual incentive award earned during the fiscal year.

        Amounts reported in the tables below assume that the Committee has approved the annual incentive payment, although the Committee retains discretion not to do so.

Payments Made Upon a Termination in Connection with a Change in Control

        In the event of a qualifying termination of a named executive within two (2) years following a Change in Control, in addition to the Pre-Termination Benefits:

  •
  named executives will receive a lump sum cash payment equal to the sum of the named executive's highest annual base salary during the three (3) years immediately preceding termination plus target annual incentive for the year, multiplied by 3.0 in the case of Mr. Seaton and 2.0 for other named executives;

  •
  the named executives will receive the annual incentive earned during the fiscal year in which the termination occurs, prorated through the last full month worked by the named executive during the year of termination;

  •
  any equity-based compensation awards, other than performance-based equity awards, will become fully vested and exercisable or settled;

  •
  any performance-based equity awards, to the extent applicable performance criteria are met, shall be earned on a pro rata basis based on the number of full months worked during the performance period;

  •
  any outstanding retention awards will become immediately vested; and

  •
  any remaining unvested VDI will be paid or issued as earned.

        In addition, any benefits under the supplemental benefit plan will vest if the Committee determines that the named executive has experienced an adverse change in employment condition within thirty-six (36) months after the change in control and such benefits will be paid in accordance with the named executive's distribution election. Payments below assume Committee approval regarding payment of the supplemental benefit plan.

        A qualifying termination, generally, is a termination of the named executive without cause or a resignation by the named executive for good reason. "Cause" means the named executive's (i) fraud, (ii) conviction of a felony, (iii) material failure or refusal to perform his job duties in accordance with company policies or (iv) a material violation of company policy that causes substantial harm to the company or its subsidiaries. "Good reason" includes a material diminution of the named executive's aggregate compensation or his authority, duties or responsibilities (including as a result of a material diminution of the budget over which he retains authority) but may also be triggered by a material breach of any agreement (including the change in control agreement) under which he provides services to the company.

        No gross up for excise taxes, if any, is payable under the change in control agreements. The company will, however, automatically reduce any payments under the agreement to the extent necessary to prevent payments being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.

Payments Made Upon Death or Termination in Connection with Disability

        In the event of death of a named executive or termination of employment of a named executive as a result of total and permanent disability, the payments would be the same as the Payments Made Upon a Termination in Connection with a Change in Control, with the exception of the lump sum cash payment outlined in the first bullet above. In addition, the supplemental benefit plan would pay out the death benefit of the policy for Mr. Steuert of $2,000,000.

        For named executives other than Mr. Steuert, the following tables show the potential payments that would be due each named executive upon a voluntary termination; a termination without cause; a termination in connection with a change in control; and death or termination in connection with disability. For Mr. Steuert, the following table shows the actual payments received as a result of his retirement in 2012.

David T. Seaton Not eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	$0 (1)	$1,125,000 (2)	$7,762,500 (3)	$0 (1)
Retention Award	$0	$1,758,265 (4)	$1,758,265 (4)	$1,758,265 (4)
Annual Incentive Award	$0 (5)	$1,462,500 (6)	$1,462,500 (7)	$1,462,500 (7)
Supplemental Benefit Plan	—	—	—	—
Long Term Incentive Awards
Stock Options	$0 (8)	$0 (8)	$496,362 (9)	$496,362 (9)
Restricted Stock Shares/Units	$0 (8)	$0 (8)	$4,115,971 (9)	$4,115,971 (9)
Value Driver Incentive (VDI)	$0 (8)	$0 (8)	$5,022,857 (10)	$5,022,857 (10)
Total Value of Payments	$0	$4,345,765	$20,618,455	$12,855,955

Biggs C. Porter Not eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	$0 (1)	$118,462 (2)	$2,849,000 (3)	$0 (1)
Retention Award	$0	$3,594,007 (4)	$3,594,007 (4)	$3,594,007 (4)
Annual Incentive Award	$0 (5)	$654,500 (6)	$654,500 (7)	$654,500 (7)
Supplemental Benefit Plan	—	—	—	—
Long Term Incentive Awards
Stock Options	$0 (8)	$0 (8)	$81,160 (9)	$81,160 (9)
Restricted Stock Shares/Units	$0 (8)	$0 (8)	$692,016 (9)	$692,016 (9)
Value Driver Incentive (VDI)	$0 (8)	$0 (8)	$1,020,314 (10)	$1,020,314 (10)
Total Value of Payments	$0	$4,366,969	$8,890,997	$6,041,997

D. Michael Steuert Retired effective May 26, 2012	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	$815,600 (1)	—	—	—
Retention Award	$0	—	—	—
Annual Incentive Award	$0 (5)	—	—	—
Supplemental Benefit Plan	$910,908 (11)	—	—	—
Long Term Incentive Awards
Stock Options	$367,690 (8)	—	—	—
Restricted Stock Shares/Units	$2,025,769 (8)	—	—	—
Value Driver Incentive (VDI)	$549,043 (8)	—	—	—
Total Value of Payments	$4,669,010	—	—	—

Peter W. Oosterveer Eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	$0 (1)	$464,423 (2)	$1,942,600 (3)	$0
Retention Award	—	—	—	—
Annual Incentive Award	$0 (5)	$446,300 (6)	$446,300 (7)	$446,300 (7)
Supplemental Benefit Plan	—	—	—	—
Long Term Incentive Awards
Stock Options	$147,076 (8)	$147,076 (8)	$147,076 (9)	$147,076 (9)
Restricted Stock Shares/Units	$772,255 (8)	$772,255 (8)	$772,255 (9)	$772.255 (9)
Value Driver Incentive (VDI)	$768,613 (8)	$768,613 (8)	$768,613 (10)	$768,613 (10)
Total Value of Payments	$1,687,944	$2,598,667	$4,076,844	$2,134,244

Bruce A. Stanski Not eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	$0 (1)	$80,769 (2)	$1,942,600 (3)	$0 (1)
Retention Award	$0	—	—	—
Annual Incentive Award	$0 (5)	$446,300 (6)	$446,300 (7)	$446,300 (7)
Supplemental Benefit Plan	—	—	—	—
Long Term Incentive Awards
Stock Options	$0 (8)	$0 (8)	$147,076 (9)	$147,076 (9)
Restricted Stock Shares/Units	$0 (8)	$0 (8)	$671,339 (9)	$671,339 (9)
Value Driver Incentive (VDI)	$0 (8)	$0 (8)	$722,326 (10)	$722,326 (10)
Total Value of Payments	$0	$527,069	$3,929,641	$1,987,041

Carlos M. Hernandez Not eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability
Cash Severance Benefit	$0 (1)	$107,692 (2)	$2,072,000 (3)	$0 (1)
Retention Award	$0	—	—	—
Annual Incentive Award	$0 (5)	$476,000 (6)	$476,000 (7)	$476,000 (7)
Supplemental Benefit Plan	—	—	—	—
Long Term Incentive Awards
Stock Options	$0 (8)	$0 (8)	$220,614 (9)	$220,614 (9)
Restricted Stock Shares/Units	$0 (8)	$0 (8)	$934,318 (9)	$934,318 (9)
Value Driver Incentive (VDI)	$0 (8)	$0 (8)	$975,613 (10)	$975,613 (10)
Total Value of Payments	$0	$583,692	$4,678,545	$2,606,545

(1)
Severance is not paid in the event of voluntary termination/retirement, death or disability. For Mr. Steuert, his amount reflects a payment of one year's base salary upon his retirement, as provided for in his employment letter, and is included in the Summary Compensation Table on page 40 in the Bonus column (d) for 2012.

(2)
The named executive is provided a cash severance benefit of two weeks of base salary per year of service upon a termination without cause. The minimum severance benefit is eight weeks and the maximum is 52 weeks of pay. The severance benefit is paid in a lump sum upon termination.

(3)
The named executive is provided a lump sum cash payment equal to the sum of the executive's highest annual base salary during the three (3) years immediately preceding termination plus target annual incentive for the year, multiplied by 3.0 in the case of Mr. Seaton and 2.0 for other named executives.

(4)
Pursuant to the terms of the named executive's retention agreement, restrictions lapse on unvested restricted stock shares or units and unvested cash payments; and any unvested deferred cash portion of the retention award along with any accrued gains or losses will vest. As of December 31, 2012, the values of the unvested restricted stock unit awards, based on the closing price of the company's common stock on December 31, 2012 ($58.74), were as follows: Mr. Seaton, $644,965; Mr. Porter, $3,594,007; and the unvested deferred cash for Mr. Seaton was $1,113,300.

(5)
The named executive forfeits any portion of the award earned in the year of termination.

(6)
Upon Committee approval, the named executive may receive any annual incentive award earned during the fiscal year. This amount represents the 2012 annual incentive target and assumes Committee approval.

(7)
The named executive will receive an annual incentive payment earned for the current year under the 2008 Executive Performance Incentive Plan, prorated for whole months worked. This amount represents the 2012 annual incentive target.

(8)
For Mr. Oosterveer, who is retirement eligible, this amount represents the value of unvested options, restricted shares, restricted units and VDI units on December 31, 2012 based on the closing price of the company's common stock on December 31, 2012 ($58.74). In the case of Mr. Steuert, who retired as an executive from the company effective May 26, 2012, this amount represents the value of the options and restricted stock shares that vested on the date of his retirement (valued at $49.70 on May 25, 2012), as well as the value of the unvested options, restricted stock units and VDI units, which will continue to vest on the original vesting schedule as a result of his retirement (valued at the closing price of the company's common stock on December 31, 2012, $58.74). In the case of each of Mr. Seaton, Mr. Porter, Mr. Stanski and Mr. Hernandez, pursuant to the terms of the applicable plan(s), they would forfeit any unvested options, shares and units due to being ineligible for retirement.

(9)
This amount represents the value of unvested options, shares and units on December 31, 2012 based on the closing price of the company's common stock on December 31, 2012 ($58.74), which become vested in the event of a qualified termination within two (2) years following a change in control; or upon death or a termination due to total and permanent disability.

(10)
The remaining unvested award is paid out at the Committee-approved performance ratings. This amount represents the Committee-approved rating value of unvested VDI awards as of December 31, 2012.

(11)
This amount represents the present value as of December 31, 2012 of the supplemental benefit plan policy, which Mr. Steuert has elected to be distributed as a lump sum payment.

DIRECTOR COMPENSATION

        Our compensation philosophy for non-management directors is consistent with the philosophy established for the company's named executives. The compensation program is designed to attract and retain directors with the necessary experience to represent the company's stockholders and to advise the company's executive management. The compensation program is also designed to align the Board of Directors' interests with the interests of stockholders over the long term. The company uses a combination of cash and stock-based awards to compensate non-management directors and targets the 50th percentile of compensation survey data from the companies included in the Compensation Peer Group as well as companies from similar industry segments and general industry. Directors who are employees of the company receive no compensation for their service as directors.

Cash Compensation Paid to Board Members

        Non-management directors receive an annual cash retainer of $115,000, paid quarterly. Chairs of the Organization and Compensation Committee and Audit Committee receive an annual cash retainer in the amount of $15,000; the Chair of the Governance Committee receives an annual cash retainer in the amount of $10,000; and the Lead Independent Director receives an annual cash retainer in the amount of $30,000.

Stock-Based Compensation Paid to Board Members

        Non-management directors receive an annual grant of restricted stock shares and restricted stock units with a total market value (based on the fair market value of the company's common stock on the New York Stock Exchange on the date of grant) of $105,000 ($135,000 effective January 1, 2013) as of the date of the annual meeting of stockholders. Restrictions on the 2012 awards lapse after one year. If a director leaves the Board prior to the vesting, the portion of any award remaining subject to restrictions is forfeited. Restrictions immediately lapse and the stock vests, however, if an award has been held for at least six (6) months and a director attains the age for mandatory retirement (currently 72 years of age), obtains approval for early retirement, dies, becomes permanently and totally disabled or ceases to serve due to a change in control. Non-management directors are required to own shares or share units in an amount equivalent to five times the annual retainer for Board service within five years of joining the Board.

Deferred Compensation Program for Non-Management Directors

        Directors have the option of deferring receipt of directors' fees until their retirement or other termination of status as a director, pursuant to the Deferred Directors' Fees Program. Directors may elect to have deferred amounts valued as if invested either wholly or partially in company stock or one or more of 19 investment funds. The company does not guarantee the rate of return. Deferrals made into the Fluor Stock Valuation Fund prior to January 1, 2013 and maintained continuously for five years earn a 25% premium on the deferred amount deemed invested in company stock via the Fluor Stock Valuation Fund. The 25% premium was discontinued effective January 1, 2013. All amounts in the deferral accounts are paid in cash based on their distribution elections.

Former Retirement Plan

        In March 2003, a committee of disinterested directors determined that non-management directors who received restricted stock shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The only remaining director who made this election is Mr. Fluor. In lieu of these shares, Mr. Fluor will receive the amount of his accrued retirement benefits at the time of the cancellation of the retirement plan upon his retirement, death or disability. These benefits equal the retainer fees at the time of cancellation multiplied by the number of years he had served prior to the cancellation of the plan. This amount will be paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement.

DIRECTOR SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of the non-management directors in 2012.

(a)	(b)	(c)	(d)	(e)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Peter K. Barker	$112,500	$105,051	$37,691	$255,242
Alan M. Bennett	$112,500	$105,051	$33,278	$250,829
Rosemary T. Berkery	$112,500	$105,051	$33,278	$250,829
Alan L. Boeckmann	$102,500	$0	$13	$102,513
Peter J. Fluor	$156,250	$105,051	$44,216	$305,517
James T. Hackett	$112,500	$105,051	$33,278	$250,829
Kent Kresa	$127,500	$105,051	$42,677	$275,228
Dean R. O'Hare	$122,500	$105,051	$35,778	$263,329
Armando J. Olivera	$57,500	$0	$14,439	$71,939
Joseph W. Prueher	$112,500	$105,051	$32,278	$249,829
Nader H. Sultan	$112,500	$105,051	$28,278	$245,829
Suzanne H. Woolsey	$112,500	$105,051	$8,903	$226,454

(1)
The amounts in column (b) represent fees paid for board retainers, committee chair retainers and lead independent director retainer. The amounts for Mr. Boeckmann include a pro-rata portion of the annual cash retainer of $200,000 for his service as non-executive Chairman of the Board and reflect payment for service through his resignation from the Board on February 1, 2012. The amounts for Mr. Olivera reflect payment for service beginning with his election to the Board, effective August 3, 2012.

(2)
The amounts in column (c) represent the fair value of the restricted stock share and unit awards granted in 2012. The fair value of these awards is based on the fair market value on the date of grant in accordance with ASC 718, calculated using the closing price of the company's common stock on the New York Stock Exchange on the date of grant. The 2012 annual stock grant made to each director, with the exception of Mr. Boeckmann and Mr. Olivera, who were not serving at the time of grant, was based on a fair market value of $56.54, with an overall value of $105,051, of which $63,042 was granted in restricted stock shares and $42,009 was granted in restricted stock units.

  As of December 31, 2012, the directors held unvested restricted stock shares and unvested restricted stock units as detailed in the following table.

Name	Restricted Stock Shares	Restricted Stock Units
Peter K. Barker	1,115	743
Alan M. Bennett	1,115	743
Rosemary T. Berkery	1,715	1,143
Alan L. Boeckmann	0	0
Peter J. Fluor	12,133	743
James T. Hackett	2,615	743
Kent Kresa	1,115	743
Dean R. O'Hare	9,575	743
Armando J. Olivera	0	0
Joseph W. Prueher	1,115	743
Nader H. Sultan	1,415	943
Suzanne H. Woolsey	1,115	743
(3)
The amounts in column (d) may include the following and vary by each director: charitable gift match; business-related spousal travel and the corresponding tax gross-up; company paid premiums on director's life insurance; and company contributed premiums on deferred compensation invested into the Fluor Stock Valuation Fund. All Other Compensation is detailed in a separate Director All Other Compensation table below.

(4)
The amounts in column (e) represent the total of columns (b) through (d).

 DIRECTOR ALL OTHER COMPENSATION

        The following table and related footnotes describe each component of the All Other Compensation column (d) of the Director Summary Compensation Table for 2012.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Charitable Gift Match ($)(1)	Company Contributions to Nonqualified Deferred Compensation ($)(2)	Spousal Travel ($)(3)	Tax Gross-Up ($)(4)	Total ($)(5)
Peter K. Barker	$5,000	$28,125	$2,311	$2,102	$37,691
Alan M. Bennett	$5,000	$28,125	$0	$0	$33,278
Rosemary T. Berkery	$5,000	$28,125	$0	$0	$33,278
Alan L. Boeckmann	$0	$0	$0	$0	$13
Peter J. Fluor	$5,000	$39,063	$0	$0	$44,216
James T. Hackett	$5,000	$28,125	$0	$0	$33,278
Kent Kresa	$5,000	$31,875	$2,958	$2,691	$42,677
Dean R. O'Hare	$5,000	$30,625	$0	$0	$35,778
Armando J. Olivera	$0	$14,375	$0	$0	$14,439
Joseph W. Prueher	$4,000	$28,125	$0	$0	$32,278
Nader H. Sultan	$0	$28,125	$0	$0	$28,278
Suzanne H. Woolsey	$5,000	$0	$2,135	$1,615	$8,903

(1)
The amounts in column (b) represent company-matched charitable contributions (to a maximum of $5,000 per donor, per fiscal year) made to eligible institutions.

(2)
Amounts in column (c) represent a 25% "premium" contribution made by the company in 2012 on deferred director's fees deemed invested in the Fluor Stock Valuation Fund. These amounts are subject to forfeiture if not held for the five year period as described above.

(3)
Amounts in column (d) represent the incremental cost of business-related spousal travel.

(4)
Amounts in column (e) represent the corresponding tax gross-up for the business-related spousal travel detailed in column (d).

(5)
The amounts in column (f) represent the total of columns (b) through (e) plus premiums of up to $153 paid by the company for each director for non-contributory life insurance benefits.

PROPOSAL 3—APPROVAL OF THE FLUOR CORPORATION AMENDED AND
RESTATED 2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

General

        On February 6, 2013, the Board of Directors approved the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan, referred to as the Amended and Restated 2008 Plan, subject to stockholder approval. Fluor's stockholders are being asked to approve the Amended and Restated 2008 Plan. Fluor's 2008 Executive Performance Incentive Plan, referred to as the Existing 2008 Plan, was originally approved by Fluor's stockholders on May 7, 2008 after being approved by the Board of Directors in January 2008. The Amended and Restated 2008 Plan will, among other things, increase the number of shares available for issuance thereunder. The capitalized terms used in this Proposal 3 shall have the same meanings set forth in the Existing 2008 Plan and the Amended and Restated 2008 Plan, as applicable, unless otherwise indicated.

        The Amended and Restated 2008 Plan is designed to enable Fluor to continue to attract, retain and motivate its management and other key personnel, to further align the interests of such persons with those of the stockholders of Fluor by providing for or increasing their proprietary interest in Fluor, and to help promote a pay-for-performance linkage for such persons. The Amended and Restated 2008 Plan authorizes the grant and issuance of awards that may take the form of stock options, stock appreciation rights, restricted stock, incentive awards and stock units. The Amended and Restated 2008 Plan has various provisions so that awards granted under it may, but need not, qualify as "performance-based compensation" that is exempt from the $1,000,000 limitation on the deductibility of compensation under Section 162(m) of the IRC.

Changes to the Existing 2008 Plan

        We are asking stockholders to approve the Amended and Restated 2008 Plan, including the addition of 12,000,000 shares to the Existing 2008 Plan by increasing the maximum aggregate number of shares of common stock in respect of which awards may be granted from 11,000,000 (which represents the number of shares available after the two-for-one stock split on July 16, 2008 of the 5,500,000 shares originally available under the Existing 2008 Plan) to 23,000,000 shares. Fluor believes it is necessary at this time to increase the maximum number of shares available for awards under the Existing 2008 Plan to ensure that it has adequate capacity to continue to attract and retain talented employees. Fluor believes that this number represents a reasonable amount of potential equity dilution and allows the company to continue to award equity incentives, which are an important component of our overall compensation program.

        As of March 7, 2013, there were 975,597 shares available for grant under the Existing 2008 Plan. If the Amended and Restated 2008 Plan is approved by stockholders, the total number of shares available will increase by 12,000,000, which increase represents approximately 7.4% of the company's outstanding common equity. When approving the Amended and Restated 2008 Plan, the Organization and Compensation Committee ("the Committee") and the Board of Directors considered the burn rate with respect to the equity awards granted by the company. The burn rate is equal to the total number of equity awards the company granted in a fiscal year divided by the total common stock outstanding at the beginning of the year. The company's three-year average burn rate, at the time the Board approved the Amended and Restated 2008 Plan, was approximately 1.34%, which is below the median run-rate of 1.55% for S&P 1500 companies in fiscal year 2011 (source: Equilar 2012 Equity Trends Report) and the ISS industry burn rate threshold at the time of 2.93%. The company will continue to monitor the company's equity use in future years to ensure the company's run-rate is maintained within competitive market norms.

        In addition to the proposed share pool increase, the Amended and Restated 2008 Plan will also change the share counting formula under the Existing 2008 Plan such that awards, other than stock options and stock appreciation rights, that are granted after March 7, 2013 will reduce the number of shares available for issuance under the Amended and Restated 2008 Plan by 2.25 times the number of shares subject to the award (stock options and stock appreciation rights will continue to be counted on a share-for-share basis). The Amended and Restated 2008 Plan also contains certain other administrative changes, including changes with respect to limitations on awards intended to qualify as "performance-based compensation" under Section 162(m) of the IRC.

Key Data

        The following table includes information regarding outstanding equity awards and shares available for future awards under the company's equity plans as of March 7, 2013 (and without giving effect to approval of the Amended and Restated 2008 Plan):

	Existing 2008 Plan	Prior Plans*	Director Plan
Total shares underlying outstanding options	3,218,852	764,276	N/A
Weighted average exercise price of outstanding options	$55.14	$58.67	N/A
Weighted average remaining contractual life of outstanding options	7.75 years	3.34 years	N/A
Total shares underlying outstanding unvested RSUs and restricted stock	1,943,312	121,690	41,058
Total shares currently available for grant	975,597	0	205,893

*
Prior plans include the company's 2000 Executive Performance Incentive Plan, the company's 2001 Key Employee Performance Incentive Plan and the company's 2003 Executive Performance Incentive Plan (together, the "Prior Plans").

        On March 7, 2013, the last reported price of the company's common stock on the New York Stock Exchange was $63.41.

Section 162(m)

        The Amended and Restated 2008 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the IRC. However, there can be no guarantee that amounts payable under the Amended and Restated 2008 Plan will be treated as qualified "performance-based compensation" under Section 162(m). In general, under Section 162(m), in order for the company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the company's chief executive officer or any of the company's three other most highly compensated executive officers (other than the company's chief financial officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based compensation" for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to, and approved by, the company's stockholders every five years. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the Amended and Restated 2008 Plan, each of these aspects is discussed below, and stockholder approval of the Amended and Restated 2008 Plan will be deemed to constitute approval of each of these aspects of the Amended and Restated 2008 Plan for purposes of the approval requirements of Section 162(m).

        Set forth below is a summary of the features of the Amended and Restated 2008 Plan. A copy of the Amended and Restated 2008 Plan is set forth as Annex A to this proxy statement. Because this is a summary, it may not contain all the information that you consider important, and thus, we encourage you to read the full text of the Amended and Restated 2008 Plan.

Description of Amended and Restated 2008 Plan

        The Amended and Restated 2008 Plan has a number of special terms and limitations, including:

  •
  the exercise price for stock options and stock appreciation rights granted under the plan must equal or exceed the underlying stock's fair market value, based on the closing price per share of the company's common stock (or, at the Committee's discretion, an average selling or closing price during a specified period that is within thirty days before the grant date through thirty days following the grant date), at the time the stock option or stock appreciation right is granted, subject to a limited exception for certain stock options assumed or substituted in corporate transactions;

  •
  the Amended and Restated 2008 Plan expressly states that stock options and stock appreciation rights granted under the plan may not be "repriced" without stockholder approval;

  •
  23,000,000 shares are proposed to be available for issuance under the Amended and Restated 2008 Plan, plus the number of shares underlying any outstanding awards under the Prior Plans, but which shares are not thereafter issued upon exercise or settlement of such awards;

  •
  any stock awards, other than stock options and stock appreciation rights, that are granted under the Existing 2008 Plan or Amended and Restated 2008 Plan after March 7, 2013 reduce the number of shares available for issuance by 2.25 times the number of shares subject to such award (for awards granted prior to March 7, 2013 pursuant to the Prior Plans or the Existing 2008 Plan, this multiple was 1.75);

  •
  shares retained by or delivered to the company to pay the exercise price of an outstanding stock option, unissued shares resulting from the net settlement of a stock option or stock appreciation right, and shares purchased by us in the open market using the proceeds of option exercises (in each case, whether granted under the Prior Plans, Existing 2008 Plan or the Amended and Restated 2008 Plan) do not become available for issuance as future awards under the Amended and Restated 2008 Plan;

  •
  shares retained by or delivered to the company to pay the withholding taxes related to (i) any stock option or stock appreciation right vesting on or after March 7, 2013 or (ii) any award vesting prior to March 7, 2013 do not become available for issuance as future awards under the Amended and Restated 2008 Plan;

  •
  stock-based awards under the Amended and Restated 2008 Plan are subject to either three-year or one-year minimum vesting requirements, subject to exceptions for death, disability, termination of employment or upon a change in control;

  •
  the Amended and Restated 2008 Plan prohibits the payment of current dividends on unearned performance awards or dividend equivalent rights on stock options or stock appreciation rights;

  •
  non-employee directors may not participate under the Amended and Restated 2008 Plan; and

  •
  stockholder approval is required for certain types of amendments to the Amended and Restated 2008 Plan.

 Stock Subject to the Amended and Restated 2008 Plan

        The aggregate number of shares of Fluor common stock that can be issued under the Amended and Restated 2008 Plan may not exceed 23,000,000 shares, plus the number of shares that, as of May 7, 2008, were subject to outstanding awards previously granted under the Prior Plans, but for which shares are not thereafter issued upon exercise or settlement of such awards. Any shares issued under stock options or stock appreciation rights shall be counted against the number of shares issuable under the Amended and Restated 2008 Plan on a one-for-one basis; and any shares issued pursuant to awards other than stock options or stock appreciation rights shall be counted against this limit as (i) 1.75 shares for every one share subject to an award granted under the Existing 2008 Plan or Prior Plans prior to March 7, 2013 and (ii) 2.25 shares for every one share subject to an award granted under the Existing 2008 Plan or Amended and Restated 2008 Plan on or after March 7, 2013. Shares of common stock subject to awards under the Prior Plans, Existing 2008 Plan or Amended and Restated 2008 Plan that are canceled, expired, forfeited or otherwise not issued under those plans or settled in cash shall be added to the number of shares issuable under the Amended and Restated 2008 Plan as (a) 1.75 shares if such shares were subject to awards other than stock options or stock appreciation rights granted under the Existing 2008 Plan or Prior Plans prior to March 7, 2013 and (b) 2.25 shares if such shares were subject to awards other than stock options or stock appreciation rights granted under the Existing 2008 Plan or Amended and Restated 2008 Plan on or after March 7, 2013.

        The awards granted or shares issued by the company in connection with the assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by Fluor or any subsidiary or with which Fluor or any subsidiary combines, referred to as Substitute Awards, will not reduce the shares authorized for issuance under the Amended and Restated 2008 Plan. Additionally, in the event that a company acquired by Fluor or any subsidiary, or with which Fluor or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Amended and Restated 2008 Plan and will not reduce the shares authorized for issuance under the Amended and Restated 2008 Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

        The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the Amended and Restated 2008 Plan may not exceed 23,000,000.

        The number and type of shares that may be acquired pursuant to awards made under the Amended and Restated 2008 Plan and the exercise or settlement price of such awards shall be adjusted appropriately by the Committee if the company's common stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than regular quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the company's assets. For purposes of calculating the aggregate number of shares issued under the Amended and Restated 2008 Plan, only the number of shares actually issued upon exercise or settlement of an award will be counted. Notwithstanding the foregoing, the Amended and Restated 2008 Plan provides that (i) shares retained by or delivered to the company to pay (A) the exercise price of an outstanding stock option (including a stock option granted under the Prior Plans) or (B) the withholding taxes related to (x) any stock option or stock appreciation right (including a stock option or stock appreciation right granted under the Prior Plans) vesting on or after March 7, 2013 or (y) any award (including an award granted under the Prior Plans) vesting prior to March 7, 2013, (ii) unissued shares resulting from the settlement of stock options or stock appreciation rights (including a stock option or stock appreciation right granted under the Prior Plans) and (iii) shares purchased by the company in the open market with the proceeds of a stock option (including a stock option granted under the Prior Plans) do not become available for issuance as future awards under the plan.

Eligibility

        Any person who is an employee, or a prospective employee, or a consultant or advisor of Fluor or any of its subsidiaries or affiliates is eligible to be selected as a recipient of an award under the Amended and Restated 2008 Plan. Approximately 33,000 employees will be eligible to participate in the Amended and Restated 2008 Plan.

Administration

        The Amended and Restated 2008 Plan will be administered by the Organization and Compensation Committee of the Board, the Board and/or one or more other committees of the Board (the "Committee"). Subject to certain limitations, the Committee may delegate certain of its responsibilities to a subcommittee composed of one or more directors or officers of Fluor, including individuals who participate in the Amended and Restated 2008 Plan.

        Subject to the express provisions of the Amended and Restated 2008 Plan, the Committee has broad authority to administer and interpret the Amended and Restated 2008 Plan and awards thereunder, including, without limitation, authority to:

  •
  determine who is eligible to participate in the Amended and Restated 2008 Plan;

  •
  determine to whom and when awards are granted under the Amended and Restated 2008 Plan;

  •
  make and determine the terms of awards;

  •
  determine the number of shares of common stock subject to awards and the exercise or purchase price of such shares under an award;

  •
  establish and verify the extent of satisfaction of any performance goals applicable to awards;

  •
  prescribe and amend the terms of the agreements or other documents evidencing awards made under the Amended and Restated 2008 Plan;

  •
  approve corrections in the documentation or administration of any award; and

  •
  make all other determinations deemed necessary or advisable for the administration of the Amended and Restated 2008 Plan.

Awards

        The Amended and Restated 2008 Plan authorizes the grant and issuance of the following types of awards: stock options, stock appreciation rights, restricted stock, incentive awards and stock units. The terms and conditions that apply to awards are not required to be uniform among awards.

Stock Option Awards

        Subject to the express provisions of the Amended and Restated 2008 Plan and as discussed in this paragraph, the Committee has discretion to grant stock options and to determine:

  •
  the vesting schedule of stock options;

  •
  the exercise price and the means of payment of the exercise price;

  •
  the events causing a stock option to expire or be forfeited;

  •
  the number of shares subject to any stock option;

  •
  the restrictions on transferability of a stock option; and

  •
  such further terms and conditions, in each case not inconsistent with the Amended and Restated 2008 Plan, as may be determined from time to time by the Committee.

        Stock options granted under the Amended and Restated 2008 Plan may be either incentive stock options qualifying under Section 422 of the IRC, referred to as incentive stock options, or stock options which are not intended to qualify as incentive stock options, referred to as non-qualified stock options. The exercise price for stock options may not be less than 100% of the fair market value of the company's stock (either on the date the stock option is granted or averaged over a specified period that is within 30 days before through 30 days after the date of grant), except that the exercise price of such stock options may be above or below the fair market value of the company's stock on the date the stock option is granted if the stock options are granted in assumption and substitution of stock options held by employees of a company acquired by Fluor. No stock option award will become fully exercisable within one year from its date of grant, other than upon death, disability, termination of employment or a change in control. The exercise price of a stock option may be paid through various means specified by the Committee, including in cash or check, by delivery to the company of shares of Fluor stock, by a reduction in the number of shares issuable pursuant to such stock option, by a broker-assisted cashless exercise program established by the company. The Committee may, but need not, provide that the holder of an award has a right to receive a number of shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the award. Unless approved by stockholders, outstanding stock options may not be amended to reduce the exercise price.

        No stock option can be granted with a term longer than ten years, however, in the event that on the last business day of the term of a stock option either the exercise of the stock option, other than an incentive stock option, is prohibited by applicable law or shares of stock may not be purchased or sold by a participant due to the "black-out" period of a company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the company, the term of the option will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

Stock Appreciation Rights

        Stock Appreciation Rights ("SARs") may be granted alone ("freestanding SARs") or in conjunction with all or part of another award ("tandem SARs"). Upon exercising an SAR, the participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of a freestanding SAR will be specified in the award agreement and is subject to the same limitations as the exercise price of a stock option. The exercise price of a tandem SAR is the same as the exercise price of the related stock option. This amount is payable in common stock, cash or a combination of common stock and cash, at the Committee's discretion. The other terms and conditions that apply to stock options, including the provisions that apply in the event of a participant's termination of employment, also generally apply to freestanding SARs. A participant may exercise a freestanding SAR in the manner determined by the Committee and specified in the award agreement, but may only exercise a tandem SAR if the related stock option is also exercisable. A participant's tandem SAR will not be exercisable if the participant has already exercised the related stock option, or if that stock option has terminated. See "—Stock Option Awards" above for details. Similarly, once a participant exercises a tandem SAR, the related stock options will no longer be exercisable.

Restricted Stock Awards

        Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Committee. Subject to the express provisions of the Amended and Restated 2008 Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any restricted stock award, including:

  •
  the number of shares subject to a restricted stock award or a formula for determining such;

  •
  the time or times at which shares subject to a restricted stock award shall become retainable or vested, and the conditions or restrictions on such shares;

  •
  the performance criteria and level of achievement relative to these criteria that determine the number of shares granted, issued, retainable and/or vested;

  •
  the period as to which performance will be measured for determining achievement of performance;

  •
  forfeiture provisions; and

  •
  such further terms and conditions, in each case not inconsistent with the Amended and Restated 2008 Plan, as may be determined from time to time by the Committee.

        The criteria upon which restricted stock is granted, issued, retained and/or vested may be based on business performance, personal performance evaluations and/or completion of service by the participant. No portion of a restricted stock award with vesting based upon the satisfaction of performance requirements may vest in less than a year from its date of grant other than upon death, disability, termination of employment or a change in control. In addition, no restricted stock award that vests solely based on the passage of time will fully vest within three years from its date of grant, other than upon death, disability, termination of employment or a change in control, but may be subject to pro rata vesting over the period. For example, under the Amended and Restated 2008 Plan, the company could grant a restricted stock award that vests one-third on each of the first three anniversaries following the grant. Notwithstanding the foregoing, for any restricted stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the IRC, the performance criteria will be a measure based on one or more "qualifying performance criteria," as described below. Notwithstanding satisfaction of any completion of service or performance goals, the number of shares granted, issued, retainable and/or vested under a restricted stock award may be reduced (or, with respect to awards not intended to qualify as "performance-based compensation" under Section 162(m) of the IRC, increased) by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.

Incentive Awards

        The Amended and Restated 2008 Plan authorizes the grant of incentive awards pursuant to which a participant may become entitled to receive an amount, which may be paid in cash, stock or stock units, based on satisfaction of such performance criteria as are specified by the Committee. Subject to the express provisions of the Amended and Restated 2008 Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any incentive award, including:

  •
  the target and maximum amount payable to a participant as an incentive award;

  •
  the performance criteria (which may be based on business performance and/or personal performance evaluations) and required level of achievement relative to these criteria which determines the amount payable under an incentive award;

  •
  the periods for which performance will be measured for determining the amount of any payment;

  •
  the timing of any payment earned by virtue of performance;

  •
  restrictions on the alienation or transfer of an incentive award prior to actual payment;

  •
  forfeiture provisions; and

  •
  such further terms and conditions, in each case not inconsistent with the Amended and Restated 2008 Plan, as the Committee may determine from time to time.

        All or any portion of an incentive award may be designed to qualify as "performance-based compensation" that is exempt from the $1,000,000 limit on deductible compensation under Section 162(m) of the IRC. The performance criteria for any portion of an incentive award that is intended to satisfy the requirements for "performance-based compensation" will be a measure based on one or more "qualifying performance criteria," as described below. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive award may be reduced (or, with respect to awards not intended to qualify as "performance-based compensation" under Section 162(m) of the IRC, increased) by the Committee on the basis of such further considerations as the Committee in its sole discretion will determine.

Stock Unit Awards

        A "stock unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of common stock and is also referred to as a "restricted unit" or "shadow stock." Stock units may be settled in common stock or cash. The grant, issuance, retention and/or vesting of stock units will be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate. Each stock unit award will reflect:

  •
  the number of stock units subject to such award or a formula for determining such;

  •
  the time or times at which stock units shall be granted and/or become vested, and the conditions or restrictions on such stock units;

  •
  the performance criteria and required level of achievement relative to these criteria which will determine the number of stock units granted, issued, retainable and/or vested;

  •
  the period as to which performance will be measured for determining achievement of performance;

  •
  forfeiture provisions; and

  •
  such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

        The grant, issuance, retention and or vesting of each stock unit will be subject to such performance and other criteria and level of achievement relative to these criteria as the Committee may determine, which criteria may be based on business performance, personal performance evaluations and/or completion of service by the participant. However, no stock unit with vesting based on the satisfaction of performance requirements may vest in less than one year from its grant date. Notwithstanding anything to the contrary in this paragraph, the performance criteria for any stock unit that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) of the IRC will be a measure based on one or more "qualifying performance criteria" selected by the Committee and specified at the time the stock unit is granted.

        The Committee will determine the timing of the award of any stock unit. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a participant to elect for the award or vesting of any stock unit to be deferred to a specified date or event. The Committee may provide for a participant to have the option for his or her stock unit, or such portion thereof as the Committee may specify, to be granted in whole or in part in shares. The Committee may provide for stock units to be settled in cash or shares (at the election of Fluor or the participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a participant to choose. Notwithstanding satisfaction of any completion of service or performance goals, the number of stock units granted, issued, retainable and/or vested under a stock unit award may be reduced (or, with respect to awards not intended to qualify as performance-based compensation under Section 162(m) of the IRC, increased) by the Committee on the basis of such further considerations as the Committee in its sole discretion will determine.

Qualifying Performance Criteria and Section 162(m) Limits

        The performance criteria for any award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the IRC will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit, subsidiary or business segment, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the award:

  •
  cash flow (including operating cash flow or free cash flow)

  •
  earnings (including gross margin, earnings before interest, taxes, depreciation and amortization, or EBITDA, earnings before interest and taxes, or EBIT, earnings before taxes, or EBT, and net earnings)

  •
  earnings per share

  •
  stock price

  •
  return on equity

  •
  total stockholder return

  •
  return on capital or return on invested capital

  •
  return on assets or net assets or return on assets employed

  •
  return on investment

  •
  revenue

  •
  income or net income

  •
  operating income or net operating income

  •
  operating profit or net operating profit

  •
  operating margin

  •
  return on operating revenue

  •
  market share

  •
  contract awards or backlog

  •
  overhead or other expense reduction or cost savings

  •
  credit rating

  •
  strategic plan development and implementation

  •
  succession plan development and implementation

  •
  retention of executive talent

  •
  workforce diversity

  •
  return on average stockholders' equity relative to the ten-year Treasury yield, or any similar, independent benchmark

  •
  safety records

  •
  corporate tax savings

  •
  corporate cost of capital reduction

  •
  capital resource management plan development and implementation

  •
  internal financial controls plan development and implementation

  •
  investor relations program development and implementation

  •
  corporate relations program development and implementation

  •
  executive performance plan development and implementation

  •
  tax provision rate for financial statement purposes

  •
  cash flow return on investment

  •
  warranted equity value

  •
  project gross margin in earnings and in contract awards

  •
  project gross margin percentage in earnings and contract awards

  •
  project working capital

  •
  cost of cash

  •
  overhead leverage

  •
  ratio of earnings to fixed charges

  •
  debt as a percentage of total compensation

        To the extent provided for by the Committee at the time an award is granted, the Committee will appropriately adjust any evaluation of performance under a qualifying performance criteria to account for any of the following events that occurs during a performance period:

  •
  asset write-downs;

  •
  litigation or claim judgments or settlements;

  •
  the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results;

  •
  accruals for reorganization and restructuring programs; and

  •
  any extraordinary, non-recurring or other unusual items, either as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial condition and results of operations appearing in the company's annual report to stockholders for the applicable year.

        The aggregate number of shares subject to stock options or stock appreciation rights granted under the Amended and Restated 2008 Plan during any calendar year to any one participant and intended to qualify as "performance-based compensation" under Section 162(m) of the IRC may not exceed

1,125,000 (2,250,000 for awards made to newly-hired employees in connection with the commencement of their employment). The aggregate number of shares issuable with respect to incentive awards denominated in shares, restricted stock awards or stock unit awards (other than shares issued or issuable upon exercise of stock options or stock appreciation rights) granted under the Amended and Restated 2008 Plan during any calendar year to any one participant and intended to qualify as "performance-based compensation" under Section 162(m) of the IRC may not exceed 375,000 (750,000 for awards made to newly-hired employees in connection with the commencement of their employment). The maximum amount payable pursuant to that portion of an incentive award granted for any fiscal year to any person that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the IRC may not exceed $10,000,000 ($20,000,000 for incentive awards granted to a new employee in connection with the commencement of his or her employment).

        With respect to any award that is intended to satisfy the condition for "performance-based compensation" under Section 162(m) of the IRC, the award will not be paid until the Committee first certifies that the qualifying performance criteria has been met.

Change in Control

        The Committee may provide that in connection with a change in control, or upon termination of a participant's employment within twenty-four months following a change in control, awards will become exercisable, payable, vested, paid or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an award which would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a change in control, no provision is made under the terms of such transaction for the holder of an award to realize the full benefit of the award. Notwithstanding anything to the contrary, in no event will any accelerated vesting of an award in connection with a change in control be effective unless the change in control is consummated.

        Generally, a change in control of the company shall be deemed to have occurred if (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the company having 25% or more of the total number of votes that may be cast for the election of directors of the company or (ii) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the persons who were directors of the company before such transaction shall cease to constitute a majority of the Board of Directors of the company or any successor to the company or (iii) upon such other events as the Committee or the Board may from time to time specify.

Payment of Withholding Taxes

        The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the participants, as appropriate, for any taxes required as a result of any awards granted under the Amended and Restated 2008 Plan. The Committee may provide in the agreement evidencing an award or otherwise that all or any portion of the required withholding for taxes by the company or, if permitted by the Committee, desired to be withheld by the participant, in connection with the exercise of a stock option or stock appreciation right or the exercise, vesting, settlement or transfer of any other award shall be paid or, at the election of the participant, may be paid by the company with cash or shares of the company's capital stock otherwise issuable or subject to such award, or by the participant delivering previously owned shares of the company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and are subject to Committee approval.

 Deferred Payments

        The Committee may determine that all or a portion of any award to a participant may be deferred or may approve deferral election made by participants, based upon such periods and such terms as the Committee may determine in its sole discretion. Notwithstanding the foregoing, there will be no deferral of stock options or gains on stock appreciation rights allowed. In general, no award will allow for deferral of compensation that does not comply with Section 409A of the IRC, unless the Committee specifically provides that the award is not intended to comply with Section 409A of the IRC.

Transferability of Awards

        Generally, awards granted under the Amended and Restated 2008 Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable to the award, other than by will or the laws of descent and distribution, except that the Committee may permit an award to be transferable to a member or members of the participant's family or to entities owned or established for the benefit of a participant's family.

Compensation and Recoupment Policy

        The Committee may provide that any participant and/or any award is subject to any recovery, recoupment, clawback and/or forfeiture policy maintained by the company from time to time.

Amendments and Termination

        The Board of Directors may amend, alter or discontinue the Amended and Restated 2008 Plan or any agreement evidencing an award made under the Amended and Restated 2008 Plan, but any such amendment is subject to approval by the company's stockholders to the extent required by law or applicable standards of the New York Stock Exchange. In addition, without the approval of the stockholders of the company, no amendment may:

  •
  materially increase the maximum number of shares of common stock for which awards may be granted under the Amended and Restated 2008 Plan;

  •
  reduce the price at which stock options and stock appreciation rights may be granted below the price specified in the Amended and Restated 2008 Plan;

  •
  reduce the exercise price of outstanding stock options and stock appreciation rights;

  •
  extend the term of the Amended and Restated 2008 Plan; or

  •
  change the class of persons eligible to be participants.

        After the date of a change in control, no amendment to the plan or any award document may be effected that impairs the rights of any award holder, without such holder's consent, under any award granted prior to the date of any change in control. No stock option, stock appreciation right, restricted stock, incentive award or stock unit granted under the Amended and Restated 2008 Plan may be granted more than ten years after the date of the Board of Directors' adoption of the Amended and Restated 2008 Plan.

U.S. Federal Income Tax Consequences

        The following discussion of the U.S. federal income tax consequences of the Amended and Restated 2008 Plan is intended to be a summary of applicable U.S. federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the Amended and Restated 2008 Plan or of stock options granted under the Amended and

Restated 2008 Plan. Because the U.S. federal income tax rules governing stock options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of stock options or dispositions of stock acquired pursuant to option exercise.

  Incentive Stock Options

        Incentive stock options and non-qualified stock options are treated differently for U.S. federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the IRC. Non-qualified stock options need not comply with such requirements.

        An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be taken into account for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one- and two-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of the amount realized on disposition or the fair market value of the stock on the exercise date reduced in both instances by the exercise price. The excess of the consideration received on such a disposition over the lesser of the amount realized on disposition or the fair market value of the stock on the exercise date will generally be long term capital gain if the stock had been held for more than one year following exercise of the incentive stock option.

        The company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

  Non-Qualified Stock Options

        An optionee is not taxed on the grant of a non-qualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. The company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for more than one year following exercise.

        The company does not receive a deduction for this gain.

  Stock Appreciation Rights

        A participant will not recognize taxable income upon the grant of an SAR. Upon exercise of an SAR, a participant will recognize taxable ordinary income in an amount equal to the amount of cash received and the difference between the fair market value of the underlying shares on the date of exercise and the exercise price of the SAR. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

  Restricted Stock

        An employee who receives restricted stock subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the IRC) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares become transferable or are disposed of) exceeds their purchase price, if any.

        An employee may elect pursuant to Section 83(b) of the IRC, however, to include in income in the year of grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) over their purchase price, if any, on the date of grant.

  Stock Units

        A participant will not recognize taxable income upon the grant of a stock unit. Upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit, the participant will recognize taxable ordinary income equal to the amount of any cash and/or the fair market value of any shares received.

  Excess Parachute Payments

        Upon accelerated exercisability, vesting, or payment of award contingent upon or in connection with a change in control of the company, certain amounts associated with such awards could, depending upon the individual circumstances of the recipient participant, constitute "excess parachute payments" under the golden parachute provisions of the IRC. Pursuant to these provisions a participant will be subject to a 20% excise tax on any excess parachute payment and the company may be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the IRC is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the awards accelerated and the past compensation of the participant.

  Section 409A

        It is the intention of the company that awards will comply with Section 409A of the IRC regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

  Company Deduction and Section 162(m) of the IRC

        As described above, special rules limit the deductibility of compensation paid to the chief executive officer and to each of the next three most highly compensated executive officers, other than the chief financial officer. Under Section 162(m) of the IRC, unless various conditions are met that enable compensation to qualify as "performance-based," the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Amended and Restated 2008 Plan will be deductible under all circumstances.

 New Plan Benefits

        No awards will be granted under the Amended and Restated 2008 Plan (in its restated form) prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

Existing Plan Benefits

        The following table sets forth information with respect to options previously granted under the Amended and Restated 2008 Plan:

Name and Position	Number of Shares Covered by Options
David T. Seaton, Chief Executive Officer	249,673
Biggs C. Porter, Chief Financial Officer	36,891
Peter W. Oosterveer, Group President	60,674
Bruce A. Stanski, Group President	53,459
Carlos M. Hernandez, Senior Vice President and Chief Legal Officer	67,836
All current executive officers as a group	908,228
All employees as a group (excluding executive officers)	3,098,554

Board Recommendation

        The Board of Directors recommends a vote FOR the approval of the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2012 with respect to the shares of common stock that may be issued under the Company's equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities listed in column (a))
Equity compensation plans approved by stockholders(1)	3,233,025	$53.64	3,498,926
Equity compensation plans not approved by stockholders	—	—	—

Total	3,233,025	$53.64	3,498,926

(1)
Consists of the 2000 Restricted Stock Plan for Non-Employee Directors, under which no securities are currently issuable upon exercise of outstanding options, warrants or rights, but under which 206,305 shares remain available for future issuance; the 2003 Executive Performance Incentive Plan (the "2003 Plan"), under which 803,214 shares are currently issuable upon exercise of outstanding options, warrants and rights, but under which no shares remain available for future issuance; and the 2008 Executive Performance Incentive Plan, under which 2,429,811 shares are currently issuable upon exercise of outstanding options, warrants and rights, and under which 3,292,621 shares remain available for issuance. The 2003 Plan was terminated when the company's 2008 Executive Performance Incentive Plan was approved by stockholders at the company's annual stockholders meeting in 2008.

 PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Consistent with our commitment to good corporate governance, the Board is asking stockholders to ratify the Audit Committee's appointment of Ernst & Young LLP as our independent registered public accounting firm to audit the financial statements of the company for the fiscal year ending on December 31, 2013. In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Fluor and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Other Fees

        The following table presents aggregate fees for professional audit services rendered by Ernst & Young LLP for the audit of the company's annual financial statements for fiscal years 2012 and 2011, and fees billed for other services provided by Ernst & Young LLP for fiscal years 2012 and 2011.

	Fiscal Year Ended (in millions)
	2012	2011
Audit Fees	$7.1	$7.2
Audit-Related Fees(1)	0.7	0.8
Tax Fees(2)	0.3	0.8
All Other Fees	—	—

Total Fees Paid	$8.1	$8.8

(1)
Includes benefit plan audits and accounting and reporting consultations.

(2)
For 2012, includes approximately $200,000 for tax compliance services (including preparation and filing of expatriate tax returns) and $100,000 for tax consulting services (including support for tax restructuring).

Audit Committee's Pre-Approval Policy

        The Audit Committee of our Board has policies and procedures that govern the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm and prohibit certain services from being provided by our independent registered public accounting firm. The independent registered public accounting firm may not render any audit or non-audit service unless the service is approved in advance by the Audit Committee pursuant to its pre-approval policies and procedures. For any pre-approval, the Audit Committee confirms that such services are consistent with the rules of the Securities and Exchange Commission and the Public Company Accounting Oversight Board on auditor independence.

        On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the company by our independent registered public accounting firm during the fiscal year. Management provides the Audit Committee a quarterly report listing services performed by and fees paid to the independent registered public accounting firm during the current fiscal year. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to the company by the independent registered public accounting firm for which the cost is less than $500,000. The Chair must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting, and the Audit Committee approves and ratifies the pre-approved service.

Board Recommendation

        The Board of Directors recommends a vote FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its oversight responsibility for the:

  •
  company's accounting, reporting and financial practices, including the integrity of its financial statements;

  •
  company's compliance with legal and regulatory requirements;

  •
  independent registered public accounting firm's qualifications and independence;

  •
  performance of the company's internal audit function and independent registered public accounting firm; and

  •
  preparation of this report.

        In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the company and its independent registered public accounting firm, including making decisions with respect to its appointment or removal, reviewing the scope of its audit services, pre-approving audit engagement fees and non-audit services and evaluating its independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the company's systems of internal and disclosure controls and oversees the internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

        The company's management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the company's system of internal controls. The independent registered public accounting firm's responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles.

        As part of its oversight of the company's financial statements, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the company's independent registered public accounting firm, the audited financial statements of the company for the fiscal year ended December 31, 2012. The Audit Committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the company's internal control over financial reporting, such matters as are required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, the independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP the registered public accounting firm's independence from the company and its management, and considered the compatibility of non-audit services with the registered public accounting firm's independence.

        Based on its review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission. The Audit Committee has also appointed Ernst & Young LLP as the company's independent registered public accounting firm for 2013.

The Audit Committee
Kent Kresa, Chairman Peter K. Barker Alan M. Bennett James T. Hackett Armando J. Olivera Nader H. Sultan Suzanne H. Woolsey

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF
EXECUTIVE OFFICERS AND DIRECTORS

        The following table contains information regarding the beneficial ownership of our common stock as of March 8, 2013 by:

  •
  each director and nominee for director;

  •
  each executive officer named in the Summary Compensation Table above; and

  •
  all current directors and executive officers of the company as a group.

        Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Fluor Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)
Directors:
Peter K. Barker	12,139	25,199	*
Alan M. Bennett	1,115	5,496	*
Rosemary T. Berkery	3,781	10,069	*
Peter J. Fluor	80,225	275,655	*
James T. Hackett	18,507	31,122	*
Kent Kresa	15,507	44,723	*
Dean R. O'Hare	29,059	71,436	*
Armando J. Olivera	0	1,816	*
Joseph W. Prueher	12,826	29,626	*
David T. Seaton(4)	198,472	277,886	*
Nader H. Sultan	3,694	13,015	*
Suzanne H. Woolsey	8,784	9,527	*
Named Executives:
Carlos M. Hernandez	56,767	71,760	*
Peter Oosterveer	22,985	35,707	*
Biggs C. Porter	36,619	121,519	*
Bruce A. Stanski	31,258	42,946	*
D. Michael Steuert	67,232	88,925	*
All directors and executive officers as a group (24 persons)	847,219	1,478,854	.52%

*
owns less than 1% of the outstanding common stock

(1)
The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or vesting of restricted stock units. This number of shares beneficially owned therefore includes all restricted stock, shares held in the company's 401(k) plan, and shares that may be acquired within 60 days pursuant to the exercise of stock options or vesting of restricted stock units. Included in the number of shares beneficially owned by Mr. Hernandez,

  Mr. Porter, Mr. Seaton, Mr. Stanski, Mr. Steuert, and all directors and executive officers as a group, are 27,274, 36,619, 99,897, 19,266, 32,477 and 275,836 shares, respectively, subject to restricted stock units vesting or options exercisable currently or within 60 days after March 8, 2013.

(2)
Combines beneficial ownership of shares of our common stock with (i) deferred directors' fees held by certain non-management directors as of March 8, 2013, in an account economically equivalent to our common stock (but payable in cash as described in "Director Compensation" on page 59 of this proxy statement), (ii) restricted stock units held by directors (which are payable in cash upon vesting of tandem restricted stock), (iii) restricted stock units held by executive officers (which are payable in shares of common stock upon vesting) and (iv) performance units held by executive officers (which are payable in cash or shares of common stock upon vesting, as elected by the executive officer). This column indicates the alignment of the named individuals and group with the interests of the company's stockholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor's common stock. The additional amounts described in clauses (i), (ii) and (iii) of this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

(3)
The percent ownership for each stockholder on March 8, 2013 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) 162,837,931 shares (the total number of shares outstanding on March 8, 2013) plus any shares acquirable (including upon exercise of stock options or vesting of restricted stock units) by that person currently or within 60 days after March 8, 2013.

(4)
This individual is also a named executive.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table contains information regarding the beneficial ownership of our common stock as of March 8, 2013 by the stockholders our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on March 8, 2013.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
JPMorgan Chase & Co.	15,956,900(1)	9.8%
BlackRock, Inc.	8,235,420(2)	5.1%

(1)
Based on information contained in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on January 15, 2013 by JPMorgan Chase & Co. ("JPMorgan"), which indicates that JPMorgan has sole voting power relative to 14,194,002 shares and sole dispositive power relative to 15,559,196 shares. The address of JPMorgan is 270 Park Avenue, New York, NY 10017.

(2)
Based on information contained in Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on January 11, 2013 by BlackRock, Inc. ("BlackRock"), which indicates that BlackRock and certain of its subsidiaries have sole voting power and sole dispositive power relative to 8,235,420 shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Fluor common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. Based solely upon a review of filings with the Securities and Exchange Commission, a review of company records and written representations by our directors and executive officers, the company believes that during 2012 Mr. O'Hare made two late filings on Form 4 relating to inter-family transfers.

OTHER BUSINESS

        The company does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

ADDITIONAL INFORMATION

Expenses of Solicitation and "Householding" of Proxy Materials

        The expense of the proxy solicitation will be paid by the company. Some officers and employees may solicit proxies personally, by telephone or electronically, without additional compensation. Georgeson & Company Inc. has been engaged to assist in the solicitation for which it will receive approximately $14,000, plus reimbursement of reasonable expenses incurred on our behalf. The company also expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the company's common stock.

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice or certain proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

The company and some brokers will be householding the Notice and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding the Notice or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another stockholder and you would prefer to receive a single copy of the Notice or proxy materials instead of multiple copies, please notify Fluor's investor relations department at (469) 398-7220, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039 or, if your shares are held in a brokerage account, your broker. The company promptly will deliver to a stockholder who received one copy of the Notice or proxy materials as the result of householding a separate copy of the Notice or proxy materials upon the stockholder's written or oral request directed to Fluor's investor relations department at (469) 398-7220, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year's Annual Meeting, you should follow the instructions provided in the Notice.

Advance Notice Procedures

        Under the company's Amended and Restated Bylaws, no nominations of directors or other business may be brought before an annual meeting by a stockholder unless written notice is delivered to the company's Secretary (containing certain information specified in the Amended and Restated Bylaws about the stockholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2014 annual meeting, between January 2, 2014 and February 1, 2014. However, in the event that the 2014 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after May 2, 2014 (the first anniversary of the 2013 Annual Meeting), then such notice must be received not earlier than the 120th day and not later than the later of the 90th day prior to the date of the 2014 annual meeting or the 10th day following the day on which public announcement of the date of the 2014 annual meeting is first made by the company. These requirements are separate from the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in the company's proxy statement. Any notices should be sent to: Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Stockholder Proposals for the 2014 Annual Meeting

        Stockholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2014 may do so by following the procedures prescribed in Rule 14a-8, under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the company's Secretary no later than November 13, 2013. Any proposals should be sent to: Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

Electronic Voting

        Use of the Internet or telephonic voting procedures described on page 87 of this proxy statement constitutes your authorization of Broadridge Financial Solutions, or in the case of shares held in company retirement plans, the trustee, to deliver a proxy card on your behalf to vote at the Annual Meeting in accordance with your Internet or telephonically communicated instructions.

 Electronic Delivery of Our Stockholder Communications

        If you received the Notice or proxy materials by mail, we strongly encourage you to conserve natural resources and reduce your company's printing and processing costs by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can submit your vote easily online. Electronic delivery can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Your electronic delivery enrollment will be effective until you cancel it. To sign up for electronic delivery, go to http://enroll.icsdelivery.com/fluor. This link is also available in the investor relations section of our website at www.fluor.com. If you have questions about electronic delivery, please call our investor relations department at (469) 398-7220.

Annual Report

        Any stockholder who would like a copy of our 2012 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Corporate Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, TX 75039. You may also obtain a copy of the Form 10-K from the investor relations section of our website at www.fluor.com by clicking on "Financial Information" and "SEC Filings."

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of printed materials?

        As permitted by U.S. Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders' receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

        The Board of Directors has set March 8, 2013 as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on March 8, 2013, you are entitled to vote at the Annual Meeting.

What are my voting rights?

        Stockholders have one vote for each share of Fluor common stock owned by them as of the close of business on March 8, 2013, the record date, with respect to all business of the meeting. There is no cumulative voting.

How many shares must be present to hold a meeting?

        On March 8, 2013, the company had 162,837,931 shares of common stock outstanding. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Fluor common stock on the record date will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (broker-held shares for which the brokers have not received voting instructions from clients and with respect to which the brokers do not have discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

How do I vote my shares?

        If you are a stockholder of record as of the record date, you may authorize the voting of your shares in any of the following ways by following the instructions in the Notice:

  •
  over the Internet at www.proxyvote.com;

  •
  telephonically by calling 1-800-690-6903; or

  •
  by completing, signing and mailing the printed proxy card, if you requested a paper copy of the proxy materials.

        Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 1, 2013.

        If the shares you own are held in "street name" by a bank, brokerage firm or other nominee, that nominee may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote online, or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so you can instruct your bank, broker or other nominee how to vote your shares.

How do I vote if my shares are held in company retirement plans?

        If you hold any shares in the company retirement plans, you are receiving, or are being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to The Northern Trust Company, as trustee of the plans. If voting instructions (or any revocation or change of voting instructions) are not received by the trustee by 5:59 p.m. Eastern Daylight Time on April 30, 2013, or if you do not provide properly completed and executed voting instructions, any shares you hold in the company retirement plans will be voted by the trustee in favor of the nine nominees for director, and in proportion to the manner in which the other company retirement plan participants vote their shares with respect to the other proposals.

What vote is required for the election of directors and the other proposals?

  Proposal 1—Election of Directors

        Each director nominee receiving the majority of votes cast (number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted in the determination of votes cast, and thus do not have an effect on the outcome of voting for directors.

  Proposals 2 and 4—Executive Compensation and Auditors

        With respect to Proposals 2 and 4, the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required. Abstentions have the same effect as a vote "against" Proposals 2 and 4, and broker non-votes do not have an effect on the outcome of these proposals. Each of these votes is advisory, and the Board will give consideration to the voting results.

  Proposal 3—Equity Plan

        With respect to Proposal 3, the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan. Abstentions have the same effect as a vote "against" the proposal and broker non-votes do not have an effect on the outcome of the proposal. In addition, the New York Stock Exchange listing standards contain separate approval requirements with respect to the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan. Under the New York Stock Exchange listing standards, approval of Proposal 3 requires the affirmative vote of the majority of votes cast, provided that the total votes cast on the proposal also represents more than 50% of all shares entitled to vote on the proposal. For purposes of the listing standards, abstentions have the same effect as a vote "against" the proposal, and broker non-votes have no effect on the outcome of the proposal because they are not considered votes cast. However, for purposes of determining whether the total votes cast represent more than 50% of all shares entitled to vote, broker non-votes are considered entitled to vote and, therefore, have the practical effect of increasing the number of affirmative votes required to achieve more than 50% of all shares entitled to vote under the New York Stock Exchange listing standards.

  Broker Discretionary Voting

        If your shares are held in street name and you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on "routine matters," including the ratification of the independent auditors

(Proposal 4). However, the proposals regarding the election of directors, advisory vote to approve executive compensation and approval of the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan are not considered "routine matters." Therefore, if you hold your shares of company common stock in street name and do not provide voting instructions to your broker, your shares will not be voted for Proposals 1, 2 and 3. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on these proposals. Please follow the instructions set forth in the Notice.

What if I do not specify how I want my shares voted?

        For shares other than shares held in the Fluor retirement plans or held in street name, if you properly submit a proxy without giving specific voting instructions, the proxyholders named therein will vote in accordance with the recommendation of the Board of Directors (1) FOR the election of the nine director nominees listed above, (2) FOR the advisory resolution to approve executive compensation, (3) FOR the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan, and (4) FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2013. As to any other business that may properly come before the meeting, the proxyholders will vote in accordance with their best judgment, although the company does not presently know of any other business.

Can I change my vote after submitting my proxy?

        Yes. For shares held of record, you may revoke your proxy or change your voting instructions by submitting a later-dated vote in person at the annual meeting, via the Internet, by telephone or by delivering written notice to the Secretary of the company at any time prior to 24 hours before the commencement of the Annual Meeting. Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. If you are a participant in Fluor's retirement plans, you may revoke your proxy and change your vote, but only until 5:59 p.m. Eastern Daylight Time on April 30, 2013. If the shares you own are held in "street name" by a bank, brokerage firm or other nominee, you should contact that nominee if you wish to revoke or change previously given voting instructions.

How can I attend the meeting?

        You may be asked to present valid picture identification, such as a driver's license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership.

        Please let us know whether you plan to attend the meeting by responding affirmatively when prompted during telephone or Internet voting or by marking the attendance box on the proxy card.

Carlos M. Hernandez Senior Vice President, Chief Legal Officer and Secretary

March 13, 2013
Irving, Texas

Annex A

FLUOR CORPORATION
AMENDED AND RESTATED
2008 EXECUTIVE PERFORMANCE INCENTIVE PLAN

SECTION 1. Purpose of Plan

        The purpose of the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan (the "Plan") is to enable the Company, as defined in Section 2.2(a)(ii) hereof, to attract, retain and motivate its officers, executives, management and other key personnel, to further align the interests of such persons with those of the stockholders of the Company, by providing for or increasing their proprietary interest in the Company, and to help promote a pay-for-performance linkage for such persons.

SECTION 2. Administration of the Plan

        2.1    Composition of Committee.    The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company and/or by the Board of Directors of the Company (the "Board of Directors") or another committee of the Board of Directors, as appointed from time to time by the Board of Directors (any such administrative body, the "Committee"). The Board of Directors shall fill vacancies on, and may remove from or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. If an award granted under the Plan (an "Award") is intended to satisfy the conditions of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), then approval of such grant shall be required to be made solely by Committee members who are "outside directors" as described in the Treasury regulations under Code Section 162(m). To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the Board of Directors action shall control.

        2.2    Powers of the Committee.    Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

          (a)   to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan: (i) the term "fair market value" shall mean, as of any date, the closing price per share at which the Shares (as defined in Section 3.1 hereof) are sold in the regular way on the New York Stock Exchange or, if no Shares are traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares are traded on the New York Stock Exchange; and (ii) the term "Company" shall mean Fluor Corporation, a Delaware corporation, and its subsidiaries and affiliates, unless the context otherwise requires.

          (b)   to determine which persons are Eligible Employees (as defined in Section 4 hereof), to which of such Eligible Employees, if any, Awards shall be granted hereunder, to make Awards under the Plan and to determine the terms of such Awards and the timing of any such Awards;

          (c)   to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

          (d)   to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

          (e)   to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

          (f)    to determine the extent to which adjustments are required pursuant to Section 13 hereof;

          (g)   to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Plan, Participants (as defined in Section 4 hereof) and the Company;

          (h)   to approve corrections in the documentation or administration of any Award; and

          (i)    to make all other determinations deemed necessary or advisable for the administration of the Plan.

        2.3    Determinations of the Committee.    All decisions, determinations and interpretations by the Committee or the Board of Directors regarding the Plan shall be final and binding on all Eligible Employees and Participants (as defined in Section 4 hereof). The Committee or the Board of Directors, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

        2.4    Delegation of Authority.    Notwithstanding the foregoing and to the extent consistent with applicable law, the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Company (who may but need not be members of the Committee) or officers of the Company (who may but need not be members of the Board of Directors), and may delegate to any such Subcommittee(s) the authority to grant Awards (as defined below) under the Plan to Eligible Employees (as defined below) who are not Section 16 officers of the Company, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it; provided, however, that if the Subcommittee is composed of one or more officers of the Company who are not members of the Board of Directors, the resolution so authorizing such Subcommittee shall specify the total number of shares subject to such Awards (if any) such Subcommittee may award pursuant to such delegated authority. Any action taken by a Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

        2.5    Execution of Document and Provision of Assistance.    The Committee hereby designates the Secretary of the Company and the head of the Company's human resource function to assist the Committee in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company. In addition, the Committee may designate other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

        2.6    Uniformity Not Required.    The terms and conditions that apply to Awards (including but not limited to the forms of award agreements) need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

SECTION 3. Stock Subject to Plan

        3.1    Aggregate Limits.    Subject to adjustment as provided in Section 13, at any time, the aggregate number of shares of the Company's common stock, $0.01 par value ("Shares"), issued pursuant to all

Awards granted under this Plan shall not exceed 23,000,000 (which represents 11,000,000 Shares originally provided for in the Plan, plus an additional 12,000,000 Shares added pursuant to this amendment and restatement), plus the number of Shares subject to awards outstanding as of May 7, 2008, under the Company's 2000 Executive Performance Incentive Plan, the Company's 2001 Key Employee Performance Incentive Plan and the Company's 2003 Executive Performance Incentive Plan (collectively, the "Prior Plans"), but which shares are not thereafter issued upon exercise or settlement of such awards. Any Shares issued under Stock Options or Stock Appreciation Rights (each as defined below) shall be counted against the number of Shares issuable under the Plan on a one-for-one basis and any Shares issued pursuant to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as (i) 1.75 Shares for every one (1) Share subject to such Award granted under this Plan prior to March 7, 2013 and (ii) 2.25 Shares for every one (1) Share subject to such Award granted under this Plan on or after March 7, 2013. Shares of common stock subject to awards under the Prior Plans that, after May 7, 2008, are canceled, expired, forfeited or otherwise not issued under the Prior Plans or settled in cash shall be added to the number of Shares issuable under the Plan as one (1) Share if such shares were subject to options or stock appreciation rights granted under the Prior Plans, and as 1.75 Shares if such shares were subject to awards other than options or stock appreciation rights granted under the Prior Plans. The Shares to be utilized in the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. The aggregate number of Shares that may be issued pursuant to the exercise of ISOs (as defined below) granted under this Plan shall not exceed 23,000,000, which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an incentive stock option under Section 422 of the Code.

        3.2    Code Section 162(m) Limits.    The aggregate number of Shares subject to Stock Options or Stock Appreciation Rights granted under this Plan during any calendar year to any one Eligible Employee shall not exceed 1,125,000. The aggregate number of Shares issuable with respect to any Restricted Stock Awards, Incentive Awards denominated in Shares or Stock Unit Awards (other than Shares issued or issuable upon exercise of Stock Options or Stock Appreciation Rights) granted under this Plan during any calendar year to any one Eligible Employee shall not exceed 375,000. Notwithstanding anything to the contrary in the Plan, (i) the foregoing limitations shall be subject to adjustment under Section 13 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m) and (ii) with respect to awards to newly-hired employees in connection with the commencement of their employment, the limits shall be two times the amounts set forth in this Section 3.2.

        3.3    Issuance of Shares.    For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan (or an award under any of the Prior Plans) may not again be made available for issuance under this Plan if such Shares are: (i) Shares that were subject to a Stock Option or Stock Appreciation Right (or a stock option or stock appreciation right under the Prior Plans) and were not issued upon the net settlement or net exercise of such Award, (ii) Shares delivered to or withheld by the Company to pay the exercise price of a Stock Option (or a stock option granted under the Prior Plans), (iii) Shares delivered to or withheld by the Company to pay the withholding taxes (A) related to any Stock Option or Stock Appreciation Right vesting on or after March 7, 2013 and (B) related to any Award (including awards under the Prior Plans) vesting prior to March 7, 2013, or (iv) Shares repurchased on the open market with the proceeds of a Stock Option (or stock option granted under the Prior Plans) exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan. Any Shares that again become available for grant pursuant to this Section 3.3 shall be added back as (i) one Share if such Shares were subject to Stock Options or Stock Appreciation Rights granted under the

Plan, (ii) 1.75 Shares if such Shares were subject to Awards other than Stock Options or Stock Appreciation Rights granted under the Plan prior to March 7, 2013 and (iii) 2.25 Shares if such Shares were subject to Awards other than Stock Options or Stock Appreciation Rights granted under the Plan on or after March 7, 2013.

        3.4    Substitute Awards.    Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to an Eligible Employee in any calendar year. Additionally, in the event that a company acquired by the Company or any subsidiary, or with which the Company or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination. For purposes of this Section 3.4. "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines.

SECTION 4. Persons Eligible Under Plan

        Any person who is (i) an employee of the Company, (ii) a prospective employee of the Company, (iii) a consultant to the Company, or (iv) an advisor of the Company (each, an "Eligible Employee") shall be eligible to be considered for the grant of Awards. For purposes of this Plan, the Chairman of the Board's status as an employee shall be determined by the Board of Directors. A "Participant" is any Eligible Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 11.1.

SECTION 5. Plan Awards

        5.1    Award Types.    The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Employees and to confer certain benefits to them ("Awards"). The following types of Awards are authorized under the Plan if granted according to the terms and conditions of the Plan: Stock Option (including incentive stock options), Stock Appreciation Right, Restricted Stock, Incentive and Stock Unit. These authorized types of Awards are defined as follows:

          Stock Option Award: A Stock Option is a right granted under Section 6 of this Plan to purchase a specified number of Shares at a specified exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the "Option Agreement"). Stock Options intended to qualify as incentive stock options ("ISOs") pursuant to Code Section 422 and Stock Options that are not intended to qualify as ISOs ("Non-Qualified Stock Options" or "NQSOs") may be granted.

          Stock Appreciation Right Award: A Stock Appreciation Right is a right granted pursuant to Section 7 of this Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the "Stock Appreciation Right Agreement").

          Restricted Stock Award: A Restricted Stock Award is an award of Shares made under Section 8 of this Plan, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award (the "Restricted Stock Agreement").

          Incentive Award: An Incentive Award is a bonus opportunity awarded under Section 9 of this Plan pursuant to which a Participant may become entitled to receive an amount payable either in cash, Shares or other property based on satisfaction of such performance criteria as are specified in the document(s) evidencing the Award (the "Incentive Bonus Agreement").

          Stock Unit Award: A Stock Unit Award is an award of a right to receive the fair market value of a specified number of Shares made under Section 10 of this Plan, the grant, issuance price, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award (the "Stock Unit Agreement").

        5.2    Grants of Awards.    An Award may consist of one or two or more Award types made in any combination or in the alternative.

SECTION 6. Stock Option Awards

        The Committee may grant a Stock Option or provide for the grant of a Stock Option, in the discretion of the Committee or automatically upon the occurrence of specified events previously established by the Committee including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within any person's control.

        6.1    Option Agreement.    Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Stock Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Stock Option, (d) such terms and conditions of exercisability as may be determined by the Committee, (e) any restrictions on the transfer of the Stock Option, (f) forfeiture provisions, and (g) such further terms and conditions, consistent with the Plan as may be determined by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Code Section 422.

        6.2    Stock Option Price.    The purchase price per Share of the Shares subject to each Stock Option granted under the Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Stock Option is granted, except that the Committee may specifically provide that (i) to the extent consistent with Section 409A of the Code, "fair market value", solely for purposes of determining the purchase price per share for Stock Options, may be determined using an average selling or closing price of the Shares during a specified period that is within 30 days before through 30 days after the date the Stock Option is granted and (ii) the exercise price of a Stock Option may be higher or lower in the case of a Stock Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired. The assumption and substitution of options shall not result in discounted options subject to Section 409A.

        6.3    Stock Option Term.    The "term" of each Stock Option granted under the Plan, including any ISOs, shall be stated in the Option Agreement but may not exceed ten (10) years from the date of its grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Option (i) the exercise of the Stock Option, other than an ISO, is prohibited by applicable law or (ii) Shares may not be purchased or sold by the applicable Eligible Employee due to the "black-out period" of a Company policy or a "lock-up" agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

        6.4    Stock Option Vesting.    Stock Options granted under the Plan shall be exercisable at such time and in such manner prior to the expiration of the Stock Option's term as determined in the sole discretion of the Committee and evidenced in the terms of the Option Agreement. The Committee shall have the right to make the timing of the ability to exercise any Stock Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Stock Option, limited by the fact that a Stock Option shall first become exercisable upon satisfaction of such performance requirements as deemed appropriate by the Committee but in no case shall such Stock Option become fully exercisable prior to the twelfth (12th) month following its date of grant, other than as a result of the Participant's death, disability, termination of employment or a change of control of the Company.

        6.5    Option Exercise.

          (a)    Partial Exercise.    An exercisable Stock Option may be exercised in whole or in part. However, a Stock Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, that any partial exercise must be for a minimum number of whole Shares.

          (b)    Manner of Exercise.    An exercisable Stock Option shall be deemed exercised (in whole or in part) only upon delivery to the Company representative designated by the Committee all of the following: (i) a notice of exercise (in such form as the Committee authorizes) specifying the number of Shares to be purchased by the Participant; (ii) payment or provision for payment of the exercise price (in compliance with Section 6.5(c) hereof) for such number of Shares; (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other Federal, state or foreign securities laws or regulations; (iv) in the event that the Stock Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option; and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for tax withholding. Unless provided otherwise by the Committee, no Participant shall have any right as a stockholder with respect to any Shares purchased pursuant to any Stock Option until the registration of Shares in the name of the Participant, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

          (c)    Payment of Exercise Price.    To the extent authorized by the Committee, the exercise price of a Stock Option may be paid at the time established by the terms of the Option Agreement or at the time of exercise of the Stock Option in one or more of the following methods: (i) cash or certified or cashiers' check; (ii) shares of Company capital stock that have been held by the Participant for such period of time as the Committee may specify; (iii) other property deemed acceptable by the Committee; (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Stock Option; (v) a broker-assisted cashless exercise program established by the Company or (vi) any combination of (i) through (v).

        6.6    ISO Limits.    ISOs may be granted only to Eligible Employees who are employees of the Company (or of any subsidiary corporation (within the meaning of Section 424 of the Code) of the Corporation or any joint venture operation or joint venture partner of the Company or its subsidiaries) on the date of grant. The aggregate fair market value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Company)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that if such limitation is exceeded, any Stock Options on Shares in excess of such limitation shall be deemed to be NQSOs. All ISOs must be granted within ten years from the date the Plan was last approved by the Company's stockholders. In the case of an ISO granted to an Eligible Employee who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary, then: the exercise price per share shall be no less than 110% of the fair market value of one Share on the date of grant; and the term of the ISO shall not exceed five years from the date the ISO is granted. ISOs shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code.

        6.7    No Repricing without Stockholder Approval.    Other than in connection with a change in the Company's capitalization (as described in Section 13) the exercise price of an outstanding Stock Option may not be reduced after the date of grant nor may any outstanding Stock Option with an exercise price in excess of fair market value be surrendered to the Company as consideration for cash, the grant of a new Stock Option with a lower exercise price or the grant of another Award without stockholder approval.

SECTION 7. Stock Appreciation Right Awards

        Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem Stock Appreciation Rights") or not in conjunction with other Awards ("freestanding Stock Appreciation Rights") and may, but need not, relate to a specific Stock Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding Stock Appreciation Rights shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6 and all tandem Stock Appreciation Rights shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee and set forth in the applicable award agreement. Other than in connection with a change in the Company's capitalization (as described in Section 13) the exercise price of Stock Appreciation Rights may not be reduced after the date of grant nor may any outstanding Stock Appreciation Right with an exercise price in excess of fair market value be surrendered to the Company as consideration for cash, the grant of a new Stock Appreciation Right with a lower exercise price or the grant of another Award.

SECTION 8. Restricted Stock Awards

        Restricted Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

        8.1    Restricted Stock Award.    Each Restricted Stock Award shall reflect, to the extent applicable (a) the number of Shares subject to such Award or a formula for determining such, (b) the time or times at which Shares shall be granted or issued and/or become retainable or vested, and the conditions or restrictions on such Shares, (c) the performance criteria and required level of achievement relative to these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (d) the measuring period for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions consistent with the Plan as may be determined from time to time by the Committee.

        8.2    Performance and Other Criteria.    The grant, issuance, retention and/or vesting of each Restricted Stock Award may be subject to such performance and other criteria and required level of achievement relative to these criteria as the Committee shall determine, which criteria may be based on business performance, personal performance evaluations and/or completion of a specified period of service by the Participant. The grant, issuance, retention, vesting and/or settlement of any such Restricted Stock Award that is based on performance criteria and level of achievement relative to such criteria will be subject to a performance period of not less than one year, and the grant, issuance, retention, vesting and/or settlement of any such Restricted Stock Award that is based solely upon continued service and/or the passage of time may not vest or be settled in full prior to the thirty-sixth month following its date of grant, but may be subject to pro-rata vesting over such period, in each case, other than as a result of the Participant's death, disability or termination of employment, or a change of control of the Company.

        Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Section 11.2 hereof) selected by the Committee.

        8.3    Timing of Award.    The Committee shall determine all specifics concerning the timing of any Restricted Stock Award.

        8.4    Discretionary Adjustments.    Notwithstanding satisfaction of any required period of service or performance goals, the number of Shares granted, issued, retainable and/or vested under a Restricted Stock Award based on either business performance or personal performance evaluations may be reduced (or, with respect to awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, increased) by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9. Incentive Awards

        Each Incentive Award will confer upon the Eligible Employee the opportunity to earn a future payment tied to a specified level of achievement with respect to one or more performance criteria for a specific performance period of not less than one year.

        9.1    Incentive Award.    Each Incentive Award shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Award, (b) the performance criteria and required level of achievement relative to these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for establishing the amount of any payment, (d) the vesting of the Incentive Award, (e) restrictions on the alienation or transfer of the Incentive Award prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, consistent with the Plan as may be determined by the Committee. In establishing the provisions of Incentive Awards, the Committee may refer to categories of such Awards as parts of "Programs" or "Plans", which names will not affect the applicability of this Plan. The maximum amount payable pursuant to that portion of an Incentive Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed Ten Million Dollars ($10,000,000), except with respect to Incentive Awards granted under this Plan to a new employee in connection with the commencement of their employment, in which case the maximum amount shall not exceed Twenty Million Dollars ($20,000,000).

        9.2    Performance Criteria.    The Committee shall establish the performance criteria and required level of achievement relative to these criteria which shall determine the target, minimum and maximum amount payable under an Incentive Award, which criteria may be based on business performance and/or personal performance evaluations. The Committee may specify the amount or percentage of the target Incentive Award that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

        Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Section 11.2 hereof) selected by the Committee and specified at the time required under Code Section 162(m).

        9.3    Timing and Form of Payment.    An Incentive Award will be paid in a single lump sum payment in the year following vesting, but no later than 2 1/2 months following the year of vesting. The Committee may permit a Participant or the Company to elect for the payment of any Incentive Award to be deferred to a specified date or event in accordance with an election made pursuant to the Fluor Executive 409A Deferred Compensation Program. The Committee may specify the form of payment of Incentive Awards, which may be cash, shares, or other property.

        9.4    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Award based on either business performance or personal performance evaluations may be reduced (or, with respect to awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, increased) by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 10. Stock Units

        10.1    Stock Units.    A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one Share, also sometimes referred to as a "restricted unit" or "shadow stock". Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

        10.2    Stock Unit Awards.    Each Stock Unit Award shall reflect, to the extent applicable (a) the number of Stock Units subject to such Award or a formula for determining such, (b) the time or times at which Stock Units shall be granted and/or become vested, and the conditions or restrictions on such Stock Units, (c) the performance criteria and required level of achievement relative to these criteria which shall determine the number of Stock Units granted, issued, retainable and/or vested, (d) the measuring period for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined by the Committee.

        10.3    Performance and Other Criteria.    The grant, issuance, retention and or vesting of each Stock Unit may be subject to such performance and other criteria and required level of achievement relative to these criteria as the Committee shall determine, which criteria may be based on business performance, personal performance evaluations and/or completion of a specified period of service by the Participant. The grant, issuance, retention, vesting and/or settlement of any such Stock Unit that is based on performance criteria and level of achievement relative to such criteria will be subject to a performance period of not less than one year.

        Notwithstanding anything to the contrary herein, the performance criteria for any Stock Unit that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria

(as defined in Section 11.2 hereof) selected by the Committee and specified at the time the Stock Unit is granted.

        10.4    Timing of Award.    The Committee shall determine all specifics concerning the timing of any Stock Unit Award.

        10.5    Settlement of Stock Units.    The Committee may provide for Stock Units to be settled in cash and/or Shares. A Stock Unit Award will be settled in a single lump sum payment of cash and/or Shares in the calendar year following vesting, but no later than 2 1/2 months following the end of the calendar year of vesting. The Committee may permit a Participant or the Company to elect for the settlement of any Stock Unit Award to be deferred to a specified date or event in accordance with an election made pursuant to the Fluor Executive 409A Deferred Compensation Program. The amount of cash or Shares, to be distributed may, if the Stock Unit Agreement provides, be increased by an interest factor or by dividend equivalents, as the case may be, which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 13.

        10.6    Discretionary Adjustments.    Notwithstanding satisfaction of any required period of service or performance goals, the number of Stock Units granted, issued, retainable and/or vested under a Stock Unit Award due to business performance or personal performance evaluations may be reduced (or, with respect to awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, increased) by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 11. Other Provisions Applicable to Awards

        11.1    Transferability.    Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to an Award or any Shares issued under an Award. During a Participant's lifetime, Stock Options and Stock Appreciation Rights may only be exercised by the Participant.

        The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant's "immediate family", as such term is defined under Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

        11.2    Qualifying Performance Criteria.    For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow (including operating cash flow or free cash flow); (b) earnings (including gross margin, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), and net earnings); (c) earnings per share; (d) stock price; (e) return on equity; (f) total stockholder return; (g) return on capital or return on invested capital (ROIC); (h) return on assets or net assets or return on assets employed (ROAE); (i) return on investment; (j) revenue; (k) income or net income; (l) operating income or net operating income; (m) operating profit or net operating profit; (n) operating margin; (o) return on operating revenue; (p) market share; (q) contract awards or backlog; (r) overhead or other expense reduction or cost savings; (s) credit rating; (t) strategic plan development and implementation; (u) succession plan development and implementation; (v) retention of executive talent; (w) workforce diversity; (x) return on average stockholders' equity relative to the Ten Year Treasury Yield (as hereinafter defined) or any similar, independent benchmark; (y) safety records; (z) corporate tax savings; (aa) corporate cost of capital reduction; (bb) capital resource management plan development and implementation; (cc) internal financial controls plan development and implementation; (dd) investor relations program development and implementation; (ee) corporate relations program development and implementation; (ff) executive performance plan development and implementation; (gg) tax provision rate for financial statement purposes; (hh) cash flow return on investment (CFROI); (ii) warranted equity value (WEV); (jj) project gross margin (PGM) in earnings and in contract awards; (kk) project gross margin percentage in earnings and contract awards; (ll) project working capital; (mm) cost of cash; (nn) overhead leverage; (oo) ratio of earnings to fixed charges; and (pp) debt as a percentage of total capitalization.

        To the extent provided for by the Committee at the time an Award is granted, the Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to account for any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; and (e) any extraordinary, non-recurring or other unusual items, either as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

        The term "Ten Year Treasury Yield" shall mean, for any fiscal period, the daily average percent per annum yield for U.S. Government Securities—10 year Treasury constant maturities, as published in the Federal Reserve statistical release or any equivalent publication.

        Prior to the payment of any Award intended to qualify as "performance-based compensation" under Code Section 162(m) the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where the criteria relate solely to the increase in the value of the Company's Common Stock).

        With respect to any Award that is intended to satisfy the conditions for "performance-based compensation" under Code Section 162(m): (a) the Committee shall interpret the Plan in light of Code Section 162(m) and the regulations thereunder; and (b) such Award shall not be paid until the Committee shall first have certified that the Qualifying Performance Criteria have been satisfied.

        11.3    Dividends.    Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under any Award on account of cash dividends which may be paid or other rights which may be issued to the holders of Shares prior to their issuance under the Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to an Award that has not vested or been issued or that is subject to any restrictions or conditions on the record date for dividends; provided, however, that in no event will dividend equivalents be paid in respect of Stock Options or Stock Appreciation Rights or be paid currently to holders of unearned performance-based Awards.

        11.4    Voting Rights.    Prior to the vesting of the Shares underlying a Restricted Stock Award, Participants who hold a Restricted Stock Award shall have the right to vote such underlying Shares as the record owners thereof, and Participants who hold Stock Units shall not have voting rights with respect to the underlying Shares.

        11.5    Agreements Evidencing Awards.    The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or its delegate(s), except to the extent prohibited under applicable law, may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's effectiveness that such agreement be executed by the Participant and that the Participant agree to such further terms and conditions as specified in the agreement. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement evidencing such Award.

        11.6    Tandem Stock or Cash Rights.    Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a provision thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; provided, however, that the number of such rights granted under any Award shall not exceed the per Eligible Employee share limitation for such Award as set forth in Section 3.2.

SECTION 12. Deferred Payments and No Deferral of Stock Option or SAR Gains.

        Subject to the terms and conditions of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion. Notwithstanding the foregoing, deferral of Stock Option or SAR gains shall not be permitted under the Plan, and in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee.

SECTION 13. Changes in Capital Structure

        If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to outstanding Awards under this Plan and the exercise or settlement price of such Awards; provided, however, that any such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify (A) as an ISO under Code Section 422, (B) as exempt from coverage under Code Section 409A, or (C) as "performance based compensation" under Code

Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 14. Change of Control

        14.1    Effect of Change of Control.    The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction, or upon termination of the Eligible Employee's employment within twenty-four (24) months following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the Participant's ability to exercise any portion of the Option not previously exercisable; (b) in the case of an Incentive Award, the right to receive a payment equal to the target amount payable or a payment based on performance (or amounts accrued) through a date determined by the Committee prior to the Change of Control; and (c) in the case of Shares issued in payment of any Incentive Award, and/or in the case of Restricted Stock or Stock Units, the lapse and expiration of any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award. Notwithstanding anything herein to the contrary, in no event shall any accelerated vesting of an Award in connection with a Change of Control or Change of Control Transaction be effective unless the Change of Control or intended or expected Change of Control, as applicable, is consummated.

        14.2    Definitions.    Unless the Committee or the Board shall provide otherwise, "Change of Control" shall mean an occurrence of any of the following events: (a) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; (b) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; or (c) such other events as the Committee or the Board from time to time may specify. "Change of Control Transaction" shall include any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction that is intended to or reasonably expected to result in a Change of Control.

SECTION 15. Compensation Recoupment Policy

        Subject to the terms and conditions of the Plan, the Committee may provide that any Participant and/or any Award, including any Shares subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

SECTION 16. Taxes

        16.1    Withholding Requirements.    The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Eligible Employee or Participant, as appropriate, for any taxes required as a result of any Awards granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such requirements.

        16.2    Payment of Withholding Taxes.    Notwithstanding the terms of Section 16.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the required withholding for taxes by the Company or, if permitted by the Committee, desired to be withheld by the Participant, in connection with the exercise of a Stock Option or Stock Appreciation Right or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company with cash or shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and are subject to Committee approval.

SECTION 17. Effective Date, Amendments and Termination

        17.1    Effectiveness and Expiration of Plan.    The Plan was adopted by the Board on February 6, 2013 and will become effective when it is approved by the Company's stockholders. No Stock Option Award, Stock Appreciation Right Award, Restricted Stock Award, Incentive Award or Stock Unit Award shall be granted pursuant to the Plan more than ten (10) years after the effective date of the Plan.

        17.2    Amendment and Termination.    The Board of Directors may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but any such amendment shall be subject to approval of the stockholders of the Company to the extent required by law or by any applicable listing standard of the New York Stock Exchange or other securities exchange or stock market where the Company has listed the Shares. In addition, unless approved by a majority of the stockholders of the Company present in person or by proxy and actually voting, no such amendment shall be made that would:

          (a)   materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 13 ("Changes in Capital Structure");

          (b)   reduce the price at which Stock Options or Stock Appreciation Rights may be granted, as described in Section 6.2;

          (c)   reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights, as described in Section 6.7 and Section 7;

          (d)   extend the term of the Plan; or

          (e)   change the class of persons eligible to be Participants.

After the date of a Change of Control, no amendment to the Plan or any agreement evidencing an Award made under the Plan shall be effected that impairs the rights of any Award holder, without such holder's consent, under any Award granted prior to the date of the Change of Control.

SECTION 18. Compliance with Other Laws and Regulations

        The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable Federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any Federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

        No Stock Option or Stock Appreciation Right shall be exercisable unless a registration statement with respect to the Stock Option or Stock Appreciation Right has been made and is in effect or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment.

SECTION 19. Award Grants by Subsidiaries

        In the case of a grant of an Award to any Participant employed by a subsidiary or affiliate, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the subsidiary or affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary or affiliate will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the subsidiary or affiliate and shall be deemed granted on such date as the Committee shall determine.

SECTION 20. Miscellaneous

        20.1    Rights as Stockholder.    Except as otherwise provided herein, a Participant shall have no rights as a holder of Shares with respect to Awards hereunder, unless and until the Participant becomes registered as a holder of Shares on the records of the Company and/or any transfer agent or other administrator designated by the Company from time to time.

        20.2    No Right to Company Employment.    Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence by the Participant receiving the Award.

        20.3    Funding of Plan.    The Plan is intended to be an unfunded plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

        20.4    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        20.5    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

        20.6    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        20.7    Rules of Construction.    Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term "including" shall be deemed to include the words "including without limitation."

        20.8    No Liability of the Company.    The Company and any subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

        20.9    Non-Exclusivity of the Plan.    Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        20.10    Governing Law.    This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable Federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Directions to the
Fluor Corporation 2013 Annual Meeting of Stockholders

Thursday, May 2, 2013, beginning at 9:00 a.m. Central Daylight Time
Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039

NORTH
121
97
Freeport Parkway
N Belt Line Road
North Lake
N MacArthur Blvd
35E
635
Lyndon B. Johnson Freeway
Line Road
International Pkwy
114
W Royal Line
John W Carpenter Fwy
Kinwest Pkwy
W Royal Line
Las Colinas Blvd
Riverside Dr
Fluor Dr
Colwell Blvd
W Royal Line
President George Bush Turnpike
Las Colinas Blvd
Dallas Fort Worth Airport
Airfield Drive
W Walnut Hill Lane
N MacArthur Blvd
Hidden Ridge
348
Stemmons Fwy
W Northwest Hwy
N O'Connor Road
East Las Colinas Blvd
Marsh Lane
W Northwest Hwy
12
Northgate Dr
E John W Carpenter Fwy
Lemmon Ave
Love Field Airport
161
S Belt Line Road
N Story Road
University of Dallas
482
Stemmons Fwy
Texas Stadium
Cedar Springs Road
183
W Airport Fwy
E Airport Fwy
Regal Row
N MacArthur Blvd
W Mockingbird Ln
Irving Blvd
W Mockingbird Ln
Inwood Road
Stemmons Fwy
Fluor Corporation
6700 Las Colinas Boulevard, Irving, Texas 75039
(469) 398-7000
CA20100087

From DFW Airport:	From Love Field:
Leaving the airport, take the north exit	Leaving the airport, turn right on Mockingbird Ln.
Travel east on TX 114	Travel west on TX 183 to TX 114 W
Take the MacArthur Blvd. exit and turn left	Take the MacArthur Blvd. exit and turn right
Turn right onto Fluor Drive	Turn right onto Fluor Drive
End at Fluor Corporation entrance	End at Fluor Corporation entrance

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000163473_1 R1.0.0.51160 FLUOR CORPORATION ATTN DAWN STOUT E-3L 6700 LAS COLINAS BVD. IRVING, TX 75039 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 P.M. Eastern Time on April 30, 2013 (benefit plan shares) or 11:59 P.M. Eastern Time on May 1, 2013 (registered shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 5:59 P.M. Eastern Time on April 30, 2013 (for shares allocable to a benefit plan account) or 11:59 P.M. Eastern Time on May 1, 2013 (for registered shares). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors A Peter K. Barker B Alan M. Bennett C Rosemary T. Berkery D James T. Hackett E Kent Kresa F Dean R. O'Hare G Armando J. Olivera H David T. Seaton I Nader H. Sultan The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. An advisory vote to approve the company's executive compensation. 3. The approval of our Amended and Restated 2008 Executive Performance Incentive Plan. 4. The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013. NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000163473_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . FLUOR CORPORATION Annual Meeting of Stockholders This proxy is solicited by the Board of Directors The undersigned, a stockholder of Fluor Corporation, a Delaware corporation, revoking any proxy previously given, hereby constitutes and appoints C.M. Hernandez and E.P. Helm, or either of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of common stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Stockholders of Fluor Corporation, on Thursday, May 2, 2013 at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side of this proxy card and upon such other matters as may be properly presented. If you are a stockholder of record, this proxy card when properly executed will be voted as directed by the undersigned stockholder and in accordance with the discretion of the proxies as to any other matters that are properly presented. If no such direction is made, this proxy card will be voted FOR the election of the nine nominees for director, FOR the advisory resolution to approve the company's executive compensation, FOR the approval of our Amended and Restated 2008 Executive Performance Incentive Plan, and FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013. If you are a participant in a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary (the "Company Retirement Plans"), this proxy represents the number of Fluor Corporation shares allocable to that plan account as well as other shares registered in your name. As a participant in and a named fiduciary under the Company Retirement Plans, you have the right to direct the Northern Trust Company, as trustee, how to vote the shares of Fluor Corporation allocated to the plan account as well as a portion of any shares for which no timely voting instructions are received from other participants with respect to Proposals 2-4. If the trustee does not receive voting instructions from you by 5:59 p.m. Eastern Daylight Time on April 30, 2013, the trustee will vote FOR the nominees for Director in Proposal 1 and, with respect to Proposals 2-4, will vote the shares allocated to the plan account in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee's duties. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion. Continued and to be signed on reverse side 2013 Annual Meeting of Stockholders May 2, 2013 You are cordially invited to attend the 2013 Annual Meeting of Stockholders which will be held on Thursday, May 2, 2013, beginning at 9:00 a.m. Central Daylight Time at Fluor Corporation Headquarters 6700 Las Colinas Blvd. Irving, TX 7509 A map is included on the last page of the proxy statement. ADMITTANCE TICKET This ticket entitles you, the stockholder, to attend the 2013 Annual Meeting. Please bring it with you. Only stockholders with this ticket, valid identification and proof of stock ownership will be admitted. We look forward to welcoming you on Thursday, May 2, 2013. FLUOR CORPORATION